                               SCHEDULE 14A



                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. 3)


    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

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                              JKC GROUP, INC.

                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                                 JKC GROUP, INC.


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                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

Dear Shareholders:

         You are cordially invited to attend a special meeting of our shareholders to vote on a proposal to approve our acquisition of Magic Lantern Communications Ltd., a Canadian distributor of educational content("MLC"). We are also soliciting shareholder approval for related proposals to approve a stock option plan for management of MLC and its subsidiaries (the "Lantern Group") and for a charter amendment to change our name to MAGIC LANTERN CORPORATION. The accompanying proxy statement describes the proposals and the reasons for their recommendation by our board of directors. It also provides information about the reconstitution of our board of directors upon closing of the proposed acquisition. The record date for shareholders entitled to vote at the meeting is September 20, 2002. Information about the special meeting and the proposals is summarized below.

                                 SPECIAL MEETING

DATE:   November __, 2002  PLACE: Mahoney Cohen & Company, CPA, P.C.
TIME:   9:00 a.m.                 111 West 40th Street, 12th Floor, New York, NY



                            PROPOSALS TO BE VOTED ON


ITEM 1. Issuance of 29,750,000        ITEM 2. Charter amendment to change
        shares of common stock                corporate name
        for the acquisition of        ITEM 3. Adoption of 2002 Stock Option Plan
        the Lantern Group



By order of the Board of Directors
                                          Richard Siskind,
October __, 2002                          President and Chief Executive Officer


                                            CONTENTS OF PROXY STATEMENT

ITEM                                               PAGE  ITEM                                             PAGE
----                                               ----  ----                                             ----

General Information..................................1    Directors and Officers of the Company............21
Summary Term Sheet...................................2    Principal Shareholders...........................27
Background of the Proposals..........................3    Certain Transactions.............................27
Proposal 1 - Acquisition of the Lantern Group........4    Business of the Lantern Group....................28
Proposal 2 - Change in Corporate Name...............15    Incorporation of Documents by Reference..........38
Proposal 3 - Lantern Stock Option Plan..............15    Additional Information...........................38
Business of the Company.............................17    Financial Information...........................F-1

                                 JKC GROUP, INC.

PRELIMINARY COPY
--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------


                               GENERAL INFORMATION

INTRODUCTION


         This proxy statement was prepared by management of JKC Group, Inc., formerly named Stage II Apparel Corp. (the "Company"), and was first mailed to our shareholders on October __, 2002. The purpose of this proxy statement is to solicit votes on three related proposals to be brought before a special meeting of our shareholders (the "Proposals") on November __, 2002 or any adjournment. The Proposals involve our pending acquisition of Magic Lantern Communications, Ltd., a Canadian distributor of educational content ("MLC"), our adoption of a stock option plan (the "Lantern Option Plan") for management of MLC and its subsidiaries (the "Lantern Group") and a charter amendment to change our name to MAGIC LANTERN CORPORATION (the "Name Change"). This proxy statement describes the Proposals and the reasons for their recommendation by our board of directors (the "Board"). The Proposals described in this proxy statement are the only matters to be voted on at the meeting. If other matters are raised at the meeting, they will not be considered to be properly presented.


VOTING ON THE PROPOSALS


         You can vote your shares if you held them on the record date of September 20, 2002. On that date, there were 36,347,267 shares of our common stock outstanding. Additional information about our shares is included in this proxy statements under the caption "Background of the Proposals - Trading Range of Our Common Stock." Each common share outstanding on the record date gets one vote on each Proposal. Approval of Proposal 3 for the Name Change requires affirmative votes from holders of a majority of our shares outstanding on the record date for the special meeting, and approval of Proposals 1 and 2 for the Lantern Group acquisition and for the Lantern Option Plan requires affirmative votes by holders of a majority of the shares voting in person or by proxy at the special meeting. The Proposals for the Name Change and the Lantern Option Plan will not be implemented, even if approved by our shareholders, unless the Proposal for our acquisition of the Lantern Group is approved and the acquisition is consummated.


         Your vote at the meeting is important to us. Please vote your shares of common stock by completing the accompanying proxy card and returning it in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as instructed on the card. If you do not indicate your vote on a Proposal, the proxyholders will vote in favor of the Proposal. You can change your vote any time before the meeting by returning a new proxy card or revoking a previously mailed proxy card by notice to the Company's secretary. Our address is JKC Group, Inc., 1385 Broadway, 24th Floor, New York, NY 10018, and our telephone number is (212) 840-0880. You can also attend the special meeting and vote your shares in person, even if you have previously submitted a proxy card.

         We will hold the special meeting on the scheduled date as long as holders of a majority of the shares entitled to vote return signed proxy cards or attend the meeting. We will count your shares toward this quorum requirement as long as we receive your signed proxy card, even if you vote to abstain on all Proposals or fail to vote. If your shares are held in "street name" by a broker, bank or other nominee, they should give you instructions for voting the shares. Usually, they will vote the shares on your behalf and at your direction. Your broker or other nominee may refrain from voting your shares held in its street name if you do not tell the nominee how to vote those shares. In that case, they will be treated as broker nonvotes. Any broker nonvotes will count for the quorum requirement but not for approval of any Proposal. See "Additional Information."

VOTING BY AFFILIATES

         Approximately 83% of our common stock outstanding on the record date is owned by Alpha Omega Group, Inc., a private investor group ("AOG"). See "Background of the Proposals - Equity Infusion." An additional

5% of our common stock outstanding on that date is held by our officers and directors. See "Principal Shareholders." AOG and the Company's officers and directors have indicated that they intend to vote their shares for the approval of all three Proposals. Accordingly, approval of the Proposals is assured.

FORWARD LOOKING STATEMENTS

         This proxy statement includes forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") relating to matters such as anticipated operating and financial performance, business prospects, developments and results of the Company and the Lantern Group. Actual performance, prospects, developments and results may differ materially from anticipated results due to economic conditions and other risks, uncertainties and circumstances partly or totally outside the control of the Company, including fluctuations in market demand for products or services, changes in future cost of sales, performance risks and uncertainties in the availability and cost of capital. Words like "anticipate," "expect," "intend," "plan" and similar expressions are intended to identify forward looking statements, all of which are subject to these risks and uncertainties.

                               SUMMARY TERM SHEET

         The following points highlight what we believe are the most material terms and features of the Proposals. The points are provided only as an introduction to the more detailed discussions in the cross referenced sections of this proxy statement.

PROPOSED ACQUISITION OF THE LANTERN GROUP


o STRUCTURE OF THE ACQUISITION. The Company and our wholly owned Canadian subsidiary (the "Acquisition Sub") are parties to a stock purchase agreement entered in August 2002 (the "Purchase Agreement") for our purchase of the Lantern Group from Zi Corporation ("Zi"). To facilitate Zi's tax planning for the transaction, the Purchase Agreement provides for the Acquisition
   Sub to purchase from Zi all the outstanding capital stock of MagicVision Media Inc., MLC's parent holding company ("MagicVision"). See "Proposal 1 - Acquisition of the Lantern Group - Terms of the Purchase Agreement."


o PURCHASE PRICE. Our purchase price for the acquisition will be a three-year promissory note of the Company in the principal amount of $3,000,000 (the "JKC Note") and either 29,750,000 shares of our common stock (the "JKC Shares") or, at Zi's election, preferred stock of the Acquisition Sub exchangeable for the JKC Shares ("Exchangeable Shares"). The JKC Shares will represent 45% of our currently outstanding shares. Additional stock and cash consideration or offsets up to $1,000,000 against the JKC Note are provided under earnout and claw-back arrangements based on post-acquisition operating results. See "Proposal 1 - Acquisition of the Lantern Group - Terms of the Purchase Agreement."

o BUSINESS OF THE LANTERN GROUP. Founded in 1975, MLC is a leading Canadian distributor of educational and learning content in video and other electronic formats. MLC also provides Internet based educational content on a subscription basis through a wholly owned subsidiary and digital video encoding services on a fee basis through a 75% owned subsidiary. See "Business of the Lantern Group."

o BUSINESS RISKS. Both the Company and the Lantern Group have a history of losses. See "Background of the Proposals - Business Redirection" and "Business of the Lantern Group." Our ability to achieve profitable operations through ownership of the Lantern Group could be adversely affected by a number of business risks, including delays or inefficiencies in the development cycle for the Lantern Group's new products and services, lack of sponsor or consumer acceptance of those products and services, inability to penetrate new geographic markets, competition and changing technology. See "Proposal 1 - Acquisition of the Lantern Group - Risk Factors."

o DETERMINATION OF THE PURCHASE PRICE. In determining the purchase price, our Board relied primarily on its evaluation of the market and revenue growth potential of the Lantern Group over the next two years to derive a fair market valuation of the enterprise. The Board also evaluated the relative contributions of the Company and the Lantern Group to the value of the combined enterprise. We did not retain a financial advisor to evaluate the fairness of the transaction to our current shareholders from a financial point of view. See "Proposal 1 - Acquisition of the Lantern Group - Determination of the Purchase Price."

o OTHER CLOSING TRANSACTIONS. The Purchase Agreement also provides for various related transactions at the closing of the Lantern Group acquisition (the "Closing"). They include the addition of three Zi designees to our Board (the "Board Reconstitution"), the amendment of our charter to implement the Name Change and approval of a Lantern Option Plan by our shareholders. See "Proposal 1 - Acquisition of the Lantern Group - Terms of the Purchase Agreement," "Proposal 2 - Change in Corporate Name" and Proposal 3 - Lantern Stock Option Plan."

NAME CHANGE

o Our Board believes the corporate identity of our consolidated enterprise after the Lantern Group acquisition will be enhanced by adopting a compatible corporate name for the Company. The name "MAGIC LANTERN CORPORATION" was selected for that purpose. See "Proposal 2 - Change in Corporate Name."

LANTERN OPTION PLAN

o The Lantern Option Plan provides for our grant of options to employees of the Lantern Group and directors of the Company for the purchase of up to 4,500,000 shares of our common stock at exercise prices equal to its market price at the time options are granted. If all options available under the Lantern Option Plan are granted and exercised, the acquired shares will represent 6% of our common stock to be outstanding after giving effect to the issuance of the JKC Shares. See "Proposal 3 - Lantern Option Plan - Terms of the Lantern Option Plan."

                           BACKGROUND OF THE PROPOSALS

THE COMPANY

         The Company was incorporated in New York in March 1980 and completed an initial public offering of common stock in October 1987. Our common stock is listed on the American Stock Exchange (the "AMEX") under the trading symbol JKC. We file periodic reports and other information under the Exchange Act with the Securities and Exchange Commission (the "SEC") and the AMEX. See "Additional Information." The Company was engaged for over 20 years primarily as a distributor of proprietary and licensed brandname casual apparel, activewear and collection sportswear for men and boys. In response to a decline in our apparel distribution operations, we elected to contract those operations during the last two years as part of a strategy of reducing the costs and inventory risks associated with our historical core business and repositioning the Company through one or more acquisitions, with a view toward expanding existing licensing operations and adding compatible business lines (the "Business Redirection").

BUSINESS REDIRECTION

         LICENSING. To initiate our Business Redirection, we granted an exclusive license to a large apparel company in October 1999 for domestic distribution of boys' sportswear lines under our CROSS COLOURS label. In January 2001, we entered into our first international licensing arrangement with a Japanese apparel company for sales of men's and ladies' apparel under the CROSS COLOURS brand throughout Japan and its territories and possessions. In view of timing requirements for the introduction of new apparel lines, our licensing program alone was not expected to reverse our financial downturn in the near term. In addition to inherent timing constraints, we were faced with unanticipated performance defaults by our domestic licensee early in 2000. In February 2001, the Company brought an action for unpaid royalties against the licensee. Although the litigation was settled in April 2002 for $535,000, the absence of the anticipated revenue stream during the first two years of the license substantially impaired our financial flexibility for executing our planned Business Redirection.

         EQUITY INFUSION. To address these developments, our management entered into various discussions in 2001 for a potential strategic alliance or equity infusion. Those discussions culminated in August 2001 with the execution of a stock purchase agreement with AOG (the "AOG Agreement") for the issuance of 30 million shares of our common stock to AOG at $.05 per share or a total of $1.5 million. The AOG Agreement also provided for related closing transactions (the "AOG Transactions"), including the reconstitution of our Board to include three designees of AOG, an increase in our authorized common stock to 100 million shares, a change in our name to "JKC GROUP, INC." and a related change in the AMEX trading symbol for our common stock to "JKC," effective April 18, 2002, transitional services from members of existing management and repricing of outstanding stock options.

         The AOG Transactions were approved by our shareholders at a special meeting on December 27, 2001 and were completed on April 16, 2002 following AMEX approval of our additional listing application for the new shares. AOG has advised us that it used working capital to fund its investment in the Company. The shares acquired by AOG and an additional 2.1 million shares issued to its advisor as part of the AOG Transactions represent 83% and 6%, respectively, of our common stock outstanding after the closing under the AOG Agreement. In addition to the equity infusion, the reconstitution of our Board with AOG designees as part of the AOG Transactions added substantial expertise to assist in our planned Business Redirection.

         PROPOSED LANTERN GROUP ACQUISITION. Following the closing under the AOG Agreement, we continued to explore potential acquisition opportunities satisfying the goals of our planned Business Redirection. On June 5, 2002, we entered into a letter of intent with Zi for our purchase of the Lantern Group (the "Lantern LOI"). The Purchase Agreement formalizing the terms of the Lantern LOI was executed by the Company, the Acquisition Sub and Zi on August 2, 2002. It provides for our acquisition of the Lantern Group through the purchase from Zi of all the outstanding capital stock of MagicVision (the "MagicVision Shares") in consideration for the JKC Note in the principal amount of $3,000,000 and 29,750,000 shares of the Acquisition Sub's Exchangeable Shares. The Exchangeable Shares are exchangeable for the same number of shares of the Company's common stock, which will represent 45% of our currently outstanding shares. Zi may elect prior Closing to receive the JKC Shares from the Company instead of the Exchangeable Shares. Additional stock and cash consideration or offsets up to $1,000,000 against the JKC Note are provided for under earnout and claw-back arrangements based on post-acquisition operating results. The Closing is subject to various conditions, including approval of the Proposals by our shareholders, completion of due diligence and approval of our additional listing application for the JKC Shares by the AMEX. See "Proposal 1 - Acquisition of the Lantern Group - Terms of the Purchase Agreement."

         AMEX LISTING. In March 2002, we were advised by the AMEX that our common stock will be subject to delisting proceedings unless we submit an acceptable plan for regaining compliance with the applicable shareholders' equity requirement of $4 million by September 30, 2002. We submitted a response to the AMEX in April 2002 with the first phase of our plan for regaining compliance with the listing standards. That phase was completed on April 16, 2002 with the $1.5 million equity infusion under the AOG Agreement. In June 2002, we received an extension for continuation of our AMEX listing based on the second phase of our plan for increasing our shareholders' equity through the proposed Lantern Group acquisition. If timely completed, the acquisition will increase our shareholders' equity substantially above $4 million and satisfy our plan for regaining compliance with AMEX standards for the continued listing of our common stock. If we fail to progress with or complete the planned acquisition or any comparable alternative for increasing our shareholders' equity to that level by the filing date for our quarterly report on Form 10-Q for the quarter ending September 30, 2002, our common stock will be subject to delisting by the AMEX.

         TRADING RANGE OF OUR COMMON STOCK. The following table sets forth, for the periods indicated, the high and low sales prices of our common stock as reported on the AMEX.

                                             MARKET PRICES
                                         -------------------
                                         HIGH            LOW
                                      --------        --------
 2001:

 First quarter........................$    .56        $    .31
 Second quarter.......................     .75             .25
 Third quarter........................     .49             .15
 Fourth quarter.......................     .40             .20

 2002:

 First quarter........................$    .31        $    .12
 Second quarter.......................    1.25             .25
 Third quarter........................     .98             .48


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

                  PROPOSAL 1 - ACQUISITION OF THE LANTERN GROUP

TERMS OF THE PURCHASE AGREEMENT

         PURCHASE PRICE. The Purchase Agreement provides for the Company's acquisition of the Lantern Group through our purchase of the MagicVision Shares from Zi. MagicVison is a wholly owned Ontario subsidiary of Zi organized as MLC's parent holding company. The purchase price for the acquisition consists of the JKC Note in the principal amount of $3,000,000 and 29,750,000 Exchangeable Shares of the Acquisition Sub or, at Zi's election, the same number of JKC Shares, which will represent 45% of our outstanding common stock. Additional stock and cash consideration will be payable if operating results of the Lantern Group meet revenue and cash flow targets for the first twelve months (the "Performance Period") after the Closing.

         JKC NOTE. The JKC Note issuable by the Company to Zi at the Closing represents 25% of the purchase price for the Lantern Group. It will be payable in full on the third anniversary of the Closing. Outstanding principal of the JKC Note will bear interest at the rate of 5% per annum. Accrued interest on the JKC Note will be payable at the end of the sixth calendar quarter after the Closing and thereafter in equal quarterly installments at the end of each calendar quarter in which any principal of the JKC Note remains outstanding. The JKC Note may be prepaid by the Company at any time without penalty or premium and is subject to offsets if performance criteria are not met. See "Claw-Back" below.

         EXCHANGEABLE SHARES. The Exchangeable Shares issuable by the Acquisition Sub to Zi at the Closing represent 75% of the purchase price for the Lantern Group. The rights, privileges, restrictions and conditions of the Exchangeable Shares will be provided in the Acquisition Sub's articles of incorporation (the "Exchangeable Share Provisions"). The Exchangeable Share Provisions will be implemented under a Voting and Exchange Trust Agreement (the "Trust Agreement") to be entered at the Closing among the Company, the Acquisition Sub, Zi and a trustee (the "Trustee") and a related Support Agreement to be entered at the Closing between the Company and the Acquisition Sub (the "Support Agreement"). We will be required by these agreements to issue the 29,750,000 JKC Shares to the Trustee at Closing, and thereafter to facilitate the Acquisition Sub's performance of the Exchangeable Share Provisions. Under the Trust Agreement, the JKC Shares will be held of record by the Trustee for the benefit of Zi and any other holder of Exchangeable Shares, voted by the Trustee as directed by those holders on any matters brought to a vote of our shareholders and transferred of record to those holders, on a share-for share basis, upon any exchange or redemption of the holder's Exchangeable Shares. The Purchase Agreement also affords Zi the right to receive the JKC Shares directly at Closing instead of the Exchangeable Shares. As of the date of this proxy statement, Zi has not made that election and has advised us that its determination will be based on tax considerations at the time of the Closing.

         EARNOUT. If operations of the Lantern Group during the Performance Period generate total revenues ("Lantern Revenues") exceeding $12,222,500 and earnings before interest, taxes, depreciation and amortization exceeding $3,000,000, Zi will be entitled to additional consideration equal to 50% percent of all Lantern Group revenues for the Performance Period in excess of $12,222,500 (the "Earnout"), up to a maximum Earnout of $2,930,000. Any Earnout entitlement will be payable partly in cash and partly in common stock of the Company, valued for this purpose at $.31 per share ("Earnout Shares"), as follows:

         AMOUNT OF              PORTION PAYABLE         PORTION PAYABLE IN
          EARNOUT                   IN CASH               EARNOUT SHARES
        ----------              ---------------         ------------------
     Up to $1,860,000                50%                        50%
    Between $1,860,000
      and $2,930,000                 100%                        0%

         Based on this allocation, Zi will be entitled to a maximum of 3,000,000 Earnout Shares, which would increase its interest in the Company to 47.4% based on total shares outstanding at the time of the Closing. Any Earnout Shares due under the Earnout provisions of the Purchase Agreement will be issuable to Zi within 90 days after the end of the Performance Period. If the Company's cash position as of the end of the Performance Period exceeds $4,000,000, any cash due under the Earnout provisions will also be payable within 90 days after the end of the Performance Period. Otherwise, the cash Earnout will be payable in four equal quarterly installments over a one-year period, commencing 90 days after the Company first meets the $4,000,000 cash balance threshold. If cash

Earnout payments are deferred more than one year after the end of the Performance Period, interest on the obligation will accrue at the rate of 5% per annum.

         CLAW-BACK. If Lantern Revenues during the Performance Period are less than $5,000,000, the Company will be entitled to offset the amount of the shortfall up to $1,000,000 against the principal amount of the JKC Note.

         NEW OPTION PLAN. The Purchase Agreement provides for our adoption of the Lantern Option Plan, which authorizes the grant of options to purchase an aggregate of up to 4,500,000 shares of our common stock. Eligible participants include all present and future employees of the Lantern Group and directors of the Company. If all the available options are granted and fully exercised, the acquired shares will represent 6% of our common stock to be outstanding after giving effect to the issuance of the JKC Shares. See "Proposal 3 - Lantern Option Plan."

         REGISTRATION RIGHTS. The Purchase Agreement provides for the Company to file registration statements with the SEC under the Securities Act of 1933 within 90 days after the Closing to register any future resales by the holders of the JKC Shares, the Earnout Shares and the common stock issuable upon exercise of options granted under the Lantern Option Plan. The Company's registration undertakings will be governed by a Registration Rights Agreement to be entered with Zi at the Closing.

         ACCOUNTING TREATMENT. We will account for our acquisition under the purchase method. As of the Closing, we will allocate the purchase price for the acquired businesses among their assets and liabilities. For this purpose, the JKC Shares issuable under the Purchase Agreement will be valued based on their closing price immediately preceding the date we entered into the Lantern LOI. Based on the market price of $.31 per share for our common stock at that time, our total purchase price without regard to the Earnout will be $12,222,500, of which approximately $8,668,000 will be allocated to good will based on preliminary valuations. See "Financial Information - Unaudited Pro Forma Consolidated Financial Statements."

         TAX TREATMENT. We expect to file an election under section 338 of the Internal Revenue Code for our acquisition of the Lantern Group. This will enable us treat the transaction for federal income tax purposes as if it were structured as an acquisition of the Lantern Group's assets rather than the stock of MLC.

         BOARD RECONSTITUTION. In view of the substantial interest in the Company to be owned beneficially by Zi after the Closing, the Purchase Agreement provides for our Board to add three new seats and appoint three designees of Zi (the "ZI DESIGNEES") to fill the resulting vacancies on the Board. Although shareholder approval of the Zi Designees is not among the Proposals, the following summary of their business experience and background is provided in accordance with Rule 14f-1 under the Exchange Act.

         o HOWARD BALLOCH has served as a director of Zi and Chairman of its Oztime subsidiary since August 2001. Mr. Balloch was Canada's Ambassador to China for more than five years, retiring from the Canadian Foreign Service in August 2001.

         o MICHAEL R. MACKENZIE has served a s a director of Zi since June 2001. Mr. MacKenzie has been the Director General and Managing Partner of Champagne Jacquesson & Fils, Dizy since 1998. He. was the Director of Jefferies Pacific Limited, Hong Kong, from 1994 to 1997 and is the Chairman of Mayfair Cellars Group, London and of Tasmanian Vineyards Pty. Mr. MacKenzie has served as director of three of Zi's Bermuda subsidiaries since July 2000 and as a Director of The Lindsell Train Investment Trust PLC since 2000.

         o MICHAEL LOBSINGER has been chief executive officer of Zi since 1993 and President of Zi from 1993 to 2000. Mr. Lobsinger has also served as a director of Zi since 1987. Prior to joining Zi, he was engaged in various entrepreneurial ventures in real estate development, mining projects and the oil and gas industry.

         MANAGEMENT REALIGNMENT. The Purchase Agreement provides for our officers other than Richard Siskind, our President and Chief Executive Officer, to resign at the Closing and for our Board to appoint the incumbent officers of the Lantern Group to their respective positions with the Company (the "Management Realignment"). Information about the Lantern Group's incumbent officers is provided elsewhere in this proxy statement under the caption "Business of the Lantern Group - Executive Officers."

         CONDITIONS TO CLOSING BY THE COMPANY. Our obligation to consummate the transactions contemplated by the Purchase Agreement (the "Lantern Transactions") is subject to the following conditions:

         o No breach of the covenants or representations and warranties of Zi in the Purchase Agreement;

         o Absence of any injunction, proceeding, event or condition that would prohibit Zi from completing the Lantern Transactions or that either had or would likely have a material adverse effect on the operations, prospects or financial condition of the Lantern Group, and receipt by Zi of any written consents required for its completion of the Lantern Transactions;

         o Receipt from Zi of any documents required for us to file a timely election under section 338 of the Internal Revenue Code for our acquisition of the Lantern Group;

         o Conversion of MLC's indebtedness and payables to Zi and its affiliates into equity;

         o Cash and cash equivalents of the Lantern Group in the estimated amount of $300,000 at Closing; and

         o Receipt from Zi of an officer's certificate confirming its satisfaction of the foregoing conditions.

         CONDITIONS TO CLOSING BY ZI. The obligation of Zi to consummate the Lantern Transactions is subject to the following conditions:

         o        Approval of the Proposals by our shareholders;

         o No breach of our covenants or representations and warranties in the Purchase Agreement;

         o Absence of any injunction, proceeding, event or condition that would prohibit us from completing the Lantern Transactions or that either had or would likely have a material adverse effect on our operations, prospects or financial condition, and receipt by the Company of any written consents required for our completion of the Lantern Transactions;

         o Implementation of the Board Reconstitution, the Management Realignment; the Name Change and the Lantern Option Plan and, if Zi elects to receive the Exchangeable Shares rather than the JKC Shares, execution of the Trust Agreement and the Support Agreement by the Company;

         o Approval by the AMEX of our additional listing application for the JKC Shares and Earnout Shares, and no delisting of our common stock by the AMEX; and

         o Receipt from the Company of an officer's certificate confirming our satisfaction of the foregoing conditions.

         POST CLOSING COVENANTS. The Purchase Agreement includes the following covenants to take effect after the Closing:

         o BUSINESS COMBINATIONS. Because the Board's approval of the Lantern Transactions has the effect of waiving certain protections against future business combinations with interested shareholders under the Company's certificate of incorporation and the New York Business Corporation Law, the Purchase Agreement prohibits Zi from voting the JKC Shares or taking any other action to approve a business combination involving the Company and any affiliate of Zi unless the effective consideration per share of the Company's common stock to be received by our other shareholders in the transaction complies in all material respects with any applicable requirements of New York law regarding the fairness of transactions between a corporation and a controlling stockholder. This will not apply to a merger or consolidation of the Company with one of its subsidiaries that does not have the effect of increasing the percentage ownership of Zi and its affiliates in the surviving corporation. However, in any business combination transaction within three years after the Closing, regardless of the form, if the consideration to be received in the transaction on an equivalent per share basis is less than $.31 per share of our common stock, the transaction must first be approved by a majority of our minority shareholders.

         o DELAWARE REINCORPORATION. The Purchase Agreement provides for our undertaking to solicit shareholder approval at our next annual meeting for the reincorporation of the Company in Delaware and to use our best efforts to complete a reincorporating merger for that purpose as soon as practicable after obtaining the required approval. Our Board agreed to this undertaking because it believes reincorporation in Delaware will enhance our ability to attract and retain qualified members to the Board and encourage our directors to continue to make independent decisions in good faith on behalf of the Company due to the increased flexibility and predictability afforded by Delaware law. It may also enable us to compete more effectively with other public companies, most of which are incorporated in Delaware in response to the favorable corporate environment afforded by Delaware law.

TAX EFFECT ON SHAREHOLDERS

         Consummation of the Lantern Transactions will not be a taxable event for our existing shareholders or otherwise change the tax treatment of their investment in the Company.

REGULATORY APPROVALS

         Issuance of the JKC Shares and any Earnout Shares requires approval of our additional listing application for the new shares by the AMEX. See "Terms of the Purchase Agreement - Conditions to Closing by Zi" above. No other federal or state regulatory requirements or approvals will be required for our acquisition of the Lantern Group.

TERMINATION OF THE PURCHASE AGREEMENT

         Any termination of the Purchase Agreement will be without liability to the terminating party as long as that party had satisfied its own closing conditions.

TRANSACTION COSTS

         Each party to the Purchase Agreement will be required to bear its own transaction costs whether the Lantern Transactions are consummated or the Purchase Agreement is terminated.

BUSINESS OF THE LANTERN GROUP

         Founded in 1975, the Lantern Group is a Canadian distributor of educational and learning content in video and other electronic formats. MLC has exclusive distribution rights to over 300 film producers representing over 14,000 titles, and its customers include 9,000 out of 12,000 English speaking schools in Canada. Its library includes content from numerous producers, including Disney Educational, Annenberg / CPB and CTV Television. Tutorbuddy Inc., a 100% owned subsidiary of MLC to be acquired as part of the Lantern Transactions ("Tutorbuddy"), is an Internet-enabled provider of content and related educational services on-demand to students, teachers and parents. Sonoptic Technologies Inc., a 75% owned subsidiary of MLC ("Sonoptic"), provides digital video encoding services and has developed a proprietary videobase indexing software that allows users to aggregate, bookmark, re-sort and add their own comment boxes to existing content. "See "Business of the Lantern Group."

         MLC was acquired in October 1996 by NTN Interactive Network Inc. ("NTN"). In March 2002, members of MLC's management formed MagicVision to acquire 100% of MLC's capital stock from NTN and contemporaneously sold their interests to Zi for $1,359,000 (including transaction costs) plus 100,000 common shares of Zi valued at $499,000. See "Financial Information." The Lantern Group is headquartered near Toronto, Canada with offices in Saint John, New Brunswick and Vancouver, British Columbia. The principal executive offices of the Lantern Group are located at 1075 North Service Road, W., Suite 27, Oakville, Ontario, Canada L6M 2G2, and its telephone number is (905) 827-2755.

RISK FACTORS

         RECURRING LOSSES. The Lantern Group has a history of losses and may continue to incur losses from operations after its acquisition by the Company. For its last three fiscal years, the Lantern Group incurred net losses aggregating $1.2 million, and its net loss for the ten-month fiscal period ended June 30, 2002 was $1.1 million. These losses primarily reflect its selling, general and administrative ("SG&A") expenses generally in excess of gross profit levels. Those expenses were incurred by the Lantern Group in expanding and marketing MLC's video library and in developing and marketing the products and services of its subsidiaries. The business plan for the Lantern Group contemplates expansion efforts that will entail substantial SG&A and related expenditures without any assurance of deriving profits from operations. See "Business of the Lantern Group" and "Financial Information." Our ability to achieve profitable operations through ownership of the Lantern Group could be adversely affected by delays or inefficiencies in the development cycle for its new products and services, inability to penetrate new geographic markets, lack of sponsor or consumer acceptance of those products and services, competition and changing technology.

         RISKS OF FINANCIAL LEVERAGE. Because the Lantern Group is significantly leveraged and the JKC Note will increase consolidated debt by $3 million, our ability to achieve profitability after the Closing could be impaired by our debt service obligations. As of June 30, 2002, the Lantern Group had $675,000 of long term debt (including $176,500 to be contributed to equity by Zi) and $817,500 of current liabilities. See "Business of the Lantern Group" and "Financial Information." Our ability to repay obligations assumed and incurred in the Lantern Transactions will be primarily dependent on the Lantern Group's future performance or our ability to raise equity capital on acceptable terms. Certain of the Lantern Group's outstanding obligations are secured by various assets. Upon any repayment default on those obligations, the creditors would be entitled to seek foreclosure sales of the collateral, potentially requiring the obligor to liquidate or seek protection under the bankruptcy laws. In that event, our shareholders could expect to lose a proportionate part of their investment in the Company.

         RISK OF INADEQUATE FINANCIAL RESOURCES. Execution of the Lantern Group's business plan could be impaired by inadequate financial resources. Sonoptic's business in particular requires ongoing upgrades to components and facilities as new technologies emerge. To maintain leading-edge technical solutions for new media and remain competitive, Sonoptic requires significant capital expenditure on an ongoing basis. The Lantern Group had negative working capital of $252,000 at June 30, 2002, without regard to receivable collection risks, and will be dependent on our cash and cash equivalents for its near-term working capital requirements after the Closing. See "Business of the Lantern Group - Management's Discussion and Analysis of the Lantern Group's Financial Condition and Results of Operations." We expect our cash position to decline to approximately $750,000 by the time of the Closing See "Business of the Company - Management's Discussion and Analysis of the Company's Financial Condition and Results of Operations." Other than our cash and cash equivalents, there are currently no commitments from any sources to provide us with any financing after the Closing. In the absence of substantial increases in Lantern Group revenues, our cash and cash equivalents are expected to be allocated in part to retire outstanding payables and the balance to fund ongoing efforts to expand the Lantern Group's products and services to new markets. If those efforts fail to achieve revenue growth targets, our contributed working capital will likely be expended before the end of 2003. In that event, we will be required to either limit future development and marketing activities or raise additional equity capital or incur more debt to continue financing those activities. The issuance of additional equity could be dilutive to existing shareholders, and the alternative of financing development through borrowings could reduce our operating flexibility and weaken our consolidated financial condition.

         RISK OF CUSTOMER BUDGET REDUCTIONS. Our goal of maintaining the Lantern Group's existing customer base and extending its products and services to new markets could be hampered by cash constraints affecting both current and prospective customers. Educational video products are acquired mainly by libraries and schools in MLC's existing Canadian markets. These institutions represent 80% of MLC's current customer base. They are funded by government and are therefore subject to reductions or re-allocation of funding, either of which could adversely affect the Lantern Group's prospects for profitability. Similar constraints could impair our efforts to expand the Lantern Groups customer base to new markets.

         UNCERTAINTIES IN PRODUCT AND MARKET EXPANSION PLANS. Our planned expansion of Lantern Group operations after the Closing could also be adversely affected by many of the technological, business and financial risks inherent in the commercialization of new products for markets in which we are not an established participant. The success of the Lantern Group's e-education offerings in these markets will depend not only on securing sponsorship or licensing arrangements with educational organizations outside of Canada, but also on the willingness of teachers, students and their parents to utilize these resources. We could encounter resistance to implementation of Lantern Group offerings and technology for any number of fiscal, cultural or political reasons beyond our control. These factors make the ultimate success of the Lantern Group's plans for expanding its offerings and markets highly uncertain.

         RISK OF INADEQUATE MARKETING RESOURCES. The limited exposure of the Lantern Group to e-education markets outside Canada could impair our ability to penetrate those markets. In the absence of substantial market penetration, our consolidated operations after the Closing may fail to generate sufficient sponsorship, licensing or subscription fees to attain profitability. While we will seek to develop relationships with distributors and other intermediaries to facilitate marketing arrangements for the Lantern Group's products and services in those markets, we expect to remain primarily dependent on the Lantern Group's own limited marketing resources for executing our expansion plans. Although Zi has offices Beijing and Hong Kong supporting relationship's that could facilitate theses efforts in China, we have no commitment from Zi to actively assist the Lantern Group penetrate those markets after the Closing.

         VALUATION UNCERTAINTIES. The methodology used by our Board to determine an appropriate purchase price for the Lantern Group required assumptions and judgments inherently subject to varying degrees of uncertainty, which could result in an overvaluation with dilutive effects on current shareholders and the value of our common stock. Our purchase price for the Lantern Group was based primarily on anticipated revenue growth for the acquired business despite a 14% decline in its fiscal 2001 revenues from fiscal 2000 levels. Uncertainties in our revenue and valuation models were increased with interim fiscal 2002 results, including a 32% decline in revenues to $1.8 million for the ten-month fiscal period ended June 30, 2002 from $2.6 million for the same period in 2001. The Purchase Agreement provides an incentive for Zi to assist in the Lantern Group's expansion plans in the form of the Earnout if our expectations for revenue growth during the Performance Period are exceeded but no downward adjustment to the purchase price unless Lantern Revenues during the Performance Period are less than $5 million. See "Terms of the Purchase Agreement - Earnout" and "- Claw-Back" above.

         RISK OF TECHNOLOGICAL OBSOLESCENCE. The e-education marketplace is characterized by rapid technological changes that could put the Lantern Group at a competitive disadvantage and hamper our expansion plans for the acquired business. MLC currently relies primarily on its video cassette library of licensed educational content, with secondary emphasis on web-based delivery services being developed and marketed by Tutorbuddy. See "Business of the Lantern Group." E-education products and services using different or better integrated platforms could be introduced and established in markets outside Canada before MLC's expansion plans are implemented and before market acceptance is achieved for Tutorbuddy's services. Developers of similar products and services have experienced time lags of one year or more between commencement of marketing activities through the completion of field trials and ultimate sales or subscriptions. If similar or longer delays are encountered in our efforts to implement the Lantern Group's business plan, we could face the risk of technological obsolescence, adversely affecting our prospects for market penetration and profitability.

         DEPENDENCE ON LICENSED CONTENT. Because the Lantern Group relies on licensed content for its e-education offerings, its business is subject to the risk of license terminations or adverse changes in license renewal terms as well as the risk of intense competition in markets where its rights to licensed content are non-exclusive. The Lantern Group believes its e-education offerings are distinguished in large part by the popularity of its video library. This content is distributed by the Lantern Group under licenses from numerous producers, including Disney Educational, Annenberg / CPB and CTV. Most of the distribution agreements are renewable, and some condition renewal on minimum annual royalty payments from MLC ranging from approximately $3,000 to $15,000. These thresholds generally increase for each successive contract year. The distribution agreements also provide the producers with termination rights if MLC defaults on these obligations or fails to comply with other provisions of the agreements. The agreements run for various periods and are generally renewable. If MLC is unable to obtain renewals or replacements on comparable terms, acceptance of its offerings could be severely impaired. In addition, although its distribution agreements generally provide MLC with excusive rights to licensed content for dissemination to e-education markets in Canada, it generally has no exclusivity for other geographic territories. This could enable its competitors to penetrate markets otherwise accessible to the Lantern Group.

         LACK OF CONTROL OVER LICENSED CONTENT. Because MLC distributes educational videos created by unaffiliated producers, it does not control the quantity or quality of the productions, any reduction in which could cause customer dissatisfaction and result in the loss of market share.

         COMPETITION. The intensely competitive and fragmented nature of the e-education industry creates various market risks that could impair the Lantern Group's ability to retain and expand its current markets and market share. Principal competitors of the Lantern Group currently include multi-national and regional firms offering services, systems and platforms through established Internet sites or proprietary networks. In addition, many educational organizations provide a broad range of educational data base resources without charge. Most of these competitors have substantially greater financial, technical, marketing and deployment resources than we can anticipate after the Closing. Many of these competitors particularly in markets outside Canada have the added advantage of offering a greater diversity of products and services with a substantial installed customer base. These competitors could control these markets before we obtain any meaningful market share, adversely affecting our prospects for market penetration and profitability.

         DEPENDENCE ON THE INTERNET AND COMPUTER SYSTEMS. The Lantern Group's ability to expand its delivery platforms and penetrate new markets could be frustrated without continued growth in the use and efficient operation of the Internet. Web-based markets for information, products and services are new and rapidly evolving. If Internet usage does not continue to grow or increases more slowly than anticipated, we could be unable to secure new sponsorship and subscription arrangements for the Lantern Group's offerings. To the extent its business relies on web-based delivery platforms, the Lantern Group will also be dependent on adequate network infrastructure, consistent quality of service and availability to customers of cost-effective, high-speed Internet access. If systems maintained by the Lantern Group cannot meet customer demand for access and reliability, these requirements will not be satisfied, and customer satisfaction could degrade substantially, adversely affecting our prospects for market penetration and profitability. In addition, Tutorbuddy's planned launch of its Internet-based content delivery service for students, teachers and parents is subject to the risk of failing to complete all aspects of the service on schedule. Moreover, the novelty of the service makes it difficult to predict product acceptance. Pricing models for both schools and homes have been based on current delivery (or bandwidth) costs and external market research. Tutorbuddy cannot control delivery costs or provide any assurance that its pricing for the service will be broadly accepted.

         REGULATORY RISKS. The Lantern Group's dependence on the Internet for growth in its markets and market share makes our operations after the Closing susceptible to Internet-related regulatory risks and uncertainties. The laws governing the Internet remain largely unsettled, even in areas where there have been legislative initiatives. It may take years to determine whether and how Internet services are affected by existing laws, including those governing intellectual property, privacy, libel, product liability and taxation. Future legislation or judicial precedents could reduce Internet use generally and decrease its acceptance as a communications and commercial medium, adversely affecting our prospects after the Closing.

         RISKS ASSOCIATED WITH DEPENDENCE ON KEY PERSONNEL. Execution of the Lantern Group's business plan will be severely hampered unless we are able to attract and retain highly skilled technical, managerial and marketing personnel for that purpose. Current compensation and benefit levels could contribute to the loss or reduced productivity of personnel and impair the Lantern Group's ability to attract new personnel, either of which could have a material adverse affect on our operations and financial prospects after completing the Lantern Transaction. In addition, Sonoptic's operations require specific skills for digital encoding of analog video and indexing and managing digital video content. Specialized training must take place in the workplace, requiring an ongoing investment to effectively integrate new employees and assist existing staff attain the most up-to-date skills. Because demand for these skills is high in its competitive environment, Sonoptic in particular risks losing staff and its investment in developing their skills to larger firms with greater resources.

         CONTROL BY ZI. Our current shareholders other than AOG will have no control over matters submitted for shareholder approval after the Closing. As a result of the Lantern Transactions, Zi will own Exchangeable Shares or, at its election, JKC Shares entitling it in either case to voting control over 45% of our common stock, with the possibility of increasing its interest in the Company to 47.4% through the Earnout based on total shares outstanding at the time of the Closing. See "Terms of the Purchase Agreement - Exchangeable Shares" above. After the Closing, most matters submitted to a vote of our shareholders will continue to require affirmative vote by holders of a majority of the votes cast, or a majority of the outstanding common stock in the case of a charter amendment or a plurality of the votes cast for each nominee in the case of a Board election. Accordingly, our current shareholders other than AOG will be unable to control the outcome of any proposed merger or other extraordinary transaction, the election of any Board members or any other aspects of corporate governance after the Closing, and the voting power to determine these matters will be shared by Zi and AOG. See "Principal Shareholders."

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

         The following table sets forth a summary of historical and pro forma financial information for the Company as of the dates and for the periods indicated. Except as otherwise noted, the historical financial information presented below is derived from the audited Financial Statements of the Company included at the end of this proxy statement. See "Financial Information." This information should be read in conjunction with those Financial Statements, the accompanying Notes and the information provided later in this proxy statement under the caption "Business of the

Company - Management's Discussion and Analysis of the Company's Financial Condition and Results of Operations.".

         The summary pro forma financial information presented below gives effect to the Lantern Transactions and the AOG Transactions as of the beginning of each period reported in the Pro Forma Summary of Operations and as of the balance sheet date for the Pro Forma Summary Balance Sheet Data. This information is unaudited and should be read in conjunction with the Consolidated Financial Statements of the Lantern Group and the related Notes thereto as well as the Unaudited Pro Forma Consolidated Financial Statements of the Company and the related Notes thereto included at the end of this proxy statement. See "Financial Information." This information does purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained if those transactions had been completed as of the assumed dates and for the periods presented, or results that may be obtained in the future.

         The Pro Forma Summary Balance Sheet Data reflects a preliminary allocation of the purchase price for the proposed acquisition to major categories of Lantern Group assets and liabilities using the Company's preliminary determination of purchase accounting adjustments based upon available information and certain assumptions that the Company believes to be reasonable. Those assumptions are summarized in the Notes accompanying the Unaudited Pro Forma Consolidated Financial Statements of the Company included at the end of this proxy statement. The actual allocation of purchase price is subject to change, and the resulting effect on income (loss) from operations may differ significantly from the pro forma amounts included herein.

                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      SIX MONTHS ENDED
                                                        JUNE 30, 2002                  YEAR ENDED DECEMBER 31, 2001
                                                 --------------------------            ----------------------------
                                                 HISTORICAL       PRO FORMA             HISTORICAL        PRO FORMA
                                                 ----------      ----------             ----------      -----------
                                                         UNAUDITED                                        UNAUDITED

SUMMARY OF OPERATIONS:
Net sales....................................    $      21        $   1,261             $   2,855         $   5,537
Cost of goods sold...........................           35              496                 3,068             4,060
                                                 ---------        ---------             ---------         ---------
Gross profit (loss)..........................          (14)             765                  (213)            1,477
Royalty and other income.....................           45               45                    10                10
                                                 ---------        ---------             ---------         ---------
                                                        31              810                  (203)            1,487
Selling, general and administrative expenses.          241            1,328                 1,195             3,393
Depreciation and amortization................           14              535                   209             1,250
Impairment of goodwill.......................           --               18                 1,293             1,293
Compensation from replacement options........          959              959                    --                --
Gain on settlement of litigation, net of expenses     (526)            (526)                   --                --
Other loss (gain), net.......................           --              101                  (105)             (105)
                                                 ---------        ---------             ---------         ---------
Operating loss...............................         (657)          (1,605)               (2,795)           (4,344)
Other income (expense), net..................           19             (116)                 (149)             (337)
                                                 ---------        ---------             ---------         ---------
Loss before income taxes.....................         (638)          (1,721)               (2,944)           (4,681)
Income taxes.................................           --               --                    33                33
                                                 ---------        ---------             ---------         ---------
Net loss.....................................    $    (638)       $  (1,721)            $  (2,977)        $  (4,714)
                                                 =========        =========             =========         =========
Net loss per common share:
   Basic.....................................    $   (.04)        $   (.03)             $    (.72)        $    (.07)
   Diluted...................................    $   (.04)        $   (.03)             $    (.72)        $    (.07)
Weighted average common shares outstanding...      17,630           66,005                  4,127            65,977


                                                     AS OF JUNE 30, 2002
                                                 --------------------------
                                                 HISTORICAL       PRO FORMA
                                                 ----------       ---------
SUMMARY BALANCE SHEET DATA:                                UNAUDITED

Working capital..............................    $     807        $     453
Total assets.................................        1,292           14,931
Long term debt...............................           --            3,675
Shareholders' equity.........................        1,002           10,225


DETERMINATION OF THE PURCHASE PRICE

         GENERAL. In determining the purchase price for the capital stock of MagicVision, our Board relied primarily on its evaluation of the market and revenue growth potential of its Lantern Group subsidiaries over the next two years to derive a fair market valuation of the enterprise. The Board also evaluated the relative contributions of the Company and the Lantern Group to the value of the combined enterprise. These methodologies resulted in the determination to issue the JKC Note for approximately four times our current cash position plus JKC Shares or Exchangeable Shares that will represent 45% or the right to acquire 45% of our common stock to be outstanding after completion of the Lantern Transactions. The basis for these determinations are discussed separately below.

         FAIR MARKET VALUATION. Our Board believes the Lantern Group is positioned to reverse the recent decline in its revenue base and achieve substantial growth in subscription and sponsorship fees for its e-education services in both existing and new markets over the next few years. This conclusion was premised on the Board's assessments of both the education marketplace in general and the market position and potential of the Lantern Group in particular.

         The size and growth rate of the education market in North America is generally believed to rank second only to healthcare. Government agencies and other organizations responsible for funding educational systems are continuously seeking innovative ways to help secure and optimize needed services and supplies within tightly controlled budgets. While the Internet presents clear delivery and cost containment opportunities to address these needs, the e-learning space remains relatively undeveloped despite the increasing popularity, penetration and bandwidth of Internet resources generally available to students. Most participants in this market have publishing backgrounds, with no direct path to educators or students. Penetration into schools and homes is fragmented, and most services lack the curriculum correlated content that schools, teachers and students require. Our Board believes this market presents significant opportunities, both domestically and internationally.

         In Canada, MLC already has both market penetration and curriculum correlated content. Reaching millions of students across Canada in their daily lives for over 25 years; MLC brings an extensive library of visual learning materials to over 75% of Canadian classrooms, delivering over 100,000 videocassettes each year, chosen by educators from its library of more than 13,000 titles. MLC believes this represents one of the largest exclusive collections of its kind not only in Canada but worldwide. To realize its value, the educational professionals on MLC's staff correlate the video content to the curriculum for schools in each province, making selection easy for end users. Our Board believes the market share and resulting franchise value attained by the Lantern Group within the Canadian education system, coupled with its relationships with key content suppliers and producers, can be at least partially replicated in both U.S. and world markets.

         In particular, our Board considered the potential for MLC's collaboration with Zi to take advantage of its established presence in China during the last ten years through Oztime, its Beijing based e-learning subsidiary. Oztime currently markets to educational institutions in China a web based instructional tool for learning English, which is mandated in many schools. In view of the appetite for English language educational content in China, our Board concluded the Oztime contacts and franchise could facilitate opportunities for MLC to significantly expand its revenue base by sublicensing part of its content for use in this market.

         Because of MLC's established position in the Canadian e-education market, our Board also considered the corporate sponsorship potential inherent in the Lantern Group's franchise. MLC demonstrated this potential in a brand awareness program launched in Canada by Campbell Soup Company in 1998. Within three years, MLC had registered over 5,000 schools for collecting Campbell's labels under its LABELS FOR EDUCATION(TM) program. Our Board believes the Lantern Group's access to educators as well as students and their parents in its home market could provide opportunities for further revenue growth through similar corporate sponsorship programs.

         Our Board's revenue model also accounted for the Lantern Group's expansion opportunities through Internet enabled services. Having adapted to new technologies since 1975, from 16mm film distribution to videocassettes, then to digital CD and DVD products, MLC not only offers educational content on demand through high-speed Internet channels, but has also completed a pilot in Canadian schools for its Tutorbuddy innovation, to be launched as a web-based subscription model for student support at home. Under this program, Tutorbuddy content is provided under corporate sponsorships to all schools at no cost, with the expectation that the exposure will drive subscription business from students for home use, while sponsors secure desired recognition through millions of impressions acknowledging their underwriting contributions.

         On the basis of these initiatives and opportunities, our Board concluded that the Lantern Group's potential for revenue growth over the next two years supports a fair market valuation in a range of $10 million to $14 million. Because Zi elected to retain a significant ongoing interest in Lantern Group operations through ownership of Exchangeable Shares with exchange rights for our common stock, valued at $.31 per share for this purpose, our Board determined that a mid-range valuation of $12,222,500, payable approximately 25% by issuance of the JKC Note and 75% by issuance of the Exchangeable Shares, would be consistent with its fair market valuation. If future performance fails to justify this conclusion, however, our purchase price for the Lantern Group will prove inflated, and our shareholder value will suffer accordingly. See "Risk Factors" above.

         CONTRIBUTION ANALYSIS. To supplement its revenue model evaluation, our Board also analyzed the relative contributions of the Company and the Lantern Group to the combined enterprise. The analysis focused on relative prospective contributions both currently and prospectively. Based on this analysis and its assessment of the Company's future performance and prospects in the absence of the Lantern Transactions or a comparable strategic combination, the Board determined that the relative contributions of the Company and the Lantern Group to the value of the combined enterprise supported the issuance of the JKC Note for approximately four times our cash position plus the 45% equity interest represented by either the JKC Shares or the Exchangeable Shares.

REASONS FOR THE BOARD'S AUTHORIZATION OF THE LANTERN TRANSACTIONS

         Our Board determined that the Lantern Transactions are in the best interests of the Company and are fair to our existing shareholders in all respects, including financial, timing and procedural considerations. The Board considered the factors summarized below in reaching this conclusion.

o The Board believes the Lantern Group acquisition will address its objective of redirecting our business to a market sector with more growth potential and less risk than our historical apparel distribution business. The Lantern Transactions are expected to achieve this objective by concentrating our remaining resources in efforts to expand the geographic reach of an established participant in a sizable e-education market. By targeting a cash constrained participant in that market to implement our Business Redirection and using our stock and JKC Note as currency for the acquisition, the Board sought to balance the attendant risks of depleting the equity infusion from the AOG Transactions against the potential benefits of the acquisition for maximizing our shareholders' investment values through reduced ownership of a combined enterprise with greater upside than their current investment in the Company.

o Because our primary assets remaining after the contraction of our apparel distribution business are cash and cash equivalents, the Lantern Transactions also address Zi's objective of securing capital for its Lantern Group subsidiaries on acceptable terms while retaining an ongoing equity interest in Lantern Group operations through its 45% ownership interest in the Company. This enabled us to negotiate acquisition terms considered relatively favorable by our Board.

o The Board also considered that completion of the Lantern Transactions will increase our shareholders' equity substantially above $4 million and satisfy our plan for regaining compliance with AMEX standards for the continued listing of our common stock. In the absence of the Lantern Transactions or comparable alternative for increasing our shareholders' equity to that level by September 30, 2002, our common stock will be subject to delisting by the AMEX. See "Background of the Proposals - Business Redirection."

INTERESTS OF AFFILIATES

         AOG, which acquired 83% of our common stock in the AOG Transaction on April 16, 2002, is an affiliate of The Lancer Group Inc., Lancer Offshore, Inc. and Lancer Partners L.P. See "Background of the Proposals - Business Redirection
- Equity Infusion." These affiliates of AOG own beneficially an aggregate of 9.7% of Zi's outstanding common shares.

DISSENTERS' RIGHTS

         Under New York law, shareholders who object to the Lantern Transactions are not entitled to any dissenters' rights.

VOTE REQUIRED

         Issuance of the JKC Shares does not require approval by our shareholders under federal or state law or our certificate of incorporation. Shareholder approval of this Proposal is being solicited because the JKC Shares will represent 45% of our common stock outstanding upon completion of the Lantern Transactions, and the applicable AMEX listing rules require approval from a listed company's shareholders for any stock issuance involving more than 20% of its outstanding capital stock. Under the provisions of our charter, because this Proposal is being brought to a vote of our shareholders, its approval requires the affirmative vote by holders of a majority of our shares voting in person or by proxy at the special meeting. FOR THE REASONS SUMMARIZED ABOVE, OUR BOARD UNANIMOUSLY AUTHORIZED THE LANTERN TRANSACTIONS AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF THE JKC SHARES.

                      PROPOSAL 2 - CHANGE OF CORPORATE NAME

REASONS FOR THE PROPOSAL

         As a condition to Zi's obligation to complete the Lantern Transactions, the Company is required to amend its certificate of incorporation to change its corporate name to "Magic Lantern Corporation" or a similar name. The text of the amendment for the proposed Name Change is as follows:

         "The Amended and Restated Certificate of Incorporation of JKC Group, Inc. shall be amended by deleting Article FIRST thereof and replacing it with the following:

                FIRST: The name of the corporation is Magic Lantern Corporation (the "Corporation").

         If the proposed corporate name becomes unavailable for any reason, Zi may designate an alternative at any time prior to the Closing without further approval by our shareholders.

VOTE REQUIRED

         Under New York law, because the Name Change involves an amendment to our charter, it requires the affirmative vote by holders of a majority of our shares outstanding on the record date for the special meeting. OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSED CHARTER AMENDMENT TO CHANGE OUR CORPORATE NAME.

                        PROPOSAL 3 - LANTERN OPTION PLAN

TERMS OF THE LANTERN OPTION PLAN

         COVERED SHARES. Subject to completion of the Lantern Transactions, the Lantern Option Plan authorizes the grant of options to purchase an aggregate of
4.5 million shares of our common stock, representing 6% of our common stock to be outstanding after issuance of the JKC Shares. Options may be granted under the Lantern Option Plan are intended to be treated as nonqualified stock options within the meaning of the Internal Revenue Code. Shares covered by the Lantern Option Plan may be either previously unissued or reacquired shares. Shares that cease to be subject to an option because of its expiration or termination will again be available for the grant of options until termination of the Lantern Option Plan.

         ADMINISTRATION. All directors, officers and other employees of MLC and its parent companies and subsidiaries will be eligible to receive options under the Lantern Option Plan. As of the date of this proxy statement, the Lantern Group has [__] employees. All current and future employees of the Lantern Group will be eligible to receive options under the Lantern Option Plan, along with all directors of the Company and its subsidiaries. The Compensation Committee of our Board will be responsible for administering the Lantern Option Plan. Except for initial option grants for a total of 2,050,000 shares of our common stock provided for in the Lantern Option Plan, the Compensation Committee will have sole discretion to select persons to receive options, determine the number of shares subject to each grant and prescribe the other terms and conditions of each award. See "Initial Grants" below. The Lantern Option Plan provides for the Committee, in making these determinations, to consider the position held by each eligible participant, the nature and value of his or her services and accomplishments, the present and potential contribution of the individual to the success of the Lantern Group and any other factors that the Committee considers relevant.

         EXERCISE PRICE. The exercise price of each option granted under the Lantern Option Plan must be equal to the fair market value of our common stock, as determined by the Compensation Committee at the time the option is granted. This was established at $.40 per share for all of the Initial Options based on the closing price of our common stock immediately preceding the date of this proxy statement. Payment in full of the exercise price must be made upon the exercise of each option either in cash, shares of our common stock with a fair market value equal to the exercise price or by a combination of cash and shares equal to the exercise price. The proceeds received upon the exercise of options granted under the Lantern Option Plan will be used for general corporate purposes.


         TERMINATION. Options granted under the Lantern Option Plan may not be transferred except to the personal representative of a deceased employee. The Lantern Option Plan provides for a period of three months during which an option, to the extent vested, may be exercised after the termination of a holder's employment for any reason other than cause, as defined in the Lantern Option Plan. No options may be granted under the Lantern Option Plan after the fifth anniversary of the Closing, although the expiration date of previously granted options may extend beyond that date. The maximum term of any option is five years.

         ADJUSTMENTS. The number of shares covered by the Lantern Option Plan and the exercise price of outstanding options are subject to customary antidilution adjustments in the event of any recapitalization or similar change affecting our common stock. In the event the Company sells all or substantially all its consolidated assets, dissolves, merges or consolidates with another company or is involved in a tender offer for all or a substantial portion of its common stock, the Compensation Committee may amend all outstanding options to
(1) permit their exercise prior to the effective date of the transaction or terminate unexercised options as of that date, (2) require the forfeiture of all options, provided the Company pays each grantee the excess of the fair market value of the common stock on that date over the option exercise price, or (3) make other provisions that it deems equitable.

         PLAN AMENDMENTS. The Board may amend the Lantern Option Plan without further shareholder action, except for a modification that would (1) increase the number of covered shares, (2) extend the maximum option term or the expiration date of the Lantern Option Plan, (3) permit grants below the fair market value of the common stock on the date of grant or (4) materially increase the benefits or modify the eligibility requirements under the Lantern Option Plan. No amendment may adversely affect any then outstanding option without the consent of the holder.

         INITIAL GRANTS. In accordance with the terms of the Purchase Agreement, the Lantern Option Plan provides for the issuance of options at the Closing to the current outside directors of the Company, the Zi Designees and the following officers of MLC, exercisable for the respective number of shares of our common stock set forth opposite their names below ("Initial Options") at an exercise price equal to the closing price of the common stock reported by the AMEX on the trading date immediately preceding the Closing. See "Proposal 1 - Acquisition of the Lantern Group - Terms of the Purchase Agreement - Board Reconstitution." The Initial Options will have a three-year term and will become exercisable in one-third cumulative annual installments, commencing six months after the Closing. Upon a change of control, as defined in the Lantern Option Plan, any unvested option will automatically become 100% vested.

                  INITIAL GRANTS UNDER THE LANTERN OPTION PLAN


         NAME OF RECIPIENT                            POSITION                        COVERED SHARES
         -----------------                         -------------                   ------------------

         Harvey Gordon                  Chief Executive Officer of MLC            250,000
         Thomas J. Sandor               Chief Operating Officer of MLC            200,000
         Howard Balloch                 Zi Designee                               250,000
         Michael R. Mackenzie           Zi Designee                               250,000
         Michael Lobsinger              Zi Designee                               250,000
         Richard Geist                  Director of the Company                   200,000
         Richard Siskind                Chief Executive Officer and
                                          and a director of the Company           200,000

FEDERAL INCOME TAX MATTERS

         An employee receiving an option under the Lantern Option Plan will not recognize taxable income upon the grant. Upon exercise of the option, the holder will recognize ordinary income to the extent of the difference between the option exercise price and the fair market value of the stock on the date the option is exercised (the "Compensation Element"). Upon sale of the stock received upon exercise, the holder will generally recognize capital gain or loss equal to the difference between the sale proceeds and the fair market value of the common stock on the date of exercise. The Company will be entitled to a federal income tax deduction equal to the Compensation Element upon the exercise of an option.

REASONS FOR THE BOARD'S AUTHORIZATION OF THE LANTERN OPTION PLAN

         The Board has recommended the Lantern Option Plan to offer management of the Lantern Group an opportunity to acquire or increase their proprietary interests in the Company, adding to their incentive to contribute to our performance and growth.

VOTE REQUIRED

         Under the provisions of our charter, approval of the Lantern Option Plan requires affirmative votes by holders of a majority of our shares voting in person or by proxy at the special meeting. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE LANTERN OPTION PLAN.

                             BUSINESS OF THE COMPANY

MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE COMPANY'S FINANCIAL
       CONDITION AND RESULTS OF OPERATIONS
---------------------------------------------------------------

GENERAL

         The Company was historically engaged primarily as a distributor of proprietary and licensed brandname casual apparel, activewear and collection sportswear for men and boys. In response to a decline in our apparel distribution operations from increasing softness in the retail market and associated order cancellations, we elected to contract those operations during the last two years and pursue our planned Business Redirection while continuing to emphasize trademark licensing as part of a strategy of reducing the costs and inventory risks associated with our apparel distribution business. See "Background of the Proposals."

BUSINESS REDIRECTION

         LICENSING. To initiate the Business Redirection, we granted an exclusive license to the Kid's Headquarters division of Wear Me Apparel in October 1999 for domestic distribution of boys' sportswear lines under the Company's CROSS COLOURS label. In January 2001, we entered into our first international licensing arrangement with a Japanese apparel company for sales of men's and ladies' apparel under the CROSS COLOURS brand throughout Japan and its territories and possessions.

         In view of timing requirements for the introduction of licensed apparel lines, our licensing program alone was not expected to reverse the Company's financial downturn in the near term. In addition to inherent timing constraints, we were faced early in 2000 with unanticipated performance defaults by our domestic licensee under the CROSS COLOURS license agreement. In February 2001, the Company brought an action for unpaid royalties against the licensee. Although the litigation was settled in April 2002 for $535,000, payable $335,000 at the time of settlement and the balance in January 2003, the absence of the anticipated revenue stream during the first two years of the license substantially impaired the Company's financial flexibility for executing the Business Redirection.

         EQUITY INFUSION. To address these developments, our management entered into various discussions in 2001 for a potential strategic alliance or equity infusion. Those discussions culminated in August 2001 with the execution of the AOG Agreement for the issuance of 30 million shares of our common stock to AOG at $.05 per share or a total of $1.5 million. See "Background of the Proposals - Business Redirection." In addition to the equity infusion, the AOG Agreement provided for the other AOG Transactions, including:

         o Reconstitution of our Board to include three designees of AOG;

         o Increase in our authorized common stock to 100 million shares;

         o Transitional services from members of existing management;

         o Replacement of outstanding stock options with new options for the same number of shares exercisable for three years at the lower of $.50 per share or the exercise price of the replaced options
           (the "Replacement Options"); and

         o Change in our corporate name to JKC GROUP, INC. and a related change in the AMEX trading symbol for our common stock to JKC, effective April 18, 2002.

         The AOG Transactions were approved by our shareholders at a special meeting on December 27, 2001. The closing of the AOG Transactions was completed on April 16, 2002 following AMEX approval of our additional listing application for the new shares. The shares acquired by AOG and an additional 2.1 million shares issued to AOG's advisor represent 83% and 6%, respectively, of our common stock outstanding after the closing of the AOG Transactions. See "Principal Shareholders."

         STOCK-BASED COMPENSATION. Although the Company follows APB Opinion 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and has elected to account for options issued under employee stock option plans based on the disclosure only alternative provided in Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("FAS 123"), the disclosure only alternative is not an available accounting method for the Replacement Options. Under FAS 123, the Replacement Options must be valued on a quarterly basis, and the compensation cost must be recognized and adjusted quarterly for vested options or ratably over the vesting period for unvested options. Replacement Options covering a total of 1,877,000 shares of our common stock were fully vested on issuance and are exercisable at prices ranging from $.30 to $.50 per share. See "Directors and Officers of the Company - Executive Compensation - Stock Options." Based on the AMEX closing price of $.99 per share for the common stock on June 30, 2002, we recorded compensation expense of $959,000 as of that date, reflecting the difference between the aggregate exercise price of the Replacement Options and the market price of the underlying shares. The compensation expense is subject to quarterly adjustment based on changes in the market price of our common stock as long as the Replacement Options remain outstanding.

         PENDING ACQUISITION. Following the closing under the AOG Agreement, we continued to pursue the Business Redirection by exploring potential acquisition opportunities, with a view toward expanding existing licensing operations or adding compatible business lines. On June 5, 2002, the Company entered into the Lantern LOI with Zi Corporation for our proposed acquisition of the Lantern Group. The Purchase Agreement formalizing the terms of the Lantern LOI was executed on August 2, 2002. See "Background of the Proposals - Business Redirection" and "Proposal 1 - Acquisition of the Lantern Group."

WRITEDOWN OF GOODWILL

         Following a 1994 acquisition of another apparel company, the Company amortized the goodwill recorded in the transaction and, in 1997, recognized an impairment charge against the goodwill. As of September 30, 2001, the carrying amount of the remaining goodwill was $1.3 million, substantially all of which is associated with the proprietary TIMBER RUN apparel label included in the acquisition. The Company periodically reviewed the value of its goodwill for impairment whenever sales of associated apparel lines or changes in circumstances indicated that the carrying amount of the intangible may not be recoverable. The resources we devoted to promote the acquired label were inadequate to generate significant sales. In view of our inability to complete an equity infusion or strategic transaction in 2001 to provide those resources, we recognized a noncash impairment charge of $1.3 million at the end of 2001, representing the entire carrying amount of associated goodwill. This resulted in negative shareholders' equity of $865,000 at December 31, 2001, which increased to $1.0 million at June 30, 2002 as a result of the AOG Transactions.

RESULTS OF OPERATIONS

         SIX MONTHS ENDED JUNE 30, 2002 AND 2001. Net sales were $21,000 for the first six months of 2002, compared to $1.7 million in the corresponding period in 2001. The decrease primarily reflects a contraction of our apparel distribution business as part of its strategy to focus on licensing opportunities and implement the Business Redirection.

         Cost of goods sold as a percentage of sales increased to 166.7% in the first half of 2002 compared to 104.7% in the same period in 2001, reflecting off-price sales of discontinued brands as part of our efforts to reduce inventory in connection with the planned Business Redirection.

         SG&A expenses of $255,000 for the first half of 2002 decreased by 69.2% from $829,000 for the first half of 2001, primarily reflecting a contraction of our apparel distribution business as part of the Business Redirection strategy.

         Interest and factoring expenses, net of interest income, aggregated $11,000 or 52.4% of sales in the first half of 2002 compared to $143,000 or 8.5% of sales in the corresponding period in 2001, reflecting a reduction in amounts outstanding under the credit facility we maintained with a factor prior to the AOG Transactions. See "Liquidity and Capital Resources - Capital Resources" below.

         Because the Replacement Options issued as part of the AOG Transaction involve a compensation component required to be expensed under FAS 123, we recognized a non-cash charge of $959,000 at June 30, 2002, reflecting the difference between the aggregate exercise price of the Replacement Options and the market price of the underlying shares on that date. See "Business Redirection - Stock-Based Compensation" above. The impact of the charge was partially offset by a gain of $526,000 net of legal expenses recorded in the second quarter of 2002 on settlement of litigation against the Company's domestic licensee of its CROSS COLOURS trademark. See "Business Redirection - Licensing" above.

         We recognized a net loss of $638,000 or $.04 per share based on 17.5 million average shares outstanding for the six months ended June 30, 2002, compared to a net loss of $1.0 million or $.25 per share based on 4.1 million average shares outstanding for the first half of 2001, reflecting the foregoing trends. The results of operations for the six months ended June 30, 2002 are not necessarily indicative of operating results to be expected for the full year.

         2001 AND 2000. Net sales of $2.9 million in 2001 decreased by 71.1% from $9.9 million in 2000. The decrease primarily reflects a contraction of our apparel distribution business as part of our strategy to focus on licensing opportunities and pursue the Business Redirection.

           Cost of goods sold as a percentage of sales increased to 107.5% in 2001 compared to 82.5% in 2000, reflecting off-price sales of discontinued brands as part of our efforts to reduce inventory and redirect our business to focus on licensing and related opportunities.

         SG&A expenses of $1.4 million in 2001 decreased by 46.8% from $2.6 million in 2000, primarily reflecting the contraction of apparel distribution operations as part of the planned Business Redirection. As a percentage of sales, SG&A expenses were 49.2% in 2001 compared to 26.7% in 2001.

         Interest and factoring expenses aggregated $218,000 or 7.6% of sales in 2001 compared to $572,000 or 5.8% of sales in 2000, reflecting a reduction in amounts outstanding under the credit facility in place prior to the AOG Transactions. See "Liquidity and Capital Resources - Capital Resources" below.

         We recognized net losses of $3.0 million or $.72 per share in 2001 and $1.3 million or $.31 per share in 2000, reflecting the foregoing trends and a noncash impairment charge of $1.3 million at the end of 2001. See "Writedown of Goodwill" above. Average common shares outstanding were 4,127,000 in 2001 and 4,124,000 in 2000.

         2000 AND 1999. Net sales of $9.9 million in 2000 decreased by 6.1% from $10.5 million in 1999. The decline in net sales during 2000 reflects overall weakness in the Company's segment of the apparel market, which contributed to significant order cancellations and related inventory writedowns.

         Cost of goods sold as a percentage of sales increased to 82.5% in 2000 compared to 75.8% in 1999. The increase in 2000 reflects greater overall softness in the casual apparel market during the year, combined with off price sales of discontinued brands.

         Commission and other income decreased by 81.4% during 2000 compared to 1999, reflecting a decrease in emphasis on the lower margin sales agency business that was phased out as part of the Business Redirection.

         SG&A expenses in 2000 were $2.6 million, an increase of 8.5 % compared to $2.4 million in 1999, reflecting additional costs for the launch of our CROSS COLOURS brand of urban streetwear.

         Interest and factoring expenses aggregated $572,000 or 5.8% of sales in 2000 compared to $475,000 or 4.5% of sales in 1999. The increase reflects higher borrowing levels and interest rates during 2000.

         We recognized a net loss of $1.3 million or $.31 per share in 2000 compared to net income of $76,000 or $.02 per share realized in 1999, reflecting the foregoing factors and trends. Average common shares outstanding were 4,124,000 in 2000 and 4,037,000 in 1999.

LIQUIDITY AND CAPITAL RESOURCES

         LIQUIDITY. Net cash provided by operating activities during 2001 aggregated $833,000. During 2001, we sold substantially all of our remaining marketable securities for $601,000 to fund part of our net loss for the year. At December 31, 2001, our cash position decreased to $3,000 from $104,000 at December 31, 2000, reflecting cash requirements to fund part the balance of our net loss for the year. At June 30, 2002, our cash position increased to $866,000, primarily reflecting net proceeds from the AOG Transactions and receipt of $335,000 in litigation settlement proceeds. See "Business Redirection
- Equity Infusion" and "- Licensing" above.

         CAPITAL RESOURCES. Prior to the AOG Transactions, we maintained a credit facility with the CIT Group/Commercial Services, Inc. The credit facility provided for the factor to purchase our accounts receivable that it preapproved, without recourse, except in cases of merchandise returns or billing or merchandise disputes in the normal course of business. In addition, the factor was responsible for the accounting and collection of all accounts receivable sold to it by the Company. The factor received a commission under the credit facility in an amount less than 1% of the net receivables it purchased. The agreements covering the credit facility also provided for the issuance of letters of credit to fund our foreign manufacturing orders and for short term borrowings at a floating interest rate equal to 1/2% above the prime rate.

         The Company's obligations under the credit facility were payable on demand and secured by inventory and accounts receivable. The aggregate amount of letters of credit and borrowings available under the credit facility were determined from time to time by the factor based upon our financing requirements and financial performance. Based on these terms, the implementation of our strategy for contracting apparel distribution operations and emphasizing trademark licensing as a means of reducing the costs and inventory risks associated with our historical core business had the anticipated effect of reducing our financial flexibility under the credit facility. Because the planned Business Redirection involved branding strategies to exploit existing trademarks and possible acquisitions of trademarks or other intangible assets that would not support additional factor debt, we did not expect the credit facility to provide a source of future financing for the Business Redirection. During 2001 and the first quarter of 2002, we made no new borrowings under the credit facility and applied proceeds from a sell off of substantially all our remaining inventory to reduce credit facility debt to $514,000 at the end of 2001 and $267,000 at March 31, 2002. In April 2002, upon consummation of the AOG Transactions, we elected to terminate the agreements covering the credit facility after applying part of the proceeds from the AOG Transactions to repay the remainder of the outstanding factor debt and fees aggregating $265,000.

         At December 31, 2001, the Company has outstanding notes payable for $475,000 to R. Siskind and Company, Inc., an apparel company owned by Richard Siskind, the President, Chief Executive Officer and a director of the Company ("RSC"). The notes evidenced our indebtedness to RSC for advances used by the Company primarily for acquired apparel inventory. Interest of $21,000 accrued on the principal amount of the notes at 8% was paid to RSC during 2001. See "Certain Transactions."

         In April 2002, we accepted a settlement offer of $535,000 in a pending litigation against the domestic licensee of our CROSS COLOURS trademark. See "Business Redirection - Licensing" above. The Company received an installment of $335,000 at the time of settlement, with the balance of $200,000 due in a single installment at the end of January 2003. In accordance with the terms of the AOG Agreement, the Company applied $328,000 of the settlement proceeds to reduce its obligations under notes payable to RSC and assigned RSC its rights to the deferred settlement installment in satisfaction of its remaining obligations under the notes.

         We expect to account for our pending acquisition of the Lantern Group from Zi under the purchase method. See "Proposal 1 - Acquisition of the Lantern Group - Terms of the Purchase Agreement - Accounting Treatment." Upon the Closing of Lantern Transactions, we will allocate the purchase price for the acquired MagicVision Shares among the assets and liabilities of the Lantern Group. The purchase price consists of the JKC Note for $3,000,000 and the Exchangeable Shares or, at the election of Zi, the underlying 29,750,000 JKC Shares, valued for this purpose at $9,223,000 based on the closing price of our common stock immediately preceding our execution of the Lantern LOI in June 2002. See "Background of the Proposals - Business Redirection."

         In March 2002, we were advised by the AMEX that our common stock will be subject to delisting proceedings unless we submitted an acceptable plan for regaining compliance with the applicable shareholders' equity requirement of $4 million by the time we are required to file our quarterly report on Form 10-Q for the quarter ending September 30, 2002. See "Background of the Proposals - Business Redirection - AMEX Listing." Based on our submitted plan for the Lantern Group acquisition, the AMEX granted an extension in June 2002 for continuation of our AMEX listing through that Form 10-Q filing date. If timely completed, the acquisition will increase our shareholders' equity substantially above $4 million and satisfy our plan for regaining compliance with AMEX standards for the continued listing of our common stock. If we fail to progress with or complete the planned acquisition or any comparable alternative for increasing our shareholders' equity to that level by that filing date, our common stock will be subject to delisting by the AMEX. In that event, in addition to reduced liquidity in the outstanding common stock and related risks to our shareholders, our ability to finance trademark acquisitions or other opportunities through equity transactions could be substantially impaired.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK
---------------------------------------------------------

         We do not hold any derivative securities or other market rate sensitive instruments. As of December 31, 2001, the Company held foreign bank bonds with an aggregate market value of $6,000. We classified these securities as available-for-sale. Unrealized holding gains and losses on these securities, net of the related tax effect, were excluded from earnings and reported, until realized, as a component of accumulated other comprehensive income in the equity section of our financial statements. A decline in the market value of any available-for-sale security below cost that is deemed other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings, and a new cost basis for the security is established. Dividend and interest income are recognized when earned. These bonds were sold during 2002. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. The foreign bank bonds remaining on our balance sheet at December 31, 2001 were sold during the first half of 2002.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS IN ACCOUNTING AND
    FINANCIAL DISCLOSURE
---------------------------------------------------------------

         During the periods covered by our financial statements included in this proxy statement, we have not changed our independent auditors, Mahoney Cohen & Company, CPA, P.C. ("Mahoney Cohen"), and have had no disagreements with Mahoney Cohen on auditing or financial disclosure. We anticipate that a representative of Mahoney Cohen will be available at the special meeting to address any relevant questions from shareholders attending the meeting.

                      DIRECTORS AND OFFICERS OF THE COMPANY

CURRENT DIRECTORS

         Our Board is divided into two classes serving staggered two-year terms. Current directors and information about their business backgrounds is provided below.


         KATHRYN E. BRAITHWAITE was added to the Board as part of the AOG Transactions. She is a chemical engineer with 18 years of experience in the engineering, construction and environmental industries. Since January 2001, she has been an independent consultant to various E&C firms. From March 1996 through January 2001, Ms. Braithwaite served as Vice President of Sales and Marketing for ContractorHub, an Internet exchange for construction goods and services. Prior to March 1996, she served as Director of Sales and Marketing for Flour Daniel, a major E&C firm. She has authored numerous technical articles in her field and currently holds a seat on the Energy and Environment Committee of the U.S. Chamber of Commerce. Ms. Braithwaite received a B.S. degree in chemical engineering from the University of Tennessee.

         RICHARD GEIST was added to the Board as part of the AOG Transactions. He is President of The Institute of Psychology and Investing, Inc., a management consulting firm he joined in 1994. He also publishes a micro-cap market newsletter, RICHARD GEIST'S STRATEGIC INVESTING, and writes independent research reports for small and emerging companies. Dr. Geist serves as an Instructor in the Department of Psychology at Harvard Medical School and as a member of the Faculty of Massachusetts Institute for Psychoanalysis, the Board of Directors of David Derman's Institute of Psychology and Financial Markets and the Editorial Board of the JOURNAL OF PSYCHOLOGY AND FINANCIAL MARKETS. Dr. Geist received his undergraduate degree and Doctorate in Psychology from Harvard University.

         JAMES J. THOMAS II was added to the Board as part of the AOG Transactions. He has practiced law since 1976 with Long, Aldridge & Norman, an Atlanta based firm with additional offices in Washington, D.C. Initially focused on business and commercial litigation, his practice has shifted in focus since 1994 to sports and entertainment law. He has also served as outside general counsel to the Professional Karate Association for over 20 years. Mr. Thomas received both his BA and JD degrees from William & Mary, serving as Editor-in-Chief of its Law Review prior to graduating from its law school in 1976.


         RICHARD SISKIND has served as President, Chief Executive Officer and a director of the Company since May 1998, when he acquired a controlling interest in the Company from three of its founders. He has been in the apparel business for over 30 years, serving in a variety of roles and positions. By 1977, Mr. Siskind had assumed the presidency of David Small Industries, Inc. In 1982, he co-founded Apparel Exchange, Inc., an affiliated company. Both companies sold off-price men's, women's and children's apparel and reached sales aggregating over $100 million by 1989, when both companies were sold. Since 1991, he has served as President of R. Siskind and Company, Inc. ("RSC"), which is in the business of purchasing top brand name men's and women's apparel and accessories for redistribution to a global clientele of upscale off-price retailers.


ADDITIONAL INFORMATION ABOUT THE BOARD

         ACTIONS BY THE BOARD IN 2001. During 2001, the Board took action, either at meetings or by consent, on a total of two occasions. No director attended or participated in fewer than 75% of these meetings or action by consent.

         COMMITTEES AND COMMITTEE MEETINGS. The Board has an Audit Committee and a Compensation Committee. Prior to the AOG Transactions, both committees were comprised of Robert Greenberg and Barry Fertel. During 2001, each of these Committees held two meetings. The Reconstituted Board appointed Kathryn E. Braithwaite and Richard Geist to its Audit Committee and James J. Thomas, II and Richard Geist to its Compensation Committee.

         COMPENSATION OF DIRECTORS. No fees were paid to directors of the Company during 2001.

         BENEFICIAL OWNERSHIP REPORTING. Based on a review of reporting forms filed with the Securities and Exchange Commission by officers and directors of the Company to disclose changes in their beneficial ownership of the Company's common stock, none of the Company's officers or directors failed to file any required reports on a timely basis during 2001.

EXECUTIVE COMPENSATION

         BACKGROUND. In May 1998, the Company's original founders relinquished their management roles and sold their controlling interests to Richard Siskind, who brought in a new management team from RSC to provide management services and office space to the Company. As part of the transaction (the "1998 Change of Control"), the Company entered into a management agreement with Mr. Siskind, providing for his services as CEO and for support services from other RSC personnel. See "Management Agreements" below.

         COMPENSATION OF NAMED EXECUTIVE OFFICERS. The following table sets forth the total remuneration paid during the last three years to executive officers of the Company who earned over $100,000 in any of those years.

                           SUMMARY COMPENSATION TABLE



NAME AND                                             ANNUAL COMPENSATION         LONG TERM COMPENSATION     ALL OTHER
                                               -------------------------------   ----------------------
PRINCIPAL POSITION                YEAR           SALARY      BONUS    OTHER(1)    OPTION/SAR AWARDS (#)   COMPENSATION
------------------               -----         ----------    -----    -----       ---------------------   ------------

Richard Siskind ..............   2001        $   200,000      --        --               --                   --
   President and CEO .........   2000            200,000      --        --               --                   --
                                 1999            200,000      --        --               --                   --

Neil Fox(2) ..................   2000 .......   100,000   $ 3,846       --               --                   --
   Chief Financial Officer


      (1) Perquisites and other benefits did not exceed 10% of any named officer's total annual salary.
      (2)  Served as an executive officer of the Company only during 2000.


         STOCK OPTIONS. Prior to the AOG Transactions, the Company maintained four stock option plans adopted since 1994 (the "Old Plans"). Three of the Old Plans are compensatory ("Old Compensatory Plans"), designed to supplement or replace employee salaries and director fees with options for an aggregate of up to 2.2 million shares of the Company's common stock. The fourth Old Plan was adopted in connection with the 1998 Change of Control, which included the purchase by Richard Siskind of 1.9 million shares of common stock from the Company's original founders. As part of that transaction, Mr. Siskind granted options to the founders to reacquire a total of 1.5 million shares from him at exercise prices ranging from $.50 to $1.50 per share (the "Founders Options"), and the Company issued to Mr. Siskind options to purchase up to 1.5 million newly issued shares of common stock on the same terms as the Founders Options, exercisable only to the extent the Founders Options are exercised (the "Mirror Options"). Later that year, Founders Options covering 1,350,000 shares of common stock were acquired from the holders by Jon Siskind, a former officer and director of the Company and the son of Richard Siskind.

         During 2001, no options were granted under the Old Plans to the Company's named executive officers. The following table sets forth information as of December 31, 2001 on stock options held by the named executive officers under the Old Compensatory Plans. No dollar value is provided for options listed in the table since the exercise price of the options exceeded the market price for the common stock at year end.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                                              VALUE OF
                                                   SHARES                   NUMBER OF       UNEXERCISED
                                                  ACQUIRED                 UNEXERCISED      IN-THE-MONEY
                                                     ON        VALUE         OPTIONS AT       OPTIONS AT
NAME                                              EXERCISE    REALIZED      YEAR END          YEAR END
-----                                            ---------    --------     ------------     -------------
Richard Siskind ................................   None        N/A           1,300,000          N/A
Neil Fox .......................................   None        N/A              20,000          N/A


         EMPLOYEE BENEFIT PLANS. The Company maintained the Old Compensatory Plans to provide its officers, key employees and directors an opportunity to acquire or increase their proprietary interests in the Company, adding to their incentive to contribute to its performance and growth. The exercise price for options granted under the Old Compensatory Plans was fixed by a Compensation Committee of the Board at 100% of the market price of the common stock on the date of the grant. Each option was exercisable for periods of up to ten years from the date of grant, or three months after termination of employment, with certain exceptions. At December 31, 2001, options to purchase a total of 323,000 shares of common stock were available for future grants under the Old Compensatory Plans.

         Options granted under the Old Compensatory Plans covering a total of 1,877,000 shares of the Company's common stock were outstanding prior to the AOG Transactions at exercise prices ranging from $.30 to $1.00 per share, with terms expiring between December 30, 2003_ and April 25, 2006, subject to earlier expiration three months after a holder's termination of employment. As part of the AOG Transactions, the Board adopted a new plan (the "Replacement Option Plan") providing for the exchange of each stock option then outstanding with a new option, exercisable for three years thereafter for the same number of shares at an exercise price of $.50 per share or the exercise price of the exchanged option, if less than $.50 per share. The AOG Transactions constituted a change of control triggering the immediate vesting of any unvested options under the terms of the Old Plans. Accordingly, all of the Replacement Options vested immediately upon issuance. The following table shows options issued under the Replacement Option Plan at the closing of the AOG Transactions on April 16, 2002. Because the exercise prices of all the options exceeded the closing price of $.33 for the common stock on that date, no dollar value is presented for the listed options.

                    GRANTS UNDER THE REPLACEMENT OPTION PLAN


                                                                      OLD OPTIONS                          REPLACEMENT OPTIONS
                                                          -----------------------------------       -------------------------------
                                                          NUMBER                                      NUMBER
NAME OF                                                  OF SHARES      EXERCISE     DOLLAR         OF SHARES    EXERCISE  DOLLAR
HOLDER                             POSITION               COVERED       PRICE        VALUE          COVERED      PRICE     VALUE
------                    --------------------------     ---------      --------     --------     ------------   --------  --------


Richard Siskind           President and CEO                 900,000     $  .75       $  --           900,000      $ .50    $   --
                                                            400,000        .81          --           400,000        .50        --
                                                            500,000(1)    1.50          --           500,000        .50        --
                                                            500,000(1)    1.00          --           500,000        .50        --
                                                            476,000(1)     .50          --           476,000        .50        --
Beverly Roseman           Vice President                     75,000        .81          --            75,000        .50        --
                                                            150,000        .63          --           150,000        .50        --
Jon Siskind               Vice President                     75,000        .81          --            75,000        .50        --
                                                            150,000        .63          --           150,000        .50        --
Neil Siskind              Vice President                     15,000        .44          --            15,000        .44        --
                                                            100,000        .30          --           100,000        .30        --
Other Employees (3 persons)                                  12,000        .81          --            12,000        .50        --

----------------------

      (1) Represents Mirror Options, which are exercisable only to the extent of any exercise of the corresponding Founders Options. See "Background" above.

         MANAGEMENT AGREEMENTS. Prior to May 2001, the Company and Richard Siskind were parties to a Management Agreement (the "Management Agreement"), providing for Mr. Siskind's employment as President and Chief Executive Officer for a three-year term that began with the 1998 Change of Control. In accordance with the Management Agreement, Mr. Siskind arranged a new credit facility for the Company, part of which he guaranteed, to provide the Company with adequate financial flexibility at lower costs than its prior facility. See "Background" above. Consistent with his objective of reducing the Company's overhead, Mr. Siskind received an annual salary of $200,000 for his services under the Management Agreement. In lieu of salary at a market rate, the Management Agreement provided for his receipt of the Mirror Options and the options issued to him under the other Old Plans.

         As part of the AOG Transactions, the Company entered into a new management agreement with RSC and Richard Siskind (the "2002 Management Agreement") providing for various transitional accommodations and services from RSC and Mr. Siskind for a period of up to five months pending the Company's relocation. These include:

     o The Company's continued use of the showroom space within the RSC offices, at no cost to the Company

     o Apparel inventory sales services of RSC personnel, also without cost to the Company other than related shipping and warehousing charges plus customary administrative costs and sales commissions

      o Restructuring of the Company's indebtedness to RSC to limit its recourse for repayment to proceeds from settlement of the Company's litigation against its domestic licensee of its CROSS COLOURS trademark

      o Apparel inventory, litigation management and related services during the transition period from Mr. Siskind, who reserves the right to retain the office and authority of President of JKC pending the sale of all or substantially all the Company's apparel inventory in place as of the Closing

      o A lock up on sales of the Company's common stock held by Mr. Siskind through April 15, 2003.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee of the Board is responsible for evaluating compensation arrangements for all officers and key employees and for administering the Company's employee benefit plans. Since May 1998, the Compensation Committee has been comprised of Messrs. Fertel and Greenberg. Neither one of these directors has ever served as an officer of the Company or any of its subsidiaries or had any related party transactions with the Company in 2001, except that the law firm in which Mr. Fertel is a partner provided legal services to the Company during the year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         COMPENSATION POLICY. During 2001, the Company provided below market compensation for its CEO and no salary for RSC personnel assigned to its operations, as contemplated by the Management Agreement. See "Management Agreements" above. Under its executive compensation structure, the Company has augmented the CEO's salary and provided incentive compensation to its other officers through stock option grants designed to attract and retain qualified executives with interests, as co-owners of the Company, identical to those of its unaffiliated shareholders. The Board's objective, reflected in recommendations by the Compensation Committee, is to integrate these compensation components with the annual and long term performance of the Company as well as the achievements and contributions of the individual executives. In this way, the Committee believes that the Company's compensation program enables it to balance the relationship between compensation and performance in the best interests of the shareholders.

         SALARY REDUCTIONS. Commencing in May 1998, current management substantially replaced the members of the Company's prior management, who resigned their positions with the Company between August and October 1998. They were replaced by Richard Siskind as President and CEO, Beverly Roseman and Jon Siskind as Vice Presidents and, during 2001, Neil Siskind as a Vice President and Galina Sosonko as Chief Financial Officer. Each agreed to accept stock options in lieu of any salary until the Company achieved sustained profitability, except that Richard Siskind also received a below market salary of $200,000 in accordance with the Management Agreement.

         STOCK OPTIONS. The Committee recommended that the management team added in 1998 receive option grants as the major or sole form of their compensation. In addition to the Mirror Options, which are not compensatory, Richard Siskind was awarded options in 1998 to purchase 900,000 shares of common stock at an exercise price of $.75 per share under one of the Old Compensatory Plans and options to purchase 400,000 shares of common stock at an exercise price of $.8125 per share under a separate Old Plan. Prior to 2001, Beverly Roseman and Jon Siskind were each awarded options to purchase 150,000 shares of common stock at an exercise price of $.625 per share and subsequent options to purchase an additional 75,000 shares of common stock at an exercise price of $.8125 per share a under the Old Compensatory Plans. Since these option packages vested over three years, no additional options were granted to these officers in 2001 or 2000. During 2001 and 2000, Neil Siskind, a son of Richard Siskind, provided executive services to the Company under the Management Agreement and received options to purchase an aggregate of 115,000 shares of common stock at exercise prices ranging from $.30 to $.4375 per share. All of the outstanding options were exchanged under the Replacement Option Plan in April 2002. See "Employee Benefit Plans" above.

         CONCLUSION. The Committee believes that the executive compensation policies implemented through its recommendations serve the interest of the Company's shareholders and the long range goals of the Company.

THIS REPORT HAS BEEN APPROVED BY THE FOLLOWING
MEMBERS OF THE COMPENSATION COMMITTEE:         BARRY FERTEL   ROBERT GREENBERG

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is responsible for monitoring the Company's internal controls and financial reporting process. The Committee held discussions with representatives of Mahoney Cohen & Company, CPA, P.C., the Company's independent auditors ("Mahoney Cohen"), to review the results of its audit of the Company's financial statements for the year ended December 31, 2001 and its evaluation of the Company's internal controls and financial reporting process. Mahoney Cohen also provided the Committee with information relating to its independence. Based on its discussions with Mahoney Cohen and related meetings with Company management, the Committee recommended that the Board approve the financial statements for inclusion in the Company's annual report on Form

10-K for the year ended December 31, 2001 and approve the retention of Mahoney Cohen as independent auditors for 2002.


THIS REPORT HAS BEEN APPROVED BY THE FOLLOWING
MEMBERS OF THE AUDIT COMMITTEE:               BARRY FERTEL     ROBERT GREENBERG

FEES INCURRED FOR SERVICES OF MAHONEY COHEN

         For 2001, the Company incurred $59,769 in fees for audit services rendered by Mahoney Cohen, including review of quarterly statements. Mahoney Cohen did not provide any information technology services to the Company in 2001 but did provide services related to the preparation of federal, state and local tax returns and other related tax matters, for which the Company incurred fees aggregating $14,327 in 2001.

PERFORMANCE GRAPH

           The following graph compares the yearly percentage change in the Company's cumulative total shareholder return with the cumulative return (assuming reinvestment of dividends) of (i) the Russell 2,000 Index and (ii) an Apparel Index group as published by Value Line. Inc.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


                        [Line Chart]

                             PRINCIPAL SHAREHOLDERS

      The following table shows the amount of our common stock beneficially owned as of August 31, 2002 by (1) each person who we know owns beneficially more than 5% of the common stock, (2) each of our directors, (3) each named executive officer and (4) the directors and named executive officers as a group.

                                                                     COMMON STOCK
                                        ADDRESS OF                   BENEFICIALLY     PERCENTAGE
5% SHAREHOLDERS                    5% BENEFICIAL OWNERS                OWNED           OF CLASS
---------------               ----------------------------------   ---------------   ---------------

Alpha Omega Group, Inc.       350 Bedford Street, Suite 307           30,000,000          82.5%
                              Stanford, CT 06901

Richard Siskind               1385 Broadway                            3,200,000(1)        8.5%
                              New York, NY 10018

NAMED EXECUTIVE OFFICERS AND DIRECTORS

Richard Siskind............................................     3,200,000(1)               8.5%
Kathryn E. Braithwaite.....................................        50,000(2)                --
Richard Geist..............................................        50,000(2)                --
James J. Thomas II.........................................        50,000(2)                --
All named executive officers and directors
 as a group (4 persons)....................................     3,350,000(1)               8.8%

---------------------
      (1) Includes a total of 1,300,000 shares issuable upon the exercise of options vested under the Replacement Option Plan. Excludes a total of up to 1,476,000 shares issuable to Richard Siskind upon exercise of the Mirror Options, which are only exercisable to the extent that any Founders Options are exercised. See "Executive Compensation - Stock Options."

      (2) Reflects shares issuable upon the exercise of options vested under the Old Compensatory Plans.

                              CERTAIN TRANSACTIONS

         During 2001, certain employees of RSC, a company controlled by Richard Siskind, the President, Chief Executive Officer and a director of the Company, performed services for the Company at RSC's cost of approximately $29,000, and the Company shared RSC's office and warehouse space at RSC's cost of approximately $72,000. At December 31, 2001, the Company was indebted to RSC in the amount of $475,000 for advances used by the Company primarily for acquired apparel inventory. The Company issued RSC demand promissory notes evidencing its repayment obligations for these advances. Interest of $21,000 accrued on the principal amount of the notes at 8% was paid to RSC during 2001. In April 2002, the Company repaid RSC $328,000 of its indebtedness on the notes from proceeds of a litigation settlement with an unaffiliated trademark licensee and assigned RSC its rights to a deferred settlement installment of $200,000 due in January 2003 in satisfaction of its remaining obligations under the notes. See "Business of the Company - Management's Discussion and Analysis of the Company's Financial Position and Results of Operations - Liquidity and Capital Resources."

         The Company subleased showroom and office space during 2001 at 1385 Broadway in New York City from a company owned by Jon Siskind, a former officer and director of the Company and the son of Richard Siskind. Rent of $19,000 was paid for the sublease during 2001.

         It is our policy to structure any transactions with related parties only on terms that are no less favorable to the Company than could be obtained on an arm's length basis from unrelated parties.

                          BUSINESS OF THE LANTERN GROUP

         The following information has been provided by or on behalf of Zi. Based on our due diligence review in connection with the Lantern Transactions, we believe the factual statements included in this information are accurate. Any forward looking statements should be read in conjunction with our cautionary disclosures under the caption "Proposal 1 - Acquisition of the Lantern Group - Risk Factors."

INTRODUCTION

         The Lantern Group is primarily engaged through MLC as a distributor of educational video content to schools and students throughout Canada. Since its inception in 1975, the Lantern Group has expanded its services to include program repurposing and digital delivery. The Lantern Group's objective is to become the largest, indexed, learning video content provider in Canada, and to ultimately extend that franchise to the United States, China and other markets. In March 2002, in connection with a management buyout of MLC through MagicVision, the Lantern Group was acquired by Zi through the purchase of the MagicVision Shares for $1,359,000 (including transaction costs), plus 100,000 common shares of Zi valued at approximately $499,000, resulting in the following corporate structure:

  ---------------------------------------------------------------------
                             ZI CORPORATION
  ---------------------------------------------------------------------
  ---------------------------------- ----------------------------------
                                     100%
  --------------------------------------------------------------------
  ---------------------------------------------------------------------
                         MAGICVISION MEDIA INC.
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------

  ---------------------------------------------------------------------
  ---------------------------------- ----------------------------------
                                     100%
  ---------------------------------- ----------------------------------
  ---------------------------------------------------------------------
                   MAGIC LANTERN COMMUNICATIONS LTD.
  ---------------------------------------------------------------------
  ---------------------------------- ----------------------------------

  ---------------------------------- ----------------------------------
  ---------------------------------------------------------------------
                            75%                                       100%
                                                               --------------
  -------------------------------------       ----------------------------------
  SONOPTIC TECHNOLOGIES INC.                                TUTORBUDDY INC.
  -------------------------------------       ----------------------------------

HISTORY OF LANTERN GROUP

         The major events in the Lantern Group's business evolution are listed below:



DATE                EVENT
----                -----
1975                MLC was formed with exclusive rights to distribute Walt
                    Disney educational film product in Canada.

1977                MLC  signed a  distribution  agreements  with  Altchul
                    Group Corporation, company based in Illinois, increasing representation to 50 producers and over 3,000 titles.

1981                MLC launched the first educational video collection of United
                    Press International News video resources.

1983                MLC commenced distance  education/educational  television
                    initiatives,  becoming a distributor for Annenberg/CPB MLC also began providing content for Canadian educational networks.

1985 MLC concluded the acquisition of video rights for 100% of its library.

1990                MLC and Teleset Canada formed Canadian Satellite Services
                    Inc., with interests of 75% and 25%, respectively ("CSS"), to explore alternative methods of educational content delivery in Canada.

1991 MLC acquired digital rights from various content suppliers and producers to facilitate compression technologies needed for satellite delivery.

1994                Sonoptic acquired rights to implement CSS' initiatives for developing digital video services for NBTel, now Aliant
                    telecom. The headquarters of Sonoptic were moved to New
                    Brunswick in connection with an investment from the
                    Government of New Brunswick giving it a 25% interest in Sonoptic.

1994                MLC entered into a contract with the British Columbia
                    Ministry of Education to provide exclusive marketing and distribution services for curriculum recommended resources to British Columbia's public schools. BC Learning
                    Connection Inc. was established in British Columbia to implement the initiative.



DATE                EVENT
----                ------
1996                The outstanding shares of MLC were acquired by NTN Interactive Network Inc.

1997                MLC  acquired  the assets of Image Media Ltd.,  a wholly owned subsidiary  of Vidatron  Entertainment  Group Inc. of Vancouver,  British
                    Columbia  ("Image  Media").  The assets  including  a west  coast  media  duplication facility, educational software sales connections and approximately 1,000 new titles.

1998                Sonoptic  received a research and  development  grant to develop
                    VideoBase(TM)software,  a digital  video  utility to chapter and index linear video.

2000                MLC launched its first digital video content offering to Canadian schools.

2000                MLC and Sonoptic began the development of Tutorbuddy.com.

2000                MLC acquired the assets and business operations of Richard
                    Wolff Enterprises, Inc., a company based in Illinois
                    ("RWE"), expanding MLC's library of educational titles and providing access to an international distribution infrastructure developed by RWE.

2001                MagicVision was incorporated by management of the Lantern
                    Group in anticipation of completing a management buyout of MLC from NTN.

2002 The shares of MLC were purchased by MagicVision with financial assistance from Zi, and MagicVision Shares were acquired by Zi.

MEMBERS OF THE LANTERN GROUP

           MAGICVISION MEDIA INC. MagicVision is an Ontario corporation formed in September 2001 by the senior management of MLC to effect a management buyout of the Lantern Group, which was completed in March 2002 in connection with Zi purchase of the MagicVision Shares from NTN. MagicVision has no material assets other than the outstanding capital stock of MLC no separate operations.

         MAGIC LANTERN COMMUNICATIONS LTD. MLC was formed in 1975 to act as exclusive Canadian distributor of educational 16mm film for The Walt Disney Educational Media Company. In April 1966, MLC was restructured as a Canadian corporation under the Canada Business Corporations Act (the "CBCA") through an amalgamation with CSS. MLC is engaged in the distribution of educational video content primarily in Canada. It has exclusive distribution rights to over 300 film producers representing over 14,000 titles. Its customers include Canadian Learning Television, TV Ontario and History Television and approximately 9,000 of the 12,000 English speaking schools in Canada, as well as public libraries, colleges, universities, government departments and agencies, educational broadcasters and general business participants. MLC's content catalog covers all student populations from pre-school through high school, post-secondary, distance education and general interest categories. Video programs include "how to" formats, children's programs, health and safety instructional videos and personal and professional development sessions. MLC also offers a library of visual learning materials that are course correlated to match Ministry of Education course requirements.

         TUTORBUDDY INC. Tutorbuddy was formed in March 2000 under the CBCA to develop an Internet based educational content delivery service. Its objective is to provide content and related educational services on demand to students, teachers and parents. Building on Sonoptic's research and development, Tutorbuddy is developing an on-line educational video library with information search and content management capabilities, to be branded and offered first to Canadian schools and ultimately the homes of school-age children. The initial phase of this initiative is scheduled to be launched in Canada during the fall of 2002.

         SONOPTIC TECHNOLOGIES INC. Sonoptic was formed in June 1980 under the CBCA to follow through on the satellite delivery initiatives of CSS, a former 75% owned subsidiary of MLC. Its objective was to develop an expertise, service offerings and software applications for converting analog video content to digital formats. Sonoptic currently provides MPEG I and MPEG II digital video encoding services, DVD authoring and video indexing, digital video applications consulting, database development and integration services, as well as research and development for MLC on digital video utility. Sonoptic has also developed a proprietary video base indexing software that allows users to aggregate, bookmark, re-sort and add their own comment boxes to pre-existing content. The offices of Sonoptic are located in Saint John, New Brunswick. The Government of New Brunswick is a 25% minority shareholder in Sonoptic.

BUSINESS STRENGTHS AND STRATEGY

         STRENGTHS. For over 25 years, MLC has been a partner of both teachers and students with what management estimates to be one of the largest exclusive collections of educational content in Canada. Management of the Lantern Group believes its strengths within the "learning" value chain are derived from its expertise as both a content provider and a content aggregator, with the following features:

     o Extensive analogue and educational video content library, with digital and streaming capabilities;

     o Digitization of analogue and video content through Sonoptic technology;

     o In house professional capability to assist educators identify course correlation descriptors, combined with Sonoptic's ability to index and create the metadata to match;

     o Reputation and relationships within the education and learning community;

     o Arrangements with producers and international distributors for continually updating the MLC video content catalog;

     o     Strong brand recognition throughout Canada's education system;

     o In house professional education expertise and familiarity with the Canadian education market;

     o Ability to "broadcast quality" in both analogue and digital processes;

     o Expertise with "video on the desktop" and its relationship to educational teaching models; and

     o Reputation for supporting education community-based programs like the Campbell Soup's LABELS FOR EDUCATION.(TM)

         STRATEGY. To achieve its objective of becoming the largest, indexed, learning video content provider in Canada and ultimately leverage its franchise in other markets, the Lantern Group continues to upgrade its video offerings and utilize cutting edge technology. This strategy for expanding its marketing footprint is based on the its appreciation of consumer demand for high quality e-education content delivered on-demand in both the home and in the school to support the learning environment for children. The next phase in the implementation of this strategy will be focused on developing, maintaining, supporting and ultimately exporting both its traditional library of visual learning materials in analogue format and its new on-demand visual learning services delivered through Tutorbuddy.com and its stand-alone VideoBased Streaming Solutions(TM) ("VBSS").

COMPETITION

         GENERAL. The Lantern Group faces competition from both traditional learning video content providers and digital learning content providers. Some of these competitors are multi-national and regional firms offering services, systems and platforms through established Internet sites or proprietary networks. Many of these competitors have substantially greater financial, technical, marketing and deployment resources than the Lantern Group. Competitors particularly in markets outside Canada have the added advantage of offering a greater diversity of products and services with a substantial installed customer base. The Lantern Group's analysis of its competition within these two industries is set forth below.

         TRADITIONAL LEARNING VIDEO CONTENT PROVIDERS. Management of the Lantern Group believes MLC is currently one of the largest educational learning video providers to the Canadian education, library and special interest group markets. In management's opinion, MLC has attained this position as a result of several competitive factors, including knowledge of the Canadian education system and its provincial Ministries of Education, brand recognition, supply-line relationships with worldwide educational video producers and leadership in creating course correlated matching for educators.

         Traditional format competitors of the Lantern Group in Canada include:

     o CANADIAN LEARNING COMPANY, INC., focused primarily on the kindergarten to Grade 12 ("K-12") markets and special interest groups, has the advantage of representing three major Canadian producers - AIMS, Great Plains and Reading Rainbow.

     o INTERNATIONAL TELE-FILM benefits from relationships with producers such as TVO, BBC, PBS, Phoenix and John Cleese, as well as the appeal of carrying French language content.

     o MARLIN MOTION PICTURES LTD. distinguishes its offerings by supplementing its K-12 education video with business and general industry content from suppliers including United Learning, AGC and MTI, although it offers no option for course correlation.

     o MEDIAMAX INTERNATIONAL is a small French language competitor servicing French-language schools in Canada.

         DIGITAL LEARNING VIDEO CONTENT PROVIDERS. MLC has obtained agreements from many of its producers for its digitization, indexing and ultimately streaming of their analog content through the web-enabled Tutorbuddy.com or stand-alone VBSS offerings. Management of the Lantern Group believes these services offer the following competitive advantages:

     o Access to its "crypto key," a technology developed by Tutorbuddy to prevent re-purposing;

     o Use of the "meta" data collected from K-12 course correlation to ensure that data corresponds to educators' needs;

     o     Access to MLC's content library of over 12,000 titles;

     o Availability of innovative software tools developed by Tutorbuddy full indexing and relevant search capabilities for all digitized, indexed video content; and

     o Leadership in the movement to include indexed and streaming rights versus, straight streaming of full content without indexing.

         Although management of the Lantern Group believes that competitors of Tutorbuddy.com and VBSS currently lack a comparable range of services, various distributors now offer learning video content in streaming format, providing competition worldwide through Internet-enabled services. These competitors include:

     o CLASSROOM VIDEO is an Australian based firm with a presence in the United Statues, Canada and the United Kingdom for its encoded indexed titles produced in house and generally provided on hard drives sold to end users.

     o UNITED STREAMING has established a presence in Canada through distribution arrangements with Marlin Motion Pictures, a traditional format competitor.

     o AIMS MULTIMEDIA provides a branded service with digital curriculum available in the United States.

         Other streaming technologies and streaming packaging, although not directly competitive, are generally available through television on the Web, production and publication, event management, entertainment, expert systems linked to education, university and test environments and promotion and sales demonstrations.

FINANCIAL INFORMATION

         The following tables present summary financial information for the Lantern Group as of the dates and for the periods indicated. The financial information presented below is derived from the interim unaudited Consolidated Financial Statements of the Lantern Group and the audited Consolidated Financial Statements of the Lantern Group at the end of this proxy statement. This information should be read in conjunction with those Consolidated Financial Statements and related Notes thereto.

               MAGIC LANTERN COMMUNICATIONS, LTD. AND SUBSIDIARIES

                         (IN THOUSANDS, EXCEPT FOOTNOTE)




                                                          TEN MONTHS                                 FISCAL YEAR ENDED
                                                        ENDED JUNE 30,                            AUGUST 31,
                                                 -----------------------------      ---------------------------------------
                                                    2002               2001            2001           2000         1999
                                                 ----------        -----------      ----------     -----------  -----------
                                                          UNAUDITED
SUMMARY OF OPERATIONS:
Revenues.......................................  $     1,800       $     2,640     $     3,095     $    3,603   $    3,448
Cost of sales..................................          577               765           1,195          1,530        1,526
                                                 -----------       -----------      ----------     ----------   ----------
Gross profit...................................        1,223             1,875           1,900          2,073        1,922

Selling general and administrative expenses....        1,645             2,015           2,123          1,909        1,974
Bad debts......................................          105                32              70             61           84
Interest and bank charges......................           73                21              41             64           31
Depreciation and amortization..................          292               208             266            199          216
Management fees................................           36                55              66             45           --
Impairment of goodwill.........................           18                --              --             --           --
Writeoff of loan receivable....................          101                --              --             --           --
Cancellation of indebtedness...................           --                --             (13)           (66)          --
Loss on sale of assets.........................            6                --              --             --           --
                                                 -----------       -----------      ----------     ----------   ----------
                                                       2,276             2,331           2,553          2,212        2,305
                                                 -----------       -----------      ----------     ----------   ----------
Net loss.......................................  $    (1,053)      $      (456)     $     (653)    $     (139)  $     (383)
                                                 ===========       ===========      ==========     ==========   ==========





                                                AS OF JUNE 30,                    AS OF AUGUST, 31,
                                                    2002                              2001
                                                 -----------                      --------------
                                                  UNAUDITED
SUMMARY BALANCE SHEET DATA:
Working capital (deficit)......................  $      (253)                      $      (10)
Total assets...................................        2,985                            2,234
Total liabilities(1)...........................        1,492                            3,894
Shareholders' equity (deficit).................        1,493                           (1,661)


---------------------
(1) Includes current liabilities of $817,000 at June 30, 2002 and $873,000 at August 31, 2001.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE LANTERN GROUP'S
     FINANCIAL CONDITION AND RESULTS OF OPERATIONS
-----------------------------------------------------------

INTRODUCTION

         MLC was founded in 1975 as a Canadian distributor of educational analog video to school board instructional resource centers. Since its inception, MLC has grown throughout Canada, now counting among its customers more than 9,000 of the 12,000 English speaking schools in the country. Through Sonoptic, the Lantern Group embarked on a program in 2000 to develop technology to deliver its content in indexed digital format to MLC's existing customers and to new customers. Services of the Lantern Group now include program repurposing, digital delivery and the management and implementation of corporate sponsored programs geared to Canadian schools. The Lantern Group is also pursuing opportunities for geographic expansion.

         In March 2002, MLC was acquired in a management buyout by MagicVision, which in turn was acquired by Zi. See "Business of the Lantern Group - History of the Lantern Group." The consolidated financial statements of the Lantern Group included in this proxy statement have been prepared in accordance with accounting principles generally accepted in the United States. See "Financial Information." The following discussion was prepared by management of the Lantern Group and should be read in conjunction with those consolidated financial statements and the related notes.

RESULTS OF THE LANTERN GROUP'S OPERATIONS

      TEN MONTHS ENDED JUNE 30, 2002 AND 2001. The Lantern Group's total revenues for the ten months ended June 30, 2002 (the "2002 Interim Period") were $1,801,000 compared to $2,640,000 for the ten month ended June 30, 2001 (the "2001 Interim Period"), a decrease of $839,000 or 32%. Revenues for both periods were derived from the following sources:

      Revenues of $1,167,000 were derived from video sales in the 2002 Interim Period compared to $1,506,000 from this source in the 2001 Interim Period. The decrease of $339,000 or 23% on a comparative basis reflects lower levels of funding by all levels of government, resulting in tighter budget constraints placed on educational bodies during the 2002 Interim Period and a corresponding decline in sales of MLC's educational materials.

      Revenues from video dubbing were $422,000 for the 2002 Interim Period compared to $490,000 for the 2001 Interim Period, a decrease of $68,000 or 14%. The decrease was primarily attributable to lower sales to a former affiliate. This was only partially offset by sales of approximately $32,000 to new clients in the 2002 Interim Period.

      Revenues from digital encoding were $127,000 for the 2002 Interim Period compared to $482,000 for the 2001 Interim Period, a decrease of $355,000 or 74%. The decrease reflects a greater allocation of resources to digitize and populate the Tutorbuddy search engine, which limited resources available for services to third parties but was initiated with a view to furthering the Lantern Group's longer term strategy for creating new business opportunities.

      Other revenues were $85,000 for the 2002 Interim Period, a decrease a $77,000 or 48% compared to $162,000 for the 2001 Interim Period. The decrease primarily reflects sales from a Tutorbuddy pilot in the 2001 Interim Period generating approximately $47,000 in nonrecurring revenues.

      Total cost of sales aggregated $577,000 for the 2002 Interim Period compared to $765,000 for the 2001 Interim Period, a decrease of $188,000 or 25%. Total gross margins decreased to 68% in the 2002 Interim Period from 71% in the 2001 Interim Period.

      For the 2002 Interim Period, video and software costs aggregated $365,000 compared to $463,000 for the 2001 Interim Period, a decrease of $98,000 or 21%. The decrease was generally proportionate to the decline in video sales and revenues from software services during the same comparative periods. As a percentage of revenues from video sales, these costs remained relatively stable at 31% for both interim periods.

      Video dubbing costs remained relatively consistent at $209,000 for both interim periods. As a percentage of video dubbing revenues, these costs increased to 50% in the 2002 Interim Period from 43% in the 2001 Interim Period, reflecting a general increase in the cost of tapes and decreased margins on certain orders.

      SG&A expenses for the 2002 Interim Period were $1,645,000 compared to $2,015,000 for the 2001 Interim Period, a decrease of $370,000 or 18%. The decrease was primarily due to a reduction in the Lantern Group's sales force and in other associated overhead costs, reflecting staff reductions in response to lower current sales levels.

      Bad debts expense was $105,000 in the 2002 Interim Period compared to $33,000 for the 2001 Interim Period, an increase of $72,000. The increase resulted from adjustments in the allowance for doubtful customer accounts, reflecting general economic conditions in the markets served by the Lantern Group.

      Interest and bank charges for the 2002 Interim Period were $73,000 compared to $21,000 for the 2001 Interim Period, an increase of $52,000. The increase reflects higher interest charges on a long term note payable to Provincial Holdings Ltd. See "Liquidity and Capital Resources" below.

      Depreciation and amortization for the 2002 Interim Period was $292,000 compared to $209,000 for the 2001 Interim Period, an increase of $83,000 or 40%. This increase reflects additional depreciation expense on the fair value increments of $1,604,000 applied to intangible assets following the acquisition of the Lantern Group by Zi in March 2002. See "Business of the Lantern Group - History of the Lantern Group."

      Other costs for the 2002 Interim Period were $162,000 compared to $55,000 for the 2001 Interim Period, an increase of $107,000. For the 2002 Interim Period, other costs included a write-off of $101,000 on a loan receivable in connection with the March 2002 acquisition of the Lantern Group by Zi.

      The Lantern Group recognized net losses of $1.053,000 for the 2002 Interim Period and $456,000 for the 2001 Interim Period. The $597,000 differential primarily reflects a lag in reducing SG&A expenses and fixed costs in pace with the decline in revenues for the 2002 Interim Period. Although the results of operations for the 2002 Interim Period are not necessarily indicative of operating results to be anticipated for the full year, management of the Lantern Group does not expect to strategy for revenue growth to generate meaningful results in the short term.

      FISCAL YEAR ENDED AUGUST 31, 2001 AND 2000. The Lantern Group's total revenues were $3,095,000 for its fiscal year ended August 31, 2001 (the "2001 Fiscal Year") compared to $3,603,000 for the fiscal year ended August 31, 2000 (the "2000 Fiscal Year"), a decrease of $508,000 or 14%. Revenues for both fiscal years were derived from the following sources:

      Revenues of $2,116,000 were derived from video sales in the 2001 Fiscal Year compared to $2,569,000 from this source in the 2000 Fiscal Year. The decrease of $453,000 or 18% on a comparative basis reflects lower levels of funding by all levels of government during the 2001 Fiscal Year, resulting in tighter budget constraints placed on educational bodies and a corresponding decline in 2001 Fiscal Year sales of MLC's educational materials. In the 2000 Fiscal Year, MLC benefited from increased levels of sales to support new educational specialty channels that were launched in Canada, and the normalization of these sales during the 2001 Fiscal Year also affected comparative results.

      Revenues from video dubbing were $447,000 for the 2001 Fiscal Year compared to $684,000 for the 2000 Fiscal Year, a decrease of $237,000 or 35%. In the 2001 Fiscal Year, MLC focused resources on initiatives to increase customer satisfaction through internal product development, with the objective of enhancing future sales but the short term impact of lowering contemporaneous sales volumes.

      Revenues from digital encoding were $504,000 for the 2001 Fiscal Year compared to $350,000 for the 2000 Fiscal Year, an increase of $154,000 or 44%. The increase was primarily attributed to two new contracts for digital encoding and DVD authoring in the 2001 Fiscal Year.

      Cost of sales aggregated $1,195,000 for the 2001 Fiscal Year compared to $1,530,000 for the 2000 Fiscal Year, a decrease of $335,000 or 22%. Gross profit as a percentage of revenue increased to 61% in the 2001 Fiscal Year from 58% in the 2000 Fiscal Year, although gross profit decreased by $173,000 or 8% year over year.

      Video and software costs aggregated $869,000 for the 2001 Fiscal Year compared to $1,060,000 for the 2000 Fiscal Year, a decrease of $191,000 or 18%. The decrease generally corresponds to the year-over-year decline in revenues from video sales and software services. As a percentage of video sales revenues, these costs remained consistent at 41%. The major component of cost of sales are royalty expense, which accrues to the various producers as sales are made to customers. The royalties vary from producer to producer and are calculated based on a percentage of the selling price. Royalty percentages also vary depending on the nature of the revenue, with broadcast sales typically generating the highest royalties, then video-cassettes, followed by digital sales at the lowest level.

      Video dubbing costs were $273,000 for the 2001 Fiscal Year compared to $394,000 for the 2000 Fiscal Year, a decrease of $121,000 or 31%. The decrease also corresponds generally to the year-over-year decline in revenues from digital encoding services. As a percentage of video dubbing revenues, these costs increased to 61% in the 2001 Fiscal Year from 58% in the 2000 Fiscal Year, reflecting a general increase in the cost of tapes and raw stock and decreased margins on certain orders.

      SG&A expenses for the 2001 Fiscal Year were $2,123,000 compared to $1,909,000 for the 2000 Fiscal Year, an increase of $214,000 or 11%. The increase was primarily due to costs associated with MLC's launch of an international marketing plan.

      Interest and bank charges, including forgiveness of interest and debt, for the 2001 Fiscal Year were $29,000 compared to a net recovery of $2,000 for the 2000 Fiscal Year, an increase of $31,000. The increase resulted from higher debt levels associated with the purchase of Richard Wolff Enterprises, effective September 1, 2000. See "Business of the Lantern Group - History of the Lantern Group."

      Depreciation and amortization expense for the 2001 Fiscal Year aggregated $266,000 compared to $198,000 for the 2000 Fiscal Year, an increase of $68,000 or 34%. The increase reflected depreciation on capital asset additions of $265,000 in fiscal 2001.

      The Lantern Group recognized net losses of $653,000 for the 2001 Fiscal Year and $139,000 for the 2000 Fiscal Year, an increase of $514,000, reflecting a decline of $173,000 in gross profit and an increase of $341,000 in expenses on a year-over-year basis. The Lantern Group made no provision for income taxes for the 2001 or 2000 Fiscal Years since none of its operating units realized taxable income for these fiscal years.

      FISCAL YEARS ENDED AUGUST 31, 2000 AND 1999. Total revenues were $3,603,000 for the 2000 Fiscal Year compared to $3,449,000 for the fiscal year ended August 31, 1999 (the "1999 Fiscal Year"), an increase of $154,000 or 5%. Revenues from video sales were $2,569,000 for the 2000 Fiscal Year compared to $2,679,000 for the 1999 Fiscal Year, a decrease of $110,000 or 4%, reflecting an increase of 5% in average sales prices on a year-over-year basis. Revenues from video dubbing were $684,000 for the 2000 Fiscal Year compared to $459,000 for the 1999 Fiscal Year, an increase of $225,000 or 49%, primarily attributable reduced sales to a former affiliate. Revenues from digital encoding were $350,000 for the 2000 Fiscal Year, compared to $310,000 for the 1999 Fiscal Year, an increase of $40,000 or 13%, reflecting a change in the mix of sales from predominantly CD to DVD format.

      Cost of sales aggregated $1,530,000 for the 2000 Fiscal Year compared to $1,526,000 for the 1999 Fiscal Year, an increase of $4,000. Total gross profit as a percentage of revenue increased to 58% in the 2000 Fiscal Year from 56% in the 1999 Fiscal Year. Video and software costs in aggregate were $1,060,000 for the 2000 Fiscal Year compared to $1,283,000 for the 1999 Fiscal Year, a decrease of $223,000 or 17%, generally corresponding to the decline in revenues from video sales and software services. As a percentage of video sales revenues, these costs fell to 41% in the 2000 Fiscal Year from 48% in the 1999 Fiscal Year. The decrease in costs as a percentage of sales reflects price increases. On a per unit basis, cost of these sales did not change substantially from the 1999 Fiscal Year. Video dubbing costs were $394,000 compared to $235,000 for the 1999 Fiscal Year, an increase of $159,000 or 68%, also corresponding to the change in revenues from this source on a year-over-year basis. As a percentage of video dubbing revenues, these costs increased to 58% in the 2000 Fiscal Year from 51% in the 1999 Fiscal Year, reflecting a general increase in the cost of tapes and decreased margins on certain orders.

      SG&A expenses for the 2000 Fiscal Year were $1,909,000 compared to $1,974,000 for the 1999 Fiscal Year, a decrease of $65,000 or 3%. Interest and bank charges, including forgiveness of interest and debt, for the 2000 Fiscal Year were a recovery of $2,000 compared to $31,000 for the 1999 Fiscal Year, an increase of $33,000 or 107%. Depreciation and amortization for the 2000 Fiscal Year aggregated $198,000 compared to $217,000 for the 1999 Fiscal Year, a decrease of $19,000 or 9%.

      The Lantern Group recognized net losses of $139,000 for the 2000 Fiscal Year and $383,000 for the 1999 Fiscal Year. This loss reduction reflects increased revenues and lower SG&A expenses on a year-over-year basis.

LIQUIDITY AND CAPITAL RESOURCES OF THE LANTERN GROUP

      LIQUIDITY. For the 2002 Interim Period, the Lantern Group's use of net cash from operating activities aggregated $305,000. For fiscal 2001, 2000 and 1999, net cash provided by (used in) operating activities was $124,000, $300,000 and $(478,000), respectively. The negative trend primarily reflects the Lantern Group's transition from a provider of analog video content to a provider of digital video content and services. The transition was initiated in recognition that analog video utilization would gradually be outpaced by digital technologies for delivery and indexing of educational content. Management of Magic Lantern believes future operating results will depend on the success of transitioning the analog video sales business to digital information services at price levels that are both attractive to existing and new customers and adequate to generate acceptable margins.

      For the 2002 Interim Period, the Lantern Group's use of net cash in operating activities reflects its net loss of $1,053,000 for the period, adjusted for non-cash charges of $499,000, an increase in accounts receivable of $207,000 and an increase in prepaid expenses of $59,000. For the 2001 Fiscal Year, net cash provided by operating activities reflects the Lantern Group's net loss of $653,000, adjusted primarily by non-cash charges of $409,000; increases in accounts payable and accrued liabilities of $201,000 and an increase in prepaid expenses and other current assets of $114,000. For the 2000 Fiscal Year, net cash provided by operating activities reflects the Lantern Group's net loss of $139,000, adjusted primarily by non-cash charges of $32,000 and an increase in accounts receivable of $229,000. Net cash used in operating activities for the 1999 Fiscal Year reflects the Lantern Groups' net loss of $383,000, adjusted for non-cash charges of $243,000, a decrease in accounts receivable of $164,000 and a decrease in accounts payable and accrued liabilities of $109,000.

      Cash used in investing activities in the 2002 Interim Period and the 2001, 2000, and 1999 Fiscal Years aggregated $160,000, $268,000, $101,000 and
$167,000, respectively. These uses of net cash primarily reflect capital expenditures and, for the 2002 Interim Period, $63,000 used to acquire capital assets, $74,000 for the acquisition of intangible assets and $23,000 to acquire other assets.

      Cash provided by (used in) financing activities during the 2002 Interim Period and the 2001, 2000 and 1999 Fiscal Years aggregated $557,000, $88,000, ($282,000) and $555,000, respectively. For all periods, these financing activities primarily reflect cash advances from NTN and its affiliates (net of partial repayments) to finance the Lantern Group's operations prior to its acquisition by Zi in March 2002, and cash advances thereafter from Zi. For the 2002 Interim Period and the 2001 and 2000 Fiscal Years, financing activities also reflect debt service on loans from Atlantic Canada Opportunities Agency in the amounts of $35,000, $68,000 and $69,000, respectively.

      CAPITAL RESOURCES. The Lantern Group has historically relied on advances from its parent companies to address shortfalls in its working capital requirements. In accordance with the terms of the Purchase Agreement, Zi has agreed to convert to equity prior to the Closing all of its advances to the Lantern Group then outstanding. At June 30, 2002, those advances aggregated $176,500. Zi has also undertaken in the Purchase Agreement to make any additional contribution to the capital of MLC necessary to maintain the Lantern Group's estimated cash and cash equivalents at $300,000 at the time of the Closing.

      Upon completion of JKC's pending acquisition of the MagicVision Shares, the Lantern Group expects to have a cash position, both directly and through JKC, aggregating approximately $1 million. Based on cash used in operations, partially offset by investing activities, during the ten months ended June 30, 2002, the Lantern Group expects this anticipated cash position to support its operations at current levels for just over twelve months. This estimate accounts for the application of funds for completing development of its planned technology offering, continuation of projects for digitizing and indexing content for use with this technology and contemplated increases in the size of its sales force and marketing expenditures, including increased efforts to expand its geographic markets.

      The Lantern Group's ability to implement this strategy will ultimately depend on increasing its revenue base, managing costs and, eventually, raising additional capital. Capital requirement estimates are based in part on repayment obligations for a Lantern Group loan from Sonoptic's 25% owner in the principal amount of CDN $750,000 maturing in September 2003. Although annual extensions of the loan maturity date have been granted in the last several years, further extensions are uncertain.. In the absence of a further loan extension and successful efforts to either achieve profitability or raise capital in the next twelve months, the Lantern Group will likely face the need to scale back its technology initiatives and overall operations.

INFLATION.

      The rate of inflation has had little impact on the Magic Lantern Communications operations or financial position during the periods presented and inflation is not expected to have a significant impact the company's operations or financial position during the 2002 Fiscal Year.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
----------------------------------------------------------

GENERAL

      The Lantern Group is exposed to market risks from changes in foreign currency exchange rates and interest rates. MLC and its wholly owned subsidiaries are located in Canada and its functional currency is the Canadian dollar.

INTEREST RATE RISKS

      The Lantern Group had various loans outstanding at August 31, 2001, with an aggregate principal amount of approximately $575,000. Of this indebtedness, loans in the aggregate outstanding principal amount of $480,000 were interest bearing at a fixed rate of 6.75% per annum. The Lantern Group did not use any derivative financial investments to manage its interest rate exposure during the 2002 Interim Period or the 2001 Fiscal Year.

EXCHANGE RATE RISKS

      The Lantern Group is subject to foreign currency exchange rate fluctuations in the Canadian dollar value of foreign currency-denominated transactions. Based on its average annual net currency positions in the 2002 Interim Period and the 2001 and 2000 Fiscal Years, a 10% adverse change in average annual foreign currency exchange rates would not have been material to results reported in its consolidated financial statements for those periods.

      The Lantern Group pays a number of its content suppliers in US dollars. Therefore, fluctuations in the value of the Canadian dollar against the U.S. dollar affects gross profit as well as net income. If the value of the Canadian dollar falls against the US dollar, cost of sales will increase, reducing gross profit and net income. Conversely, if the value of the Canadian dollar rises against the U.S. dollar, gross profit and net income will increase.

EXECUTIVE OFFICERS OF THE LANTERN GROUP

      Biographical information about executive officers of the Lantern Group is provided below:

      HARVEY GORDON, age 53, joined MLC as Chief Executive Officer on July 29th, 2002. Mr. Gordon previously served in a variety of senior capacities with startup and turnaround technology companies: From 1988 to 1994, he was employed by Infonet Services Corporation, a global telecommunications and services company, serving as Senior Vice President for its Canadian subsidiary and Managing Director of its international software companies. From 1994 to 1996, Mr. Gordon was Senior Vice President - Sales and Marketing for Newstar Technologies Inc., a software and service company, followed by employment as Vice President - Sales and Marketing and then Vice President Business Development for Algorithmics Incorporated, also a software company. From 1997 to 2001, he was employed by Changepoint Corporation, moat recently as Vice President - Business Development. Immediately prior to joining MLC, Mr. Gordon was a founding partner of Go to Market Advisors, a consulting firm focused on assisting emerging and reemerging companies bring their products and services to market. Mr. Gordon has an engineering degree from the University of Toronto and a masters degree in computer science.

      DOUGLAS R. CONNOLLY, age 49, co-founded MLC in 1975 and has served as its President since 1982. He began his professional career as an educator, serving in various capacities with the Professional Association for Retarded Children in Montreal. Mr. Connolly entered business and finance in 1971, focusing on credit management and small business financing and development, initially with the Industrial Acceptance Corporation and later with the Bank of British Columbia. He received his undergraduate degree from Sir George Williams University in Montreal, now Concordia University.

      GEORGE WRIGHT, age 59, was responsible for leading the Lantern Group's Sonoptic initiatives, beginning in 1992. After leaving in 1998 to pursue a senior management role with DeVry Ontario, Mr. Wright rejoined MLC in 2000, serving as its Chief Technology Officer, with responsibility for learning technology development and implementation.. He has extensive experience in fields including information technology development and management, public affairs and educational television production. After graduate studies, Mr. Wright joined the Ontario Ministry of Education in the 1971. He entered corporate life as Research Director for the Canadian distilling industry, subsequently serving as Senior Vice President, External Relations, with the Canadian Life and Health Insurance Association, with responsibility for all media, government and public relations activities. He left that position in 1986 to form Les Productions PVF, a Montreal-Toronto based video production company serving corporate and educational clients in Ontario and Quebec. He received his undergraduate degree from Sheridan College, University of Western Ontario.

      GREG ABRAMS, age 40, is the President of Sonoptic. With over 20 years of experience in both studio and location production, Mr. Abrams has produced and directed a wide variety of television projects, including musical variety, a travel series, children's programming, corporate and training productions and commercials. He has also pioneered in the transfer of video technologies and standards into the Web environment and digital management. At

Sonoptic, he has applied this expertise to develop in-house competence ranging from digital compression across on-air production through database construction, website design and maintenance and solutions management for on-time project delivery.

      SHANE HILKOWITZ, age 35, recently joined MLC as Controller. A graduate of the University of Waterloo, Ontario, Canada, and a Chartered Accountant, Mr. Hilkowitz entered financial services with KPMG LLP in 1993, serving through 1996 as Senior Accountant, with responsibility for planning and performance of audits of medium to large clients, primarily in the manufacturing, retail and distribution industries, with special focus on consolidation, due diligence and related speciality work relating to purchase/sale valuation and existence of assets. From 1997 through 1998, he served as Lead Accountant with the Ontario Securities Commission in Toronto, returning to KPMG LLP in November 1998 as Senior Manager for companies primarily in the media, technology and entertainment markets. Mr. Hilkowitz left that position in June 2000 to serve as Vice President-Finance with Microforum Inc. (TSE: MCF), where he played a key role until joining MLC in the sale of two operating units and the implementation of new ERP system throughout the organization.

      THOMAS J. SANDOR, age 47, is the Chief Operating Officer of MLC. His professional experience includes various senior management positions for sales, marketing and operational excellence programs in the domestic and international postal, IT&S, transportation, telecommunications and F1 industries. His prior employers include Nis CR, TPG (the Dutch Postal Authority and its TNT subsidiaries), Harris Computer Systems, Descartes Systems Group, Andersen Consulting and Vector Motorsports.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents previously filed by JKC with the SEC under the Exchange Act are incorporated into this proxy statement by reference:


      o Annual Report on Form 10-K for the year ended December 31, 2001;

      o Quarterly Report on Form 10-Q for the three months ended March 31, 2002;

      o Quarterly Report on Form 10-Q for the six months ended June 30, 2002;

      o Current Report on Form 8-K dated August 5, 2002, including a copy of the Purchase Agreement and the Lantern Option Plan.

                             ADDITIONAL INFORMATION

PROXY MATERIALS AND PERIODIC REPORTS
------------------------------------

      We are currently subject to the informational requirements of the Exchange Act and file reports and other information with the SEC in accordance with those requirements. Our reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices. We file our periodic reports with the SEC electronically, and the SEC maintains a web site providing access to those materials at http://www.sec.gov.

      This proxy statement and related proxy card are being mailed to shareholders on or about October __, 2002. Upon request, additional proxy materials will be furnished without cost to brokers and other nominees for forwarding to beneficial owners of shares held in their names. Upon request, we will also furnish beneficial owners with copies of our periodic reports incorporated by reference in this proxy statement. See "Incorporation of Documents by Reference."

COST OF PROXY SOLICITATION
--------------------------

      The cost of preparing and mailing this proxy statement to our shareholders is estimated at approximately $100,000. In addition to the use of the mails for distribution of this proxy statement, proxies for the Proposals may be solicited by our directors and officers, without additional compensation, by personal interview, telephone or otherwise.

PROPOSALS BY SHAREHOLDERS
-------------------------

      We expect to hold our next annual meeting of shareholders during the second quarter of 2003. Any proposal that a shareholder wishes to present for consideration at the 2003 annual meeting must be received by the Company at its principal executive offices no later than December 31, 2002. This date will provide sufficient time for consideration of the proposal for inclusion in our proxy materials for that meeting.


                                     By Order of the Board of Directors


                                     RICHARD SISKIND
                                     President and Chief Executive Officer

New York, New York
October __, 2002

                                 JKC GROUP, INC.

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------



                              FINANCIAL INFORMATION



                          INDEX TO FINANCIAL STATEMENTS


                                                                           PAGE
                                                                           ----
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
   Introduction to Unaudited Pro Forma
       Consolidated Financial Statements ................................   F-2
   Unaudited Pro Forma Consolidated Balance Sheet--June 30, 2002 ........   F-3
   Notes to Unaudited Pro Forma Consolidated Balance Sheet ..............   F-4
   Unaudited Pro Forma Consolidated Statement of Operations--
       Six Months ended June 30, 2002 ...................................   F-5
   Unaudited Pro Forma Consolidated Statement of Operations--
       Year Ended December 31, 2001 .....................................   F-6
   Notes to Unaudited Pro Forma Consolidated Statements
       of Operations ....................................................   F-7

CONDENSED FINANCIAL STATEMENTS OF JKC GROUP, INC
   Condensed Balance Sheets--June 30, 2002 (unaudited)
       and December 31, 2001 ............................................   F-8
   Condensed Statements of Operations--Six Months ended
       June 30, 2002 and 2001 (unaudited) ...............................   F-9
   Condensed Statements of Comprehensive Loss--Six Months ended
       June 30, 2002 and 2001 (unaudited) ...............................   F-10
   Condensed Statements of Cash Flows--Six Months ended
       June 30, 2002 and 2001 (unaudited) ...............................   F-11
   Notes to Condensed Financial Statements ..............................   F-12

FINANCIAL STATEMENTS OF JKC GROUP, INC
   Independent Auditors' Report .........................................   F-14
   Balance Sheets - December 31, 2001 and 2000 ..........................   F-15
   Statements of Operations--Years ended December 31, 2001,
       2000 and 1999 ....................................................   F-16
   Statements of Comprehensive Loss--Years ended
       December 31, 2001, 2000 and 1999 .................................   F-17
   Statements of Shareholders' Equity (Deficit)--Years ended
       December 31, 2001, 2000 and 1999 .................................   F-18
   Statements of Cash Flows - Years ended December 31, 2001,
       2000 and 1999 ....................................................   F-19
   Notes to Financial Statements ........................................   F-20

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF MAGIC
  LANTERN COMMUNICATIONS LTD. AND SUBSIDIARIES
   Unaudited Condensed Consolidated Balance Sheets--June 30,
       2002 and 2001 ....................................................   F-28
   Unaudited Condensed Consolidated Statements of Operations--Ten
       Months ended June 30, 2002 and 2001 ..............................   F-29
   Unaudited Condensed Consolidated Statements of Cash Flows--Ten
       Months ended June 30, 2002 and 2001 ..............................   F-30
   Notes to Unaudited Condensed Consolidated Financial Statements .......   F-31

CONSOLIDATED FINANCIAL STATEMENTS OF MAGIC LANTERN
  COMMUNICATIONS LTD. AND SUBSIDIARIES
   Independent Auditors' Report .........................................   F-33
   Consolidated Balance Sheets--August 31, 2001 and 2000 ................   F-34
   Consolidated Statements of Operations--Fiscal years
       ended August 31, 2001, 2000 and 1999 .............................   F-35
   Consolidated Statements of Shareholders' Equity (Deficit)--
       Fiscal years ended August 31, 2001, 2000 and 1999 ................   F-36
   Consolidated Statements of Cash Flows - Fiscal years ended
       August 2001, 2000 and 1999 .......................................   F-37
   Notes to Consolidated Financial Statements ...........................   F-38


              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

      The Unaudited Pro Forma Consolidated Balance Sheet of JKC Group, Inc. (the "Company") as of June 30, 2002 and the Unaudited Pro Forma Consolidated Statements of Operations of the Company for the six months ended June 30, 2002 and the year ended December 31, 2001 have been prepared to illustrate the estimated effect of the Company's proposed acquisition of Magic Lantern Communications Ltd. and its subsidiaries (the "Lantern Group"). The Pro Forma Consolidated Statements of Operations give pro forma effect to the acquisition of the Lantern Group as if it had occurred on January 1, 2001. The loss per share information contained in the Pro Forma Consolidated Statements of Operations also reflect the issuance of 30,000,000 shares of the Company's common stock on April 16, 2002 to Alpha Omega Group Inc. ("AOG") and 2,100,000 additional shares to its advisor as if the transaction (the "AOG Transaction") had been completed on January 1, 2001. The Pro Forma Consolidated Balance Sheet gives pro forma effect to the acquisition of the Lantern Group as if it had occurred on June30, 2002.

      The Pro Forma Consolidated Financial Statements do not purport to be indicative of the results of operations or the financial position of the Company that would have actually been obtained had the transactions been completed as of the assumed dates and for the period presented or that may be obtained in the future. The pro forma adjustments are described in the following Notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Consolidated Financial Statements should be read in conjunction with the separate historical financial statements of the Company and related notes incorporated by reference in this proxy statement and with the separate historical consolidated financial statements of the Lantern Group and related notes included elsewhere in this proxy statement.

      A preliminary allocation of the purchase price for the Lantern Group acquisition has been made to major categories of assets and liabilities in the accompanying Pro Forma Consolidated Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income (loss) from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Consolidated Financial Statements are subject to change, and the final amounts may differ substantially.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                              AS OF JUNE 30, 2002

                                 (IN THOUSANDS)



                                                                        LANTERN                         PRO FORMA
                                                       COMPANY           GROUP          PRO FORMA      CONSOLIDATED
                                                       6/30/02          6/30/02       ADJUSTMENTS(A)      COMPANY
                                                     ---------         ---------      --------------   ------------
ASSETS:
Cash and cash equivalents............................$     866         $      96        $                 $     962
Accounts receivable..................................        8               336                                344
Miscellaneous receivables............................      200                --                                200
Inventory............................................       --                61                                 61
Prepaid expenses and other current assets............       23                71                                 94
                                                     ---------         ---------        ---------         ---------
   Total current assets..............................    1,097               564                              1,661
                                                     ---------         ---------        ---------         ---------
Property and equipment, net..........................       --               828                                828
Intangible assets....................................      195             1,529            2,695             4,419
Goodwill.............................................       --                --            7,960             7,960
Other assets.........................................       --                63                                 63
                                                     ---------         ---------        ---------         ---------
   Total assets......................................$   1,292         $   2,984        $  10,655         $  14,931
                                                     =========         =========        =========         =========

LIABILITIES:
Bank overdraft.......................................$      --         $       4        $                 $       4
Current portion of long term debt....................       --                42                                 42
Notes payable to affiliate...........................      176                --                                176
Accounts payable.....................................       41               460                                501
Due to affiliate.....................................        6                --                                  6
Other current liabilities............................       67               312              100               479
                                                     ---------         ---------        ---------         ---------
   Total current liabilities.........................      290               818              100             1,208
                                                     ---------         ---------        ---------         ---------
Notes payable........................................       --                --            3,000             3,000
Due to parent........................................       --               176             (176)               --
Long term debt, net of current portion...............       --               498                                498
                                                     ---------         ---------        ---------         ---------
   Total long-term liabilities.......................       --               674            3,000             3,498
                                                     ---------         ---------        ---------         ---------

SHAREHOLDERS' EQUITY:
Preferred stock......................................       --                --                                 --
Common stock.........................................      364             4,237              298               662
                                                                                           (4,237)
Additional paid-in capital...........................    9,513                --            8,925            18,438
Accumulated deficit..................................   (8,875)           (2,747)           2,747             (8875)
Accumulated other comprehensive income...............       --                 2               (2)               --
                                                     ---------         ---------        ---------         ---------
Total shareholders' equity...........................    1,002             1,492            7,731            10,225
                                                     ---------         ---------        ---------         ---------
Total liabilities and shareholders' equity...........$   1,292         $   2,984        $  10,655         $  14,931
                                                     =========         =========        =========         =========




See Notes to Unaudited Pro Forma Consolidated Balance Sheet

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               AS OF JUNE 30, 2002

      (a) The pro forma goodwill of $7,960,000 from the Company's proposed acquisition of the Lantern Group represents the excess of the purchase price of $12,323,000 payable by the Company above the fair value of $4,187,000 of the net assets to be acquired, plus the conversion to equity of $176,000 due to parent, assuming the acquisition took place on June 30, 2002. The fair value of the net assets to be acquired is based on estimates by management of the Company and includes the fair value of intangible assets estimated at $4,224,000. The purchase price consists of a three-year note in the amount of $3,000,000 issuable by the Company and 29,750,000 shares of subsidiary stock exchangeable for the same number of shares of the Company's common stock, valued at $9,223,000, plus $100,000 of estimated acquisition costs, resulting in common stock stated capital of $298,000 and additional paid-in capital of $8,925,000.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2002

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                        LANTERN                           PRO FORMA
                                                       COMPANY           GROUP           PRO FORMA      CONSOLIDATED
                                                    ENDED 6/30/02    ENDED 6/30/02      ADJUSTMENTS        COMPANY
                                                    -------------    -------------      -----------     -------------
                                                                                          (B)(C)          (A)(D)(E)

Net sales........................................    $      21         $   1,240        $                 $   1,261
Cost of goods sold...............................           35               461                                496
                                                     ---------         ---------        ---------         ---------

   Gross profit (loss)...........................          (14)              779                                765

Royalty and other income.........................           45                --                                 45
                                                     ---------         ---------        ---------         ---------
                                                            31               779                                810
                                                     ---------         ---------        ---------         ---------
Selling, general and administrative expenses.....          241             1,087                              1,328
Depreciation and amortization....................           14               211              310               535
Compensation from replacement options............          959                --                                959
Gain on settlement of litigation, net of expenses                      (526)            --                                 (526)
Write-off of loan receivable.....................           --               101                                101
Write-off of goodwill............................           --                18                                 18
                                                     ---------         ---------        ---------         ---------

   Operating loss................................         (657)             (638)            (310)           (1,605)

Other income (expense)
   Gain (loss) on sale of marketable securities..           30                --                                 30
   Interest, bank fees and factoring expenses....          (11)              (60)             (75)             (146)
                                                     ---------         ---------        ---------         ---------
Net loss.........................................    $    (638)        $    (698)       $    (385)        $  (1,721)
                                                     =========         =========-       =========         =========

Net loss per common share........................    $    (.04)                                           $   (.03)
                                                     =========                                            ========

Weighted average common shares outstanding.......       17,630                                               66,005
                                                     =========                                            =========



See Notes to Unaudited Pro Forma Consolidated Financial Statements

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                        LANTERN                           PRO FORMA
                                                       COMPANY           GROUP           PRO FORMA      CONSOLIDATED
                                                   ENDED 12/31/01   ENDED 11/30/01      ADJUSTMENTS        COMPANY
                                                   --------------   --------------      -----------        -------
                                                                                          (C)(D)           (A)(E)

Net sales                                            $   2,855         $   2,682        $                 $   5,537
Cost of goods sold                                       3,068               992                              4,060
                                                     ---------         ---------        ---------         ---------

   Gross profit (loss)                                    (213)            1,690                              1,477

Commission and other income                                 10                --                                 10
                                                     ---------         ---------        ---------         ---------
                                                          (203)            1,690                              1,487
                                                     ----------        ---------        ---------         ---------
Selling, general and administrative expenses             1,195             2,198                              3,393
Depreciation and amortization                              209               245              796             1,250
Loss on sale of marketable securities                       11                --                                 11
Impairment of goodwill                                   1,293                --                              1,293
Gain on settlement of litigation                          (116)               --                               (116)
                                                     ---------         ---------        ---------         ---------

   Operating loss                                       (2,795)             (753)            (796)           (4,344)

Other income (expense)
   Royalty income                                           60                --                                 60
   Interest income                                           9                --                                  9
   Interest, bank fees and factoring expenses             (218)              (38)            (150)             (406)
                                                     ---------         ---------        ---------         ---------

Loss before taxes                                       (2,944)             (791)            (946)           (4,681)
Income taxes                                                33                --                                 33
                                                     ---------         ---------        ---------         ---------

Net loss                                             $  (2,977)        $    (791)       $    (946)        $  (4,714)
                                                     =========         =========        =========         =========

Net loss per common share                            $    (.72)                                            $   (.07)
                                                     =========                                            =========
Weighted average common shares outstanding               4,127                                               65,977
                                                     =========                                            =========





See Notes to Unaudited Pro Forma Consolidated Financial Statements

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2002

                      AND THE YEAR ENDED DECEMBER 31, 2001



      (a) The Pro Forma Statements of Operations assume that the Company's proposed acquisition of the Lantern Group occurred on January 1, 2001. For purposes of the Pro Forma Statement of Operations for the year ended December 31, 2001, the Company's historical statement of operations for that calendar year were combined with the Lantern Group's historical statement of operations for the twelve months ended November 30, 2001. For purposes of the Pro Forma Statement of Operations for the six-months ended June 30, 2002, the Company's historical statement of operations for the six months ended June 30, 2002 were combined with the Lantern Group's historical statement of operations for the six months ended June 30, 2002.

      (b) The Company expects to account for the acquisition of the Lantern Group by allocating the total purchase price to the tangible and intangible assets and liabilities of the Lantern Group based upon preliminary valuations and other studies not yet finalized. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. For pro forma purposes, amortization of goodwill was not recorded for the year ended December 31, 2001 or the six months ended June 30, 2002.

      (c) Zi acquired the Lantern Group from its prior owner on March 18, 2002 for $1,359,000 (including transaction costs), plus 100,000 common shares of Zi valued at $499,000. The Pro Forma Statement of Operations assumes that the acquisition of the Lantern Group by Zi took place on December 1, 2000 (due to the November 30, 2001 year end of Magic Lantern), and that the Company's acquisition of the Lantern Group took place on January 1, 2001. The write-up of acquired fixed assets and intangible assets and the timing associated with the assumed acquisition dates resulted in additional pro forma depreciation and amortization expense of $796,000 for the year ending December 31, 2001 and $353,000 for the six months ended June 30, 2002, of which $43,000 relating to the Zi acquisition was already reflected in the historical financial statements of the Lantern Group for the interim period. For pro forma purposes, amortization of intangible assets is based on a six year useful life using the straight-line method of amortization, and depreciation of the write-up of fixed assets is based on an accelerated method of depreciation.

      (d) The pro forma consolidated statements of operations reflect additional interest expense assuming the acquisition of the Lantern Group by the Company took place December 1, 2000. The purchase price for the proposed acquisition includes a three-year note issuable by the Company in the principal amount of $3,000,000, bearing interest at 5% per annum. For pro forma purposes, additional interest expense of $150,000 and $75,000 has been recorded for the year ended December 31, 2001 and the six months ended June 30, 2002, respectively.

      (e) The pro forma additional shares used in calculating pro forma net loss per share for the year ended December 31, 2001 and the six months ended June 30, 2002 reflects the 29,750,000 shares of subsidiary stock exchangeable for the same number of shares of the Company's common stock issuable to Zi as part of the purchase price for the proposed acquisition of the Lantern Group, assuming the acquisition took place January 1, 2001. The pro forma net loss per share for these periods also reflects the Company's issuance of 32,100,000 shares of its common stock for $1,500,000 in the AOG Transaction on April 16, 2002, assuming the shares were issued January 1, 2001. Based on the intended use of these proceeds, no pro forma interest expense savings has been reflected for these periods.

                                 JKC GROUP, INC.
                        (FORMERLY STAGE II APPAREL CORP.)




                            CONDENSED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                                    JUNE 30,          DEC. 31,
                                                                                                       2002              2001
                                                                                                    ----------        ----------

ASSETS:                                                                                             (UNAUDITED)
   Current assets:
      Cash.......................................................................................   $      866        $        3
      Marketable securities......................................................................           --                 6
      Accounts receivable........................................................................            8               240
      Miscellaneous receivables..................................................................          200                --
      Finished goods inventory...................................................................           --                35
      Prepaid expenses and other current assets..................................................           23                --
                                                                                                    ----------        ----------
        Total current assets.....................................................................        1,097               284
   Trademark, less accumulated amortization of $80 at June 30, 2002 and $67
      at December 31, 2001.......................................................................          195               208
                                                                                                    ----------        ----------
        TOTAL ASSETS.............................................................................   $    1,292        $      492
                                                                                                    ==========        ==========

LIABILITIES:
   Current liabilities:
      Due to factor..............................................................................   $       --        $      514
      Note payable to affiliate..................................................................          176               403
      Accounts payable...........................................................................           41               278
      Due to affiliate...........................................................................            6                72
      Other current liabilities..................................................................           67                90
                                                                                                    ----------        ----------
        Total current liabilities................................................................          290             1,357
                                                                                                    ----------        ----------
COMMITMENTS AND CONTINGENCIES (See Note 3)

SHAREHOLDERS' EQUITY (DEFICIT)
   Preferred stock, $.01 par value, 1,000 shares authorized; none issued and outstanding.........           --                --
   Common stock, $.01 par value, 100,000 shares authorized at June 30, 2002 and 9,000 shares authorized at December 31, 2001; 36,397 shares issued and outstanding at June 30,
      2002 and 5,016 shares issued and 4,127 shares outstanding at December 31, 2001.............          364                50
   Additional paid-in capital....................................................................        9,513             7,366
   Accumulated deficit...........................................................................       (8,875)           (6,402)
                                                                                                    ----------        ----------
                                                                                                         1,002             1,014
   Less treasury stock, at cost; none at June 30, 2002 and 889 shares at December 31, 2001.......           --            (1,879)
                                                                                                    ----------        ----------
      TOTAL SHAREHOLDERS' EQUITY (DEFICIT).......................................................        1,002              (865)
                                                                                                    ----------        ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT).............................................   $    1,292        $      492
                                                                                                    ==========        ==========


See Notes to Condensed Financial Statements.

                                 JKC GROUP, INC.
                        (FORMERLY STAGE II APPAREL CORP.)




                       CONDENSED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                    SIX MONTHS ENDED
                                                                        JUNE 30,
                                                              ----------------------------
                                                                 2002              2001
                                                              ----------        ----------

Net sales.....................................................$       21        $    1,690
Cost of goods sold............................................$       35             1,770
                                                              ----------        ----------

Gross loss....................................................       (14)              (80)
Royalty and other income......................................        45                21
                                                              ----------        ----------
                                                                      31               (59)

Selling, general and administrative expenses..................       255               829
Compensation from replacement options.........................       959                --
Gain on settlement of litigation, net of legal expenses.......      (526)               --
                                                              ----------        ----------
Operating loss................................................      (657)             (888)

Other income (expenses):
   Interest income............................................         1                 9
   Interest and factoring expenses............................       (12)             (152)
   Gain on sale of marketable securities......................        30                 1
                                                              ----------        ----------

Net loss......................................................$     (638)       $   (1,030)
                                                              ==========        ==========

Loss per common share:
   Basic and diluted..........................................$    (.04)        $    (.25)
                                                              =========         =========

Weighted average common shares outstanding....................    17,630             4,127
                                                              ==========        ==========


See Notes to Condensed Financial Statements.

                                 JKC GROUP, INC.
                        (FORMERLY STAGE II APPAREL CORP.)



                        STATEMENTS OF COMPREHENSIVE LOSS

                                   (UNAUDITED)

                                 (IN THOUSANDS)


                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                          ---------------------
                                                            2002         2001
                                                          --------     --------

Net income (loss).........................................$  (638)     $(1,030)

Other comprehensive income (loss):
  Unrealized gains on marketable securities...............     --           74
  Reclassification adjustment for gains included
    in net loss...........................................    (30)          (1)
                                                          -------      -------
                                                              (30)          73
                                                          -------      -------
Comprehensive income (loss)...............................$  (668)     $  (957)
                                                          =======      =======










See Notes to Condensed Financial Statements.

                                 JKC GROUP, INC.
                        (FORMERLY STAGE II APPAREL CORP.)



                       CONDENSED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

                                 (IN THOUSANDS)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              --------------------
                                                                2002        2001
                                                              --------    --------

Net cash provided by operating activities.....................$    22          618

INVESTING ACTIVITIES:
  Sale or redemption of marketable securities.................     36          530
  Decrease in cash surrender value............................     --           63
                                                              -------      -------
Net cash provided by investing activities.....................     36          593

FINANCING ACTIVITIES:
  Factor financing, net.......................................   (514)      (1,308)
  Issuance of common stock....................................  1,546           --
  Increase (decrease) in note payable - affiliate.............   (227)          56
                                                              -------      -------

Net cash provided by (used in) financing activities...........    805       (1,252)
                                                              -------      -------

Net increase (decrease) in cash and cash equivalents..........    863          (41)
Cash and cash equivalents at beginning of year................      3          104
                                                              -------      -------

Cash and cash equivalents at end of period....................$   866      $    63
                                                              =======      =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash paid for income taxes..................................$     5      $    18
                                                              =======      =======

  Cash paid for interest, excluding factoring fees............$     6      $   121
                                                              =======      =======


See Notes to Condensed Financial Statements.

                                 JKC GROUP, INC.
                        (FORMERLY STAGE II APPAREL CORP.)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


NOTE 1.     BASIS OF PRESENTATION

      The accompanying unaudited condensed financial statements of JKC Group, Inc., formerly Stage II Apparel Corp. (the "Company"), have been prepared in accordance with accounting principles generally accepted in the United States of America and, in the opinion of management, reflect all adjustments (consisting of normal recurring adjustments) necessary to fairly present the Company's financial position at June 30, 2002 and its results of operations, comprehensive loss and cash flows for the interim periods presented. The accounting policies followed by the Company are set forth in Note 1 to the Consolidated Financial Statements of the Company included elsewhere in the accompanying proxy statement and are incorporated herein by reference.

NOTE 2.     EARNINGS PER SHARE

      The Company follows Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE ("FAS 128"). Under FAS 128, companies that are publicly held or have complex capital structures are required to present basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS excludes dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted and the resulting additional shares are dilutive because their inclusion decreases the amount of EPS.

NOTE 3.  COMMITMENTS AND CONTINGENCIES

      LITIGATION SETTLEMENT. The Company licensed its CROSS COLOURS trademark for domestic sales of boys' sportswear apparel under an agreement with a three-year term scheduled to end in 2002. In 2000, following the licensee's failure to pay minimum royalties, the Company brought an action in New York County Supreme Court against the licensee for damages in excess of $1.5 million under the license agreement. Minimum royalties to the Company required under the agreement were $420,000 in 2001 and $660,000 in 2002. In April 2002, the Company accepted a settlement offer of $535,000 in its litigation against the domestic licensee, payable in a contemporaneous installment of $335,000 and the balance of $200,000 in January 2003. The Company assigned its rights to the January 2003 settlement installment in satisfaction of its remaining obligations under a note payable to an affiliate.

      MISCELLANEOUS CLAIMS. Various miscellaneous claims and suits arising in the ordinary course of business have been filed against the Company. In the opinion of management, none of these matters will have a material adverse effect on the results of operations or the financial position of the Company.

NOTE 4. - EQUITY INFUSION

      On April 16, 2002, as part of the planned redirection of its business, the Company completed a $1.5 million equity infusion by Alpha Omega Group, Inc., a private investment group ("AOG"), pursuant to a stock purchase agreement with AOG dated as of August 23, 2001 (the "AOG Agreement"). In accordance with the AOG Agreement, the Company issued 30 million shares of its common stock to AOG at $.05 per share and an additional 2.1 million shares to AOG's advisory firm, representing 83% and 6%, respectively, of 36,227,267 shares of the Company's common stock outstanding after the issuance. The parties also consummated various related transactions covered by the AOG Agreement (the "AOG Transactions"), including the reconstitution of the Company's board of directors with three designees of AOG, an increase in the Company's authorized common stock to 100 million shares, transitional services from members of existing management and replacement of outstanding stock options with new options for the same number of shares exercisable for three years at the lower of $.50 per share or the exercise price of the replaced options (the "Replacement Options"), a change in the name of the Company to "JKC GROUP, INC." and a related change in the American Stock Exchange ("AMEX") trading symbol for its common stock to "JKC," effective April 18, 2002.

NOTE 5 - STOCK-BASED COMPENSATION.

      Although the Company follows APB Opinion 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and has elected to account for options issued under employee stock option plans based on the disclosure only alternative provided in Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("FAS 123"), the disclosure only alternative is not an available accounting method for the Replacement Options. Under FAS 123, the Replacement Options must be valued on a quarterly basis, and the compensation cost must be recognized and adjusted quarterly for vested options or ratably over the vesting period for unvested options. Replacement Options covering a total of 1,877,000 shares of the Company's common stock were fully vested on issuance and are exercisable at prices ranging from $.30 to $.50 per share. Based on the AMEX closing price of $.99 per share for the common stock on June 30, 2002, the Company recorded compensation expense of $959,000 as of that date, reflecting the difference between the aggregate exercise price of the Replacement Options and the market price of the underlying shares. The compensation expense is subject to quarterly adjustment based on changes in the market price of the Company's common stock as long as the Replacement Options remain outstanding.

NOTE 6. - LETTER OF INTENT FOR ACQUISITION

      On June 5, 2002, the Company entered into a letter of intent with Zi Corporation, a Canadian provider of intelligent interface solutions ("Zi"), for the Company's purchase of Magic Lantern Communications Ltd. ("MLC") and its subsidiaries (collectively, the "Lantern Group"). Founded in 1975, MLC is a Canadian distributor of educational and learning content in video and other electronic formats. The Lantern Group also provides Internet based educational content on a subscription basis through a wholly owned subsidiary of MLC and digital video encoding services on a fee basis through a 75% owned subsidiary of MLC. See Note 7 - Subsequent Event.

NOTE 7. - SUBSEQUENT EVENT

       On August 2, 2002, the Company entered into a stock purchase agreement (the "ZI Agreement") with Zi and a wholly owned subsidiary of the Company organized in Canada to facilitate Zi's tax planning for its sale of the Lantern Group (the "Acquisition Sub"). The Purchase Agreement provides for the Company's acquisition of the Lantern Group through the purchase from Zi of all the outstanding capital stock of MagicVision Media Inc., MLC's parent holding company ("MagicVision"), in consideration for a three-year promissory note of the Company in the principal amount of $3,000,000 and 29,750,000 shares of the Acquisition Sub's exchangeable preferred stock ("Exchangeable Shares"). The Exchangeable Shares are exchangeable for the same number of shares of the Company's common stock, which would represent 45% of its currently outstanding shares. Prior to closing, Zi may elect to receive 29,750,000 shares of the Company's common stock instead of the Exchangeable Shares. Additional stock and cash consideration or offsets against the Company's promissory note are provided for under earnout and claw-back arrangements based on the Lantern Group's post-acquisition operating results.

      The Purchase Agreement also provides for related closing transactions, including the addition of three Zi designees to the Company's board of directors, a change in the Company's corporate name to MAGIC LANTERN CORPORATION or similar name and the implementation of a new stock option plan for directors and employees of the Company and the Lantern Group. The closing of the transactions contemplated by the Zi Agreement is subject to various conditions, including approval of the transactions by the Company's shareholders, completion of due diligence and regulatory clearances.

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders of JKC Group, Inc. (formerly, Stage II Apparel Corp.):



We have audited the accompanying balance sheets of JKC Group, Inc. (formerly, Stage II Apparel Corp.) as of December 31, 2001 and 2000, and the related statements of operations, comprehensive loss, shareholders' equity (deficit) and cash flows and the related Schedule II for each of the years in the three-year period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JKC Group, Inc. (formerly, Stage II Apparel Corp.) at December 31, 2001and 2000, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


                                        /s/ MAHONEY COHEN & COMPANY, CPA, P.C.



New York, New York
March 13, 2002, except for
Note 13, the date of which is
April 11, 2002

                                 JKC GROUP, INC.
                        (FORMERLY STAGE II APPAREL CORP.)

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                                       DECEMBER 31,
                                                                                               ----------------------------
                                                                                                  2001              2000
                                                                                               ----------        ----------
ASSETS:
   Current assets:
      Cash and cash equivalents...........................................................     $        3        $      104
      Marketable securities...............................................................              6               573
      Accounts receivable.................................................................            240               129
      Finished goods inventory............................................................             35             2,843
      Prepaid expenses....................................................................             --                50
        Total current assets..............................................................            284             3,699
   Property and equipment, at cost, less accumulated depreciation.........................             --                28
   Goodwill, less accumulated amortization and impairment of $9,614 and 8,154 at
      December 31, 2001 and 2000, respectively............................................             --             1,460
   Trademark, less accumulated amortization of $67 and $39 at December 31, 2001
      and 2000, respectively..............................................................            208               236
   Other assets...........................................................................             --               274
                                                                                               ----------        ----------
      TOTAL ASSETS........................................................................     $      492        $    5,697
                                                                                               ==========        ==========

LIABILITIES:
   Current liabilities:
      Due to factor.......................................................................     $      514        $    2,636
      Note payable to affiliate...........................................................            403                --
      Accounts payable....................................................................            278               490
      Due to affiliate....................................................................             72               347
      Other current liabilities...........................................................             90               157
                                                                                               ----------        ----------
        Total current liabilities.........................................................          1,357             3,630
                                                                                               ----------        ----------
COMMITMENTS AND CONTINGENCIES (Note 11)
SHAREHOLDERS' EQUITY (DEFICIT)
   Preferred stock, $.01 par value, 1,000 shares authorized; none issued and outstanding..             --                --
   Common stock, $.01 par value, 9,000 shares authorized; 5,016 shares issued
      and 4,127 shares outstanding at December 31, 2001 and 2000..........................             50                50
   Additional paid-in capital.............................................................          7,366             7,366
   Accumulated deficit....................................................................         (6,402)           (3,425)
                                                                                               ----------        ----------
                                                                                                    1,014             3,991
   Less treasury stock, at cost; 889 shares at December 31, 2001 and 2000.................         (1,879)           (1,879)
   Accumulated other comprehensive loss...................................................             --               (45)
                                                                                               ----------        ----------
      TOTAL SHAREHOLDERS' EQUITY (DEFICIT)................................................           (865)            2,067
                                                                                               ----------        ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)......................................     $      492        $    5,697
                                                                                               ==========        ==========

See Notes to Financial Statements.

                                 JKC GROUP, INC.
                        (FORMERLY STAGE II APPAREL CORP.)

                            STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                           ----------------------------------------
                                                                              2001           2000           1999
                                                                           ----------     ----------      ---------
Net sales..............................................................    $   2,855      $   9,891       $  10,537
Cost of goods sold.....................................................        3,068          8,158           7,982
                                                                           ---------      ---------       ---------
Gross profit (loss)....................................................         (213)         1,733           2,555
Commission and other income............................................           10             18              97
                                                                           ---------      ---------       ---------
                                                                                (203)         1,751           2,652

Selling, general and administrative expenses...........................        1,404          2,638           2,431
Gain on lease cancellation                                                        --             --            (244)
Loss (gain) on sale of marketable securities                                      11            (11)            (22)
Impairment of goodwill.................................................        1,293             --              --
Gain on settlement of litigation.......................................         (116)            --              --
                                                                           ---------      ---------       ---------
Operating income (loss)................................................       (2,795)          (876)            487

Other income (expenses):
   Royalty income......................................................           60            100              --
   Interest income.....................................................            9             75              70
   Interest and factoring expenses.....................................         (218)          (572)           (475)
                                                                           ---------      ---------       ---------

Income (loss) before income taxes......................................       (2,944)        (1,273)             82
Income taxes...........................................................           33              7               6
                                                                           ---------      ---------       ---------

Net income (loss)......................................................    $  (2,977)     $  (1,280)      $      76
                                                                           =========      =========       =========

Basic and diluted net income (loss) per common share:..................    $    (.72)     $    (.31)      $    .02
                                                                           =========      =========       ========

Weighted average common shares outstanding.............................        4,127          4,124           4,037
                                                                           =========      =========       =========


See Notes to Financial Statements.

                                 JKC GROUP, INC.
                        (FORMERLY STAGE II APPAREL CORP.)

                        STATEMENTS OF COMPREHENSIVE LOSS
                                 (IN THOUSANDS)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                           ----------------------------------------
                                                                              2001           2000           1999
                                                                           ----------     ----------      ---------
Net income (loss)......................................................    $  (2,977)     $  (1,280)      $      76

Other comprehensive income (loss):
  Unrealized gains (losses) on securities:
     Unrealized holding gains (losses) arising during the period.......           34             45             (59)
     Less: reclassification adjustment for losses (gains) included in
       net income (loss)...............................................           11            (11)            (22)
                                                                           ---------      ---------       ---------
                                                                                  45             34             (81)

Comprehensive loss.....................................................    $  (2,932)     $  (1,246)      $      (5)
                                                                           =========      =========       =========


See Notes to Financial Statements.

                                 JKC GROUP, INC.
                        (FORMERLY STAGE II APPAREL CORP.)

                 STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                 (IN THOUSANDS)


                                                                             RETAINED                 ACCUMULATED
                                               COMMON STOCK    ADDITIONAL    EARNINGS                    OTHER           TOTAL
                                            -----------------    PAID-IN   (ACCUMULATED    TREAS.    COMPREHENSIVE   SHAREHOLDERS'
                                             SHARES    AMOUNT    CAPITAL     DEFICIT)       STOCK    INCOME (LOSS) EQUITY (DEFICIT)
                                            -------- --------  ----------  ------------  ----------  ------------- ----------------
Balance at December 31, 1998............... $3,904    $   50    $  7,502    $  (2,221)   $  (2,302)     $     2        $   3,031

Unrealized losses on securities, net of
   reclassification adjustment.............     --        --          --           --           --          (81)             (81)
Issuance of treasury stock for trademark...    200        --        (148)          --          423           --              275
Exercise of stock options..................     18        --           9           --           --           --                9
Net income.................................     --        --          --           76           --           --               76
                                            -------   -------   --------     --------    ---------      -------         --------
Balance at December 31, 1999...............  4,122        50       7,363       (2,145)      (1,879)         (79)           3,310

Unrealized gains on securities, net of
   reclassification adjustment.............     --        --          --           --           --           34               34
Exercise of stock options..................      5        --           3           --           --           --                3
Net loss...................................     --        --          --       (1,280)          --           --           (1,280)
                                            -------   -------   --------     --------    ---------      -------         --------

Balance at December 31, 2000...............  4,127        50       7,366       (3,425)      (1,879)         (45)           2,067

Unrealized gains on securities, net of
   reclassification adjustment.............     --                                                           45               45
Net loss...................................     --        --          --       (2,977)          --           --           (2,977)
                                            ------    ------    --------    ---------      -------      -------        ---------
Balance at December 31, 2001............... $4,127    $   50    $  7,366    $  (6,402)     $(1,879)     $    --        $    (865)
                                            ======    ======    ========    =========      =======      =======        =========


See Notes to Financial Statements.

                                 JKC GROUP, INC.
                        (FORMERLY STAGE II APPAREL CORP.)

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                         YEAR ENDED DECEMBER 31,
                                                                             ----------------------------------------------
                                                                                2001              2000              1999
                                                                             ----------        ----------        ----------
OPERATING ACTIVITIES:
Net income (loss).......................................................     $  (2,977)        $   (1,280)       $       76
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
   Depreciation and amortization........................................           209                229               241
   Loss on abandonment of fixed assets..................................            14                 --                --
   Loss (gain) on sale of marketable securities.........................            11                (11)              (22)
   Loss (gain) on lease cancellation....................................            --                 --              (244)
   Impairment of goodwill...............................................         1,293                 --                --
   Writeoff of deferred charges.........................................            61                 --                --
   Changes in assets and liabilities:
    Accounts receivable.................................................          (111)               264              (290)
    Finished goods inventory............................................         2,808               (698)              710
    Prepaid expenses....................................................            50                 12                (8)
    Other assets........................................................            29                 --                --
    Accounts payable....................................................          (212)               110              (407)
    Due to affiliate....................................................          (275)              (293)              614
    Other current liabilities...........................................           (67)                (5)             (219)
    Deferred income.....................................................            --               (100)              100
                                                                             ---------         ----------        ----------
Net cash provided by (used in) operating activities.....................           833             (1,772)              551
                                                                             ---------         ----------        ----------
INVESTING ACTIVITIES:
  Purchase of property and equipment....................................            --                (20)              (11)
  Sale of available-for-sale marketable securities......................           601                205                81
  Purchase of available-for-sale marketable securities..................            --                (68)             (417)
  Proceeds from redemption of officer's life insurance..................           171                 --                --
  Decrease in cash surrender value......................................            13                246                --
                                                                             ---------         ----------        ----------
  Net cash provided by (used in) investing activities...................           785                363              (347)
                                                                             ---------         ----------        ----------
FINANCING ACTIVITIES:
  Borrowings from factor................................................           262              5,911             4,989
  Repayments to factor..................................................        (2,384)            (5,092)           (5,503)
  Proceeds from loans evidenced by note payable to affiliate............           403                 --                --
  Exercise of stock options.............................................            --                  3                 9
                                                                             ---------         ----------        ----------
Net cash provided by (used in) financing activities.....................        (1,719)               822              (505)
                                                                             ---------         ----------        ----------
Net decrease in cash and cash equivalents...............................          (101)              (587)             (301)
Cash and cash equivalents at beginning of year..........................           104                691               992
                                                                             ---------         ----------        ----------
Cash and cash equivalents at end of year................................     $       3         $      104        $      691
                                                                             =========         ==========        ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for income taxes............................................     $      33         $        7        $        7
                                                                             =========         ==========        ==========
  Cash paid for interest, excluding factoring fees......................     $     164         $      449        $      314
                                                                             =========         ==========        ==========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  Increase (decrease) in allowance for decline in market value of
   available for sale securities........................................     $     (45)        $      (34)       $       81
                                                                             =========         ==========        ==========
  Issuance of treasury stock in exchange for trademark..................     $      --         $       --        $      275
                                                                             =========         ==========        ==========


See Notes to Financial Statements.

                                 JKC GROUP, INC.
                        (FORMERLY STAGE II APPAREL CORP.)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BUSINESS ACTIVITY. JKC Group, Inc., a New York corporation formerly named Stage II Apparel Corp. (the "Company"), has engaged for over thirty years in the design and distribution of casual apparel, activewear and collection sportswear for men and boys. Historically, the Company's product lines were sold primarily to merchandising chains under exclusive and non-exclusive brand name licenses as well as proprietary and private labels. In response to the decline in its apparel distribution business, the Company elected to contract those operations during the last two years as part of a strategy to emphasize trademark licensing while reducing the costs and inventory risks associated with its core business.

      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company had a working capital deficiency of approximately $1.1 million and a shareholders' deficit of $865,000 as of December 31, 2001, and a net loss of approximately $3 million for the year ended December 31, 2001. As part of its business redirection, the Company entered into a stock purchase agreement with Alpha Omega Group, Inc., a private investor group ("AOG"), in August 2001 (the "AOG Agreement") for the issuance of 30 million shares of the Company's common stock (the "AOG Shares") at $.05 per share or a total of $1.5 million. The AOG Agreement also provides for various related closing transactions (the "AOG Transactions"), including the reconstitution of the Company's board of directors with designees of AOG, an increase in the Company's authorized common stock to 100 million shares, a change in the name of the Company to "JDC Corporation," transitional services from members of existing management and repricing of outstanding stock options. The AOG Transactions were approved by the shareholders of the Company at a special meeting on December 27, 2001.

      The closing of the AOG Transactions is subject to approval by the American Stock Exchange of the Company's additional listing application for the AOG Shares. Upon consummation of the AOG Transactions, the Company's new management plans to continue its business redirection through one or more acquisitions with a view toward expanding existing licensing operations and adding compatible business lines. See Note 13 - Subsequent Events.

      REVENUE RECOGNITION. The Company recognizes revenue from all categories of apparel sales at the time merchandise is shipped. Commissions from sales agency operations are recognized when services are provided to customers. The Company recognizes royalty revenue under trademark license agreements when its contractual royalty rights are earned. Any payments received under these agreements in excess of amounts earned are recorded as deferred revenue.

      SHIPPING AND HANDLING COSTS. In September 2000, the Emerging Issues Task Force issued EITF 00-10, ACCOUNTING FOR SHIPPING AND HANDLING FEES AND COSTS ("EITF 00-10"). EITF 00-10 requires shipping and handling fees billed to customers to be classified as revenue and shipping and handling costs to be either classified as cost of sales or disclosed in the notes to the financial statements. The Company includes shipping and handling fees billed to customers in net sales. Shipping and handling costs associated with outbound freight were $21,372, $27,130 and $83,755 in 2001, 2000 and 1999, respectively, and included in selling, general and administrative expenses.

      GOODWILL. The Company's goodwill, representing the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over 15 years, the expected periods to be benefited. The Company assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired products, customers and operations. The Company recognized an impairment charge of approximately $1.3 million during the fourth quarter of 2001 representing the entire carrying amount of goodwill associated with a 1994 trademark acquisition since the future net cash flows anticipated from use of the trademark did not support the carrying value of the associated goodwill in view of the lack of resources available to promote the trademark.

      TRADEMARK. The trademark acquired by the Company in 1999 is stated at cost and is amortized using the straight-line method over ten years.

      ASSET IMPAIRMENT UNDER FAS 121. The Company complies with the Financial Accounting Standards Board Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121"). SFAS 121 requires long-lived assets and certain identifiable intangibles to be reviewed for impairment whenever changes in circumstances such as significant declines in sales, earnings or cash flows or material changes in the business climate indicate that their carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If the asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

      In October 2001, the FASB issued SFAS 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS TO BE DISPOSED OF. The objectives of SFAS 144, which supercedes SFAS 121, are to develop one accounting model based on the framework established by SFAS 121 for long-lived assets to be disposed of by sale and to address significant implementation issues. The Company's adoption of SFAS 144 in January 2002 is not expected to have a material impact on its financial position or results of operations.

      CASH EQUIVALENTS. The Company considers all highly liquid debt instruments with original maturities of three months or less at the date of purchase to be cash equivalents.

      MARKETABLE SECURITIES. The Company maintains an account with a brokerage firm containing a money market fund and marketable securities, with balances insured against the brokerage firm's failure for up to $500,000 ($100,000 for cash) by the Securities Investor Protection Corporation. Marketable securities at December 31, 2001 consist of foreign government bonds and consisted at December 31, 2000 of Government National Mortgage Association ("GNMA") bonds, corporate equity and debt securities. The Company classifies its debt and equity securities as available-for-sale and records the securities at fair value. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported, until realized, as a component of accumulated other comprehensive income in the equity section of the accompanying financial statements. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings, and a new cost basis for the security is established. Dividend and interest income are recognized when earned.

      FINISHED GOODS INVENTORY. Finished goods inventory is stated at the lower of cost (first-in, first-out method) or market.

      PROPERTY AND EQUIPMENT. Property and equipment is recorded at cost. Depreciation and amortization are computed on both the straight-line and accelerated methods, at rates based upon estimated useful lives of 3 to 7 years for furniture, fixtures and equipment and the shorter of the lease term or life of the leasehold improvements. When assets are retired or otherwise disposed of or abandoned, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in operations. The cost of maintenance and repairs is charged to income as incurred, and significant renewals and betterments are capitalized.

      INCOME TAXES. Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are projected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      NET INCOME (LOSS) PER COMMON SHARE. The Company calculates net income
(loss) per share as required by SFAS No. 128, "Earnings per Share." SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with the basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share exclude any dilutive effect of stock options, warrants and convertible securities.

      STOCK-BASED COMPENSATION. The Company follows SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION." The provisions of SFAS No. 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.
See Note 12-Stock Option Plans.

      USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      COMPREHENSIVE INCOME. The Company follows SFAS 130, REPORTING COMPREHENSIVE INCOME, which establishes standards for reporting and display of comprehensive income and its components in financial statements.

      RECLASSIFICATION. Certain amounts reported in the 1999 financial statements have been reclassified to conform with the 2000 presentation.

NOTE 2.  MAJOR CUSTOMERS AND GEOGRAPHIC AREA DATA

      The Company operates in one industry segment. The Company's apparel sales are made primarily in the United States. Its customers are generally comprised of sporting goods and specialty store chains, mass merchandisers and various wholesale membership clubs. During 2001, approximately 47% of net sales were made to two customers, and during 2000 and 1999, approximately 10% and 11% of respective net sales were made to one customer.

NOTE 3.  DUE TO FACTOR

      The Company maintains a factoring and credit facility with a financial institution (the "Credit Facility"). The agreement covering the Credit Facility provides for the factor to purchase the Company's accounts receivable that it had preapproved, without recourse except in cases of merchandise returns or billing or merchandise disputes in the normal course of business. In addition, the factor is responsible for the accounting and collection of all accounts receivable sold to it by the Company. The factor receives a commission under the Credit Facility in an amount less than 1% of the net receivables it purchased. The Credit Facility also provides for the issuance of letters of credit to fund the Company's foreign manufacturing orders and for short-term borrowings at a floating interest rate equal to 1/2% above the prime rate (5 1/4% at December 31, 2001). The aggregate amount of letters of credit and borrowings available under the Credit Facility is determined from time to time by the factor based upon the Company's financing requirements and financial performance. The Credit Facility may be terminated without penalty by the Company on May 31, 2002 or the end of any subsequent contract year by either party upon 60 days notice. The Company's obligations under the Credit Facility are payable on demand and secured by its inventory and accounts receivable

      The Company was indebted to the factor under the Credit Facility at December 31, 2001 and 2000 as follows:


                                 (IN THOUSANDS)
                                                                 DECEMBER 31,
                                                              -----------------
                                                               2001      2000
                                                              ------    ------
      Factor advances......................................   $  589     3,056
      Accounts receivable..................................      (75)     (420)
                                                              ------    ------
      Net due to factor....................................   $  514    $2,636
                                                              ======    ======

NOTE 4.     ACCOUNTS RECEIVABLE


      Accounts receivable, less allowances for returns, discounts and bad debts aggregating $240,000 and $129,000 at December 31, 2001 and 2000, respectively, consist primarily of non-factored receivables and other amounts due from customers for domestic shipments and overseas commissions. The Company's accounts receivable at December 31, 2001 were attributable to a sales transaction with a single major customer. Substantially all of the Company's receivables have been pledged to secure the Company's obligations under the Credit Facility. See Note 3 - Due to Factor.


NOTE 5.     PROPERTY AND EQUIPMENT

      The major classes of property and equipment are as follows:


                                 (IN THOUSANDS)
                                                                DECEMBER 31,
                                                              ----------------
                                                                2001      2000
                                                              ------    ------
Furniture, fixtures and equipment..........................   $  230       230
Leasehold improvements.....................................       12        12
                                                              ------    ------
                                                                 242       242
Less accumulated depreciation and amortization.............     (242)     (214)
                                                              ------    ------
Total......................................................   $   --    $   28
                                                              ======    ======

NOTE 6.     MARKETABLE SECURITIES

      The following table sets forth the amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for available-for-sale securities by major security type at December 31, 2001 and 2000:

                                 (IN THOUSANDS)

                                                                              GROSS             GROSS
                                                                           UNREALIZED        UNREALIZED
                                                          AMORTIZED          HOLDING           HOLDING             FAIR
                                                            COST              GAINS            LOSSES              VALUE
                                                            ----              -----            ------              -----
Year ended December 31, 2001:
   State of Israel bond..............................    $       6          $     --          $     --          $       6
                                                         =========          ========          ========          =========
Year ended December 31, 2000:
   Asset backed securities maturing 2023-2029........    $     241          $     --          $     (3)         $     238
   Corporate bonds maturing 2003.....................           27                 1                --                 28
   Municipal bonds maturing 2002-2010................           78                --                --                 78
   Equity securities.................................          184                --               (16)               168
   GNMA's maturing 2023..............................           76                --               (27)                49
   Industrial Development Bank of Israel bonds
      maturing 2001..................................            6                --                --                  6
   State of Israel bond..............................            6                --                --                  6
                                                           -------     ------------      --------------    --------------
Total ...............................................      $   618     $          1      $          (46)   $          573
                                                           =======     ============      ==============    ==============


NOTE 7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amounts of financial instruments approximate their fair values as of December 31, 2001 and 2000. The methods and assumptions used to estimate the fair values of the financial instruments vary among the types of instruments. For cash, accounts receivable, due to factor, accounts payable, due to affiliate and other current liabilities, the short maturity of the instruments and obligations supports their fair values at their respective carrying amounts. For marketable securities, fair values are based on quoted market prices at the reporting date for these or similar investments.

NOTE 8.  LEASES

      The Company utilizes showroom, office and warehouse space under sublease arrangements with an affiliate. See Note 9 - Related Party Transactions. For the years ended December 31, 2001, 2000 and 1999, rent expense charged to operations, including warehouse and distribution charges, aggregated approximately $113,000, $140,000 and $120,000, respectively. The Company has no continuing obligations under these arrangements.

NOTE 9.  RELATED PARTY TRANSACTIONS

      SERVICES BY AFFILIATE. During 1999, a company controlled by Richard Siskind, the President, Chief Executive Officer and a director of the Company (the "affiliate"), opened letters of credit of approximately $180,000 for the purchase of merchandise by the Company. During 2001, 2000 and 1999, certain employees of the affiliate performed services for the Company at no cost, and the Company shared certain office and warehouse space of the affiliate at no cost. During 2000 and 1999, the Company purchased $1.3 million and $2.2 million, respectively, of inventory from the affiliate and sold $474,000 of inventory to the affiliate during 2000. At December 31, 2001 and 2000, the Company was indebted to the affiliate in the aggregate amounts of $475,000 and $347,000, respectively. In May 2001, the Company issued the affiliate a promissory note evidencing $403,000 of the indebtedness, which bears interest at the rate of 8% per annum. Interest of $21,000 was paid to the affiliate in 2001.

      LEASE FROM AFFILIATE. In 1998, the Company entered into an operating lease for showroom space with a company owned by Jon Siskind, an officer and director of the Company and the son of Richard Siskind. See Note 8 - Leases. Rent expense charged to operations for this lease was approximately $19,000, $92,000 and $87,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

      PURCHASE OF TRADEMARK FROM A DIRECTOR. In 1999, the Company purchased a trademark from a group including one of the Company's outside directors. In payment for the trademark, the Company exchanged 200,000 shares of its common stock from treasury shares with a cost basis of $423,000 and a fair value of $275,000, the difference of which was charged to additional paid in capital.

NOTE 10.  INCOME TAXES

      The provision for income taxes consists of the following:

                                 (IN THOUSANDS)

                                                            YEAR ENDED DECEMBER 31,
                                                 ----------------------------------------------
                                                    2001              2000              1999
                                                 ----------        ----------        ----------
Provision for income taxes:
   Domestic:
      Current:
        Federal.............................     $        8        $       --        $       --
        State...............................             25                 7                 6
                                                 ----------        ----------        ----------
                                                 $       33        $        7        $        6
                                                 ==========        ==========        ==========

      The total provision for income taxes for the years ended December 31, 2001, 2000 and 1999 varied from the United States federal amounts computed by applying the U.S. statutory rate of 34% to pre-tax income (loss) as a result of the following:

                       (IN THOUSANDS, EXCEPT PERCENTAGES)

                                                                         YEAR ENDED DECEMBER 31,
                                                    --------------------------------------------------------------
                                                      2001      RATE          2000     RATE          1999     RATE
                                                    ---------  ------      --------   ------       -------   -----
Computed expected tax (benefit)...................  $ (1,004)   34.0%      $  (433)    34.0%       $    28    34.0%
Utilization of NOL carryforward...................         --      --           --        --           (28)  (34.0)
State and local income taxes (benefit), net
   of federal income tax benefit..................         25    (.8)            7       (.5)            6     7.3
Change in valuation allowance.....................      1,003  (34.0)          429     (33.7)           --      --
Adjustment of previously recorded tax benefit.....         --      --            3       3.7            30     1.3
Nondeductible expenses for income tax purposes....          1      --            4       (.3)            3     3.7
Other.............................................          8    (.3)           --         --           (6)   (7.4)
                                                    ---------   ----       -------     -------     -------    -----
                                                    $      33   (1.1)%     $     7       (.5)%     $     6     7.3%
                                                    =========   ====       =======     =======     =======    =====

      The tax effects of temporary differences that gave rise to a significant portion of the deferred tax assets and liabilities at December 31, 2001 and 2000 are as follows:

                                 (IN THOUSANDS)

                                                                                                 DECEMBER 31,
                                                                                          -------------------------
                                                                                             2001           2000
                                                                                          ---------       ---------
Current deferred tax assets:
   Inventory tax basis greater than financial statement basis.........................    $       1       $     150
   Less valuation allowance...........................................................           (1)           (150)
                                                                                          ---------       ---------
   Net current deferred tax assets....................................................    $      --       $      --
                                                                                          =========       =========
Long-term deferred tax assets:
   Net operating loss carryforward....................................................    $   4,069       $   2,275
   Amortization of goodwill and covenant not to compete...............................        1,171             712
                                                                                          ---------       ---------
     Total long-term deferred tax assets..............................................        5,240           2,987
Less valuation allowance..............................................................       (5,240)         (2,987)
                                                                                          ---------       ---------
   Net long-term deferred tax assets..................................................    $      --       $      --
                                                                                          =========       =========

      For the years ended December 31, 2001, 2000 and 1999, the Company recorded net increases (decreases) in the total valuation allowance of $2,104, $549,000 and $(168,000), respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not, that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. As of December 31, 2001, the Company had net operating loss carryforwards for income tax purposes of approximately $9.7 million expiring through 2021, subject to annual limitations.

NOTE 11.  COMMITMENTS AND CONTINGENCIES

      LICENSE AGREEMENTS. The Company's license agreements generally require minimum royalty payments and advertising expenditures, as well as providing for maintenance of quality control. Royalty expense for the years ended December 31, 2001, 2000 and 1999 aggregated approximately $18,000, $152,000 and $50,000, respectively.

      The Company was the licensor of its CROSS COLOURS trademark for boys' sportswear apparel under an agreement with a three-year term scheduled to end in 2002. Unpaid minimum royalties to the Company required under the agreement were $420,000 in 2001 and $660,000 in 2002. The Company brought an action in New York County Supreme Court against the licensee for damages in excess of $1.5 million under the license agreement. See Note 13 - Subsequent Events.

      MISCELLANEOUS CLAIMS. Various miscellaneous claims and suits arising in the ordinary course of business have been filed against the Company. In the opinion of management, none of these matters will have a material adverse effect on the results of operations or the financial position of the Company.

NOTE 12.  STOCK OPTION PLANS

      The Company maintains Incentive Stock Option Plans (the "Plans") adopted in 1998 and 1994 providing for the grant of options to purchase up to 1,000,000 shares and 300,000 shares, respectively, of the Company's common stock to key employees of the Company. The purchase price per share of common stock issuable upon the exercise of options granted under the Plans is fixed by a Compensation Committee of the Board of Directors in an amount equal to, at least 100% of the market price of the common stock on the date of the grant or 110% of the market price for any grantee of an incentive stock option who directly or indirectly possess more than 10% of the total combined voting power of all classes of the stock of the Company or any parent or subsidiary thereof. Each option granted under the Plans is exercisable for periods of up to ten years from the date of grant.

      Stock option activity under the Plans for each of the three years ended December 31, 2001 is summarized below:

                                                                                                 WEIGHTED AVERAGE
                                                                          SHARES SUBJECT          EXERCISE PRICE
                                                                           TO OPTIONS                PER SHARE
                                                                           ----------                ---------
Balance at December 31, 1998............................................     907,500                 $    .750
                                                                           ----------                ---------
Options granted.........................................................      35,000                     1.250
Options canceled........................................................     (41,500)                     .813
                                                                           ----------                ---------
Balance at December 31, 1999                                                 901,000                      .836
                                                                           ----------                ---------
Options granted.........................................................      35,000                      .518
Options canceled........................................................     (15,000)                    1.250
                                                                           ----------                ---------
Balance at December 31, 2000............................................     921,000                      .811

Options granted                                                              115,000                      .300
Options exercised.......................................................          --                        --
Options canceled........................................................     (59,000)                     .751
                                                                           ----------                ---------
Balance at December 31, 2001............................................     977,000                 $    .754
                                                                           =========                 =========

OPTION EXERCISABLE AND AVAILABLE FOR GRANT
Exercisable at December 31,
1999....................................................................     901,000
2000....................................................................     921,000
2001....................................................................     977,000
Available for grant at December 31,
1999....................................................................     399,000
2000....................................................................     379,000
2001....................................................................     323,000
Weighted average fair value of options granted
during the year ended December 31,
1999....................................................................   $   1.25
2000....................................................................        .52
2001....................................................................        .30
Weighted average remaining contractual rights (in months)
   at December 31, 2001.................................................       23.46

      For the years ended December 31, 2001 and 2000, common equivalent shares had an antidilutive effect.

      In May 1998, the Company consummated the transactions contemplated by a Stock Purchase Agreement and Management Agreement with Richard Siskind, providing for (i) the sale to Mr. Siskind of 1.9 million shares of the Company's common stock (the "Control Shares") held by three principal shareholders (the "Founders") in consideration for their release from guarantees of the Company's indebtedness to its factor and their receipt of options to reacquire a total of
1.5 million Control Shares from Mr. Siskind at exercise prices ranging from $.50 to $1.50 per share (the "Founders Options"), (ii) the Company's issuance to Mr. Siskind of options to purchase up to 1.5 million shares of common stock on the same terms as the Founders Options, exercisable only to the extent the Founders Options are exercised, (iii) the arrangement by Mr. Siskind of the Credit Facility for the Company, (iv) the reconstitution of the Company's board of directors with designees of Mr. Siskind, (v) the addition of a new management team headed by Mr. Siskind and (vi) the Company's issuance to Mr. Siskind of options to purchase up to 900,000 shares of common stock at an exercise price of $.75 per share, exercisable in one-third cumulative annual installments, commencing in May 1999. All of the options issued to Mr. Siskind were approved by the shareholders of the Company at its 1998 annual meeting of shareholders. In July 1998, Founders Options for 1.35 million Control Shares were acquired from the Founders by Jon Siskind, an officer and director of the Company.

      The Company follows APB Opinion 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, to account for employee stock option plans. An alternative method of accounting for stock options is Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Under FAS 123, employee stock options are valued at grant date using the Black-Scholes valuation model, and this compensation cost is recognized ratably over the vesting period. The Company has adopted the disclosure-only provision of FAS 123 and, as described in Note 1, will continue to apply APB
25 to account for stock options. If the Company had elected to determine compensation expense as provided in FAS 123, the pro forma effect would have been as follows:

                                                         (IN THOUSANDS)

                                                      YEAR ENDED DECEMBER 31,
                                                   ----------------------------
                                                    2001       2000      1999
                                                   --------   --------   ------
Net income (loss) --  as reported...............   $(2,977)   $(1,280)   $   76
Net loss -- pro forma...........................    (3,029)    (1,600)     (636)
Earnings (loss) per share -- as reported........      (.72)      (.31)      .02
Loss per share -- pro forma.....................      (.73)      (.39)     (.16)

      The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are freely transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure for the fair value of options issued by the Company to its employees.

      The weighted average Black-Scholes value of options granted under the stock option plans during 2001, 2000 and 1999 was $.18, $.02 and $.56, respectively. The value was estimated for 2001 using a weighted average expected life of one year, volatility of 172.56% and risk-free interest rate of 4.5%. The value was estimated for 2000 using a weighted average expected life of one year, volatility of 1.95% and risk-free interest rate of 5%. The value was estimated for 1999 using a weighted average expected life of five to seven years, volatility of 108.98% and risk-free interest rate of 6%. The dividend yield was 0% for each of 2001, 2000 and 1999.

      At December 31, 2001, 2000 and 1999, outstanding stock options were exercisable for 977,000, 921,000 and 901,000 common shares, respectively, with weighted average exercise prices of $.7543, $.8108 and $.8295, respectively, per share. They were not included in the computation of diluted net income (loss) per share because their inclusion would have had an antidilutive effect for the periods presented. See Note 1 - Summary of Significant Accounting Policies - Net Income (Loss) per Common Share.

NOTE 13 - SUBSEQUENT EVENTS

      In April 2002, the Company accepted a settlement offer of $535,000 in its litigation against the domestic licensor of its CROSS COLOURS trademark. See
Note 11 - Commitments and Contingencies. The settlement is payable in a contemporaneous installment of $335,000 and the balance in January 2003.

      On April 11, 2002, following its receipt of approval from the AMEX for listing the AOG Shares, the Company gave notice to AOG of its satisfaction of the remaining closing condition for the AOG Transactions, and AOG confirmed its obligation to consummate the AOG Transactions within five business days pursuant to the AOG Agreement, including its commitment to purchase 30 million shares of the Company's common stock to AOG for $1.5 million. See Note 1 - Summary of Significant Accounting Policies-Business Activities.

               MAGIC LANTERN COMMUNICATIONS LTD. AND SUBSIDIARIES

                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                          AS OF JUNE 30, 2002 AND 2001

                                    -ASSETS-

                                                                                      JUNE 30,          June 30,
                                                                                        2002              2001
                                                                                     -----------      -----------
CURRENT ASSETS:
    Cash and cash equivalents                                                        $    96,444      $    46,863
    Accounts  receivable, trade - net of allowance for doubtful accounts of $254,258 and $229,043 for 2002 and 2001,
      respectively                                                                       336,422          493,587
    Inventories                                                                           61,297           63,982
    Income tax refund receivable                                                              --            9,644
    Prepaid expenses and other current assets                                             70,789          139,884
                                                                                     -----------      -----------
TOTAL CURRENT ASSETS                                                                     564,952          753,960
                                                                                     -----------      -----------

FIXED ASSETS - NET                                                                       828,021        1,241,701
                                                                                     -----------      -----------
OTHER ASSETS:
    Goodwill, net of accumulated amortization of $8,919 for 2001                              --           20,812
    Intangible assets net of accumulated amortization of $74,356 for 2002              1,529,481               --
    Note receivable                                                                           --          102,336
    Cash surrender value - officers' life insurance - net                                 32,922           28,937
    Security deposit and other assets                                                     29,678           10,991
                                                                                     -----------      -----------
                                                                                       1,592,081          163,076
                                                                                     -----------      -----------
                                                                                     $ 2,985,054      $ 2,158,737
                                                                                     ===========      ===========

               - LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
    Bank overdraft                                                                   $     3,600      $     2,333
    Accounts payable - trade                                                             459,702          259,749
    Accrued expenses and other current liabilities                                       312,264          437,568
    Current portion of long-term debt                                                     41,617           62,176
                                                                                     -----------      -----------
TOTAL CURRENT LIABILITIES                                                                817,183          761,826
                                                                                     -----------      -----------
LONG-TERM LIABILITIES:
    Due to parent and affiliated companies                                               176,468        2,356,917
    Long-term debt, net of current portion                                               498,615          539,513
                                                                                     -----------      -----------
TOTAL LONG-TERM LIABILITIES                                                              675,083        2,896,430
                                                                                     -----------      -----------
MINORITY INTEREST                                                                             --               --
                                                                                     -----------      -----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT):
    Share capital:
      33,463 and 33,363 common shares issued and  outstanding  for 2001
        and 2000, respectively                                                         4,237,393           21,368
      1,000 Class "A" special shares issued and outstanding                                   --                6
    Accumulated deficit                                                               (2,746,791)      (1,496,223)
    Accumulated other comprehensive income                                                 2,186          (24,670)
                                                                                     -----------      -----------
                                                                                       1,492,788       (1,499,519)
                                                                                     -----------      -----------
                                                                                     $ 2,985,054      $ 2,158,737
                                                                                     ===========      ===========


See Notes to Unaudited Consolidated Condensed Financial Statements

               MAGIC LANTERN COMMUNICATIONS LTD. AND SUBSIDIARIES

            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                 FOR THE TEN MONTHS ENDED JUNE 30, 2002 AND 2001

                                                          2002              2001
                                                       -----------      -----------
REVENUE:
    Video sales                                        $ 1,166,887      $ 1,506,220
    Video dubbing                                          422,213          490,226
    Digital encoding                                       126,507          481,528
    Other                                                   85,006          162,372
                                                       -----------      -----------
                                                         1,800,613        2,640,346
                                                       -----------      -----------
COST OF SALES:
    Video and software                                     365,395          462,785
    Video dubbing                                          209,258          209,455
    Digital encoding                                         2,602           12,491
    Other                                                       --           80,136
                                                       -----------      -----------
                                                           577,255          764,867
                                                       -----------      -----------

GROSS PROFIT                                             1,223,358        1,875,479
                                                       -----------      -----------

EXPENSES:
    Selling, general and administrative                  1,644,599        2,014,770
    Bad debts                                              105,449           32,572
    Interest and bank charges                               73,482           21,233
    Depreciation and amortization                          291,617          208,571
    Management fees                                         36,407           54,756
    Goodwill write off                                      17,757               --
    Write-off of loan receivable                           101,016               --
    Loss on sale of assets                                   6,488               --
                                                       -----------      -----------
                                                         2,276,815        2,331,902
                                                       -----------      -----------

LOSS BEFORE PROVISION (CREDIT) FOR INCOME TAXES         (1,053,457)        (456,423)

    Provision (credit) for income taxes                         --               --
                                                       -----------      -----------

NET LOSS                                               $(1,053,457)     $  (456,423)
                                                       ===========      -----------


See Notes to Unaudited Consolidated Condensed Financial Statements

               MAGIC LANTERN COMMUNICATIONS LTD. AND SUBSIDIARIES

            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                 FOR THE TEN MONTHS ENDED JUNE 30, 2002 AND 2001

                                                                                    2002            2001
                                                                                -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                    $(1,053,457)     $  (456,423)
    Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
      Depreciation and amortization                                                 291,617          208,571
      Bad debt provision                                                            105,449           32,572
      Write off of goodwill                                                          17,757               --
      Loss on disposal of fixed assets                                                6,488               --
      Write-off of loan receivable                                                  101,016               --
      Foreign currency translation adjustment                                       (22,829)          50,725
    Changes in assets and liabilities:
      Decrease in accounts receivable                                               206,892          182,242
      Decrease in inventories                                                        18,096           51,095
      Decrease in income tax refund receivable                                           --              230
      Decrease in prepaid expenses and other current assets                          59,004           94,147
      Increase (decrease) in accounts payable                                       196,298           (5,675)
      (Decrease) increase in bank overdraft                                         (23,415)           2,333
      (Decrease) increase in accrued expenses                                      (207,843)         120,534
                                                                                -----------      -----------
        NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES                        (304,927)         280,351
                                                                                -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                            (62,573)        (240,439)
    Increase in intangible assets                                                   (74,237)              --
    Security deposits and other assets                                              (23,474)          (3,977)
                                                                                -----------      -----------
        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                        (160,284)        (244,416)
                                                                                -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Advances from parent and affiliated companies                                   592,101            4,686
    Repayment of long-term debt                                                     (34,813)         (54,010)
                                                                                -----------      -----------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                                   557,288          (49,324)
                                                                                -----------      -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                 92,077          (13,389)
    Cash and cash equivalents, at beginning of year                                   4,367           60,252
                                                                                -----------      -----------
CASH AND CASH EQUIVALENTS, AT END OF PERIOD                                     $    96,444      $    46,863
                                                                                ===========      ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest                                                                        $    50,030      $        --
Income taxes                                                                             --               --

SUPPLEMENTAL INFORMATION OF NON-CASH ACTIVITIES:
On March 18, 2002, as a result of the transactions described in Note 3a to the financial statements, the Company increased the fair value of its fixed assets by $304,017, recorded intangible assets valued at $1,529,599 and recorded an increase in capital of $3,194,225 due to the discharge of a payable to its parent.

See Notes to Unaudited Consolidated Condensed Financial Statements

               MAGIC LANTERN COMMUNICATIONS LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                             JUNE 30, 2002 AND 2001

NOTE 1 - BASIS OF PRESENTATION

Magic Lantern Communications Ltd. (the "Company"), formerly known as Magic Lantern Film Distributors Ltd., was established and incorporated under the Canada Business Corporation Act on August 5, 1975. The Company and its subsidiaries market and distribute educational video and media resources throughout Canada. In October 1996, NTN Interactive Network Inc., a subsidiary of publicly held Chell Group Corporation ("NTN"), acquired 100% of the Company's outstanding stock. On March 18, 2002, NTN sold it's 100% ownership in the Company. See Note 3.

The financial statements of the Company for the ten months ended June 30, 2002 and 2001 include the operations of the Company's wholly-owned subsidiaries, Tudorbuddy Inc. and Viewer Services Inc. (an inactive entity - see Note 3), and its 75% owned subsidiary, Sonoptic Technologies, Inc. ("Sonoptic").

The accompanying consolidated financial statements for these interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. These financial statements, which include limited disclosures, should be read in conjunction with the consolidated financial statements and notes thereto for the year ended August 31, 2001. The results of operations for the ten months ended June 30, 2002 are not necessarily indicative of the results to be expected for the full fiscal year ending August 31, 2002.

NOTE 2 - SALE OF LAND AND BUILDING:

On January 23, 2002, in connection with the transaction described in Note 3, the Company sold its land and building to 484751 Canada, Inc. a subsidiary of NTN, for $505,200. The Company recorded a loss of $6,488 in its statement of operations.

NOTE 3 - SALE OF THE COMPANY AND OTHER RELATED PARTY TRANSACTIONS:

On March 18, 2002, NTN sold 100% of the outstanding capital stock of the Company to MagicVision Media Inc., an entity owned and controlled by certain executive/management employees of the Company ("MagicVision"), for $1,168,275. Indebtedness of the Company to NTN in the amount of $2,017,155 was discharged in exchange for 100 common shares of the Company. As a condition of and prior to the sale, NTN acquired, for no consideration, 100% of the issued and outstanding shares of Viewer Services, an inactive subsidiary of the Company.

In addition, on March 18, 2002, Zi Corporation, an unrelated publicly held entity ("Zi"), purchased 100% of the outstanding capital stock of MagicVision for $1,168,275 plus 100,000 common shares of Zi, which were valued at $498,885, with transaction costs of approximately $190,000. Accordingly, effective March 18, 2002, MagicVision (the new 100% owner of the Company) is 100% owned by Zi. In connection with the transaction, the Company entered into (a) a lease agreement for office and an operating facility located in Etobicoke, Ontario with a subsidiary of NTN for a term of 6 months through September 17, 2002 at a monthly rent of $4,610 and (b) employment agreements with four executives of the Company and or a subsidiary of the Company for a term of 3 years, effective March 18, 2002, at annual base salaries aggregating $372,585, $375,743 and $378,900 for each of the first three years of the contracts. These contracts also provide for annual automobile allowances in the aggregate amount of $23,492 and may be extended for an additional two years or terminated by either party upon 90 days' written notice or at any time by the Company for cause.

On May 14, 2002, the Company entered into a new lease agreement for premises in Oakville, Ontario. The terms of the lease are for six years starting August 1, 2002 until July 31, 2008. Future minimum annual lease payments are as follows:

                           2002                                  $ 30,011
                           2003                                    72,027
                           2004                                    85,360
                           2005                                    80,028
                           2006                                    80,028
                           2007 and thereafter                    126,711
                                                            --------------
                                                                 $474,165

On June 5, 2002, Zi signed a letter of intent (the "LOI") to sell all of the issued and outstanding shares of MagicVision (the Company's parent) to JKC Group, Inc. ("JKC") for $12,222,500. The purchase price, which is subject to change, will be payable (a) $9,222,500 by issuance of 29,750,000 exchangeable preferred shares of JKC's subsidiary at a deemed price of $.31 per share, exchangeable for the same number of JKC common shares, and (b) $3,000,000 to be evidenced by an unsecured promissory note of JKC payable three years after the closing date, bearing interest at 5% per annum. The purchase price is subject to adjustment based on specified performance targets for the first year of Company operations after completion of the transaction.

NOTE 4 - SUBSEQUENT EVENTS:

On August 2, 2002, subsequent to the balance sheet date, Zi entered into a stock purchase agreement with JKC and Exchangeco for the sale of all the issued and outstanding capital stock of MagicVision for the consideration contemplated by the LOI. See Note 3 above.

On September 26, 2002, the Company obtained a one-year extension of the September 30, 2002 maturity date of a note payable to Provincial Holdings Ltd., the 25% owner of Sonoptic, in the outstanding principal amount of CDN $750,000. The note bears interest accrued from September 30, 2000 at 6.75% per annum, compounded annually.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Magic Lantern Communications Ltd.
Toronto, Ontario

We have audited the accompanying consolidated balance sheets of Magic Lantern Communications Ltd. and subsidiaries as of August 31, 2001 and 2000 and the related consolidated statements of operations and shareholders' equity (deficit) and cash flows for each of the three years in the period ended August 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Magic Lantern Communications Ltd. and subsidiaries as of August 31, 2001 and 2000, and the results of their operations and their cash flows for the years ended August 31, 2001, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

                                             LAZAR LEVINE & FELIX LLP

New York, New York
June 14, 2002

               MAGIC LANTERN COMMUNICATIONS LTD. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                         AS OF AUGUST 31, 2001 AND 2000

                                    -ASSETS-

                                                                                   2001              2000
                                                                                -----------      -----------
CURRENT ASSETS:
    Cash and cash equivalents                                                   $     4,367      $    60,252
    Accounts receivable, trade - net of allowance for doubtful accounts
      of $246,012 and $223,476 for 2001 and 2000, respectively                      648,763          708,401
    Inventories                                                                      79,393          115,077
    Income tax refund receivable                                                      9,450            9,874
    Prepaid expenses and other current assets                                       120,343          234,031
                                                                                -----------      -----------

TOTAL CURRENT ASSETS                                                                862,316        1,127,635
                                                                                -----------      -----------

FIXED ASSETS - NET                                                                1,209,859        1,106,774
                                                                                -----------      -----------
OTHER ASSETS:
    Goodwill, net of accumulated amortization of $8,874 and $4,911
      for 2001 and 2000, respectively                                                19,908           23,871
    Note receivable                                                                 102,336          102,336
    Cash surrender value of officers' life insurance - net                           28,355           26,669
    Security deposit and other assets                                                10,771            9,282
                                                                                -----------      -----------
                                                                                    161,370          162,158
                                                                                -----------      -----------
                                                                                $ 2,233,545      $ 2,396,567
                                                                                ===========      ===========

               - LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
    Bank overdraft                                                              $    27,015      $        --
    Accounts payable - trade                                                        263,404          265,424
    Accrued and other current liabilities                                           520,107          317,034
    Current portion of long-term debt                                                61,976           23,928
                                                                                -----------      -----------
TOTAL CURRENT LIABILITIES                                                           872,502          606,386
                                                                                -----------      -----------

LONG-TERM LIABILITIES:
    Due to parent and affiliated companies                                        2,508,671        2,352,231
    Long-term debt, net of current portion                                          513,069          531,771
                                                                                -----------      -----------
TOTAL LONG-TERM LIABILITIES                                                       3,021,740        2,884,002
                                                                                -----------      -----------
MINORITY INTEREST                                                                        --               --
                                                                                -----------      -----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT):
    Share capital:
      33,363 common shares issued and outstanding                                    21,368           21,368
      1,000 Class "A" special shares issued and outstanding                               6                6
    Accumulated deficit                                                          (1,691,459)      (1,038,829)
    Accumulated other comprehensive income (loss)                                     9,388          (76,366)
                                                                                -----------      -----------
                                                                                 (1,660,697)      (1,093,821)
                                                                                -----------      -----------
                                                                                $ 2,233,545      $ 2,396,567
                                                                                ===========      ===========

See Notes to Consolidated Financial Statements

               MAGIC LANTERN COMMUNICATIONS LTD. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  FOR THE YEARS ENDED AUGUST 31, 2001 AND 2000

                                                                2001             2000             1999
                                                            -----------      -----------      -----------
REVENUE:
    Video sales                                             $ 2,115,910      $ 2,569,253      $ 2,679,168
    Video dubbing                                               447,198          683,610          459,031
    Digital encoding                                            503,932          350,226          310,319
    Other                                                        28,278               --               --
                                                            -----------      -----------      -----------
                                                              3,095,318        3,603,089        3,448,518
                                                            -----------      -----------      -----------

COST OF SALES:
    Video and software                                          869,376        1,060,484        1,283,390
    Video dubbing                                               273,469          393,509          235,098
    Digital encoding                                             52,318           75,939            7,796
                                                            -----------      -----------      -----------
                                                              1,195,163        1,529,932        1,526,284
                                                            -----------      -----------      -----------

GROSS PROFIT                                                  1,900,155        2,073,157        1,922,234
                                                            -----------      -----------      -----------

EXPENSES:
    Selling, general and administrative                       2,122,865        1,909,451        1,973,791
    Bad debts                                                    70,007           61,360           84,402
    Interest and bank charges                                    41,198           63,909           30,906
    Depreciation and amortization                               265,763          198,453          216,543
    Management fees                                              65,644           44,956               --
    Forgiveness of interest and debt                            (12,692)         (65,992)              --
                                                            -----------      -----------      -----------
                                                              2,552,785        2,212,137        2,305,642
                                                            -----------      -----------      -----------

(LOSS) BEFORE PROVISION (CREDIT) FOR INCOME TAXES              (652,630)        (138,980)        (383,408)

    Provision (credit) for income taxes                              --               --               --
                                                            -----------      -----------      -----------

NET LOSS                                                    $  (652,630)     $  (138,980)     $  (383,408)
                                                            ===========      ===========      ===========


See Notes to Consolidated Financial Statements

               MAGIC LANTERN COMMUNICATIONS LTD. AND SUBSIDIARIES

      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                  FOR THE YEARS ENDED AUGUST 31, 2001 AND 2000

                                                                                                  OTHER            TOTAL
                                                                CLASS "A"    ACCUMULATED      COMPREHENSIVE     SHAREHOLDERS'
                                             COMMON STOCK    SPECIAL SHARES    DEFICIT        INCOME (LOSS)    EQUITY (DEFICIT)
                                             ------------    --------------    -------        -------------    ----------------
BALANCE, AUGUST 31, 1998                     $    21,368     $         6     $  (516,441)     $     5,152      $  (489,915)

Foreign currency translation adjustment               --              --              --          (58,444)         (58,444)

Net loss                                              --              --        (383,408)              --         (383,408)
                                             -----------     -----------     -----------      -----------      -----------

BALANCE, AUGUST 31, 1999                          21,368               6        (899,849)         (53,292)        (931,767)

Foreign currency translation adjustment               --              --              --          (23,074)         (23,074)

Net loss                                              --              --        (138,980)              --         (138,980)
                                             -----------     -----------     -----------      -----------      -----------

BALANCE, AUGUST 31, 2000                          21,368               6      (1,038,829)         (76,366)      (1,093,821)

FOREIGN CURRENCY TRANSLATION ADJUSTMENT               --              --              --           85,754           85,754

NET LOSS                                              --              --        (652,630)              --         (652,630)
                                             -----------     -----------     -----------      -----------      -----------

BALANCE, AUGUST 31, 2001                     $    21,368     $         6     $(1,691,459)     $     9,388      $(1,660,697)
                                             ===========     ===========     ===========      ===========      ===========


See Notes to Consolidated Financial Statements

               MAGIC LANTERN COMMUNICATIONS LTD. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  FOR THE YEARS ENDED AUGUST 31, 2001 AND 2000

                                                                             2001            2000           1999
                                                                           ---------      ---------      ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss)                                                             $(652,630)     $(138,980)     $(383,408)
    Adjustments to reconcile net (loss) to net cash provided by
     (used in) operating activities:
      Depreciation and amortization                                          265,763        198,453        216,543
      Bad debt provision                                                      70,007         61,360         84,402
      Forgiveness of interest and debt                                       (12,692)       (65,992)            --
      Foreign currency translation adjustment                                 85,754        (23,074)       (58,444)
    Changes in assets and liabilities:
      Decrease (increase) in accounts receivable                             (10,369)       229,247       (164,143)
      Decrease (increase) in inventories                                      35,684         36,413        (28,079)
      Decrease (increase) in prepaid expenses and other current assets       114,112         46,261        (41,781)
      (Decrease) in accounts payable                                          (2,020)        (9,755)      (266,503)
      Increase (decrease) in bank overdraft                                   27,015         (6,085)         5,875
      Increase in accrued expenses                                           203,369        (27,430)       157,850
                                                                           ---------      ---------      ---------
        NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  123,993        300,418       (477,688)
                                                                           ---------      ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                    (264,885)      (106,005)      (170,556)
    Security deposits and other assets                                        (3,175)         4,594          3,160
                                                                           ---------      ---------      ---------
        NET CASH (USED IN) INVESTING ACTIVITIES                             (268,060)      (101,411)      (167,396)
                                                                           ---------      ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings of long-term debt                                                  --         14,716        127,838
    Advances from (repayments to) parent and affiliate companies             156,440       (226,781)       427,314
    Repayment of long-term debt                                              (68,258)       (69,498)            --
                                                                           ---------      ---------      ---------
        NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                   88,182       (281,563)       555,152
                                                                           ---------      ---------      ---------
NET (DECREASE) IN CASH AND CASH EQUIVALENTS                                  (55,885)       (82,556)       (89,932)
    Cash and cash equivalents, at beginning of year                           60,252        142,808        232,740
                                                                           ---------      ---------      ---------
CASH AND CASH EQUIVALENTS, AT END OF YEAR                                  $   4,367      $  60,252      $ 142,808
                                                                           =========      =========      =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for:
      Interest                                                             $  10,808      $  29,478      $      85
      Income taxes                                                                --             --             --

NON-CASH ACTIVITIES:
    In September 2000, the Company acquired property and equipment from Richard Wolff Enterprises, Inc. for a cash payment of $100,000 and a promissory note in the principal amount of $100,000.

See Notes to Consolidated Financial Statements

               MAGIC LANTERN COMMUNICATIONS LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            AUGUST 31, 2001 AND 2000


NOTE 1 - DESCRIPTION OF BUSINESS/OPERATIONS:

BUSINESS DESCRIPTION:

Magic Lantern Communications Ltd. (the "Company"), formerly known as Magic Lantern Film Distributors Ltd., was established and incorporated under the Canada Business Corporation Act on August 5, 1975. The Company and its subsidiaries are involved in the marketing and distribution of educational video and media resources throughout Canada. The Company has exclusive distributing rights to a wide variety of film producers representing various subject matters that are distributed to a customer base throughout Canada. Tutorbuddy, Inc., a wholly owned subsidiary of the Company ("Tutorbuddy"), provides an Internet based content delivery service designed to deliver content and related educational services on demand to students, teachers and parents. Sonoptic Technologies, Inc., a 75% owned subsidiary of the Company ("STI"), provides art digital video encoding services and has developed a proprietary video base indexing software that allows users to aggregate, bookmark, re-sort and add their own comment boxes to pre-existing material content. The Company's other subsidiary, 1113659 Ontario Ltd. ("Viewer Services"), is currently inactive.

In October 1996, NTN Interactive Network Inc., a subsidiary of publicly held Chell Group Corporation ("NTN"), acquired 100% of the Company's outstanding capital stock. On March 18, 2002, NTN sold it's 100% ownership in the Company. See Note 13b.

OPERATIONS:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has sustained significant operating losses in past years and at August 31, 2001 has a negative shareholders' equity of $1,699,489. The Company was funded by its previous parent, NTN, and will continue to be funded by its new parent Zi Corporation, which management believes is sufficient to provide the Company with the ability to continue as a going concern. See Note 13b.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

(A)    BASIS OF PRESENTATION:

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. They are expressed in U.S. dollars and not Canadian dollars, the currency of the primary economic environment in which the Company's operations are conducted.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(B)    PRINCIPLES OF CONSOLIDATION AND MINORITY INTEREST IN SUBSIDIARY:

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, Viewer Services (currently inactive) and Tutorbuddy, and its 75% owned subsidiary, STI. The 25% minority interest liability in STI has been reflected at zero due to operating losses sustained by STI from inception. The 25% minority shareholder shares only in the profits of STI. Accordingly 100% of the losses from STI are reflected in the statement of operations of the Company for all periods.

All significant intercompany balances and transactions have been eliminated.

(C)      CONCENTRATION OF CREDIT RISK:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company believes that concentration with regards to accounts receivable is limited due to its large customer base.

(D)      FOREIGN EXCHANGE TRANSLATION:

The Company maintains its books and records in Canadian dollars, its functional currency.

Canadian dollar accounts in these consolidated financial statements are generally translated into U.S. dollars on the following bases:

[i] The assets and liabilities are translated at the exchange rate in effect at the consolidated balance sheet dates.

[ii] Revenues and expenses are translated at the average rates of exchange in effect during the year.

[iii] Resulting translation adjustments are reflected as a separate component of shareholders' equity.

(E)    FAIR VALUE OF FINANCIAL INFORMATION:

At August 31, 2001 and 2000, the carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short-term maturities of these items.

The carrying amounts of current and long-term notes payable, and other long-term obligations approximate fair value since the interest rates on most of these instruments change with market interest rates.

(F)    CASH AND CASH EQUIVALENTS:

For purposes of the statements of cash flows the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

(G)      ACCOUNTS RECEIVABLE:

The Company values its trade accounts receivable on the reserve method. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. The following table summarizes the activity in the allowance for doubtful accounts for the years ended August 31, 2001, 2000 and 1999.


                                                                    2001              2000             1999
                                                               --------------   --------------    -------------
      Balance at beginning of year                             $     223,476    $     181,624     $      97,222
      Provision                                                       70,007           61,360            84,402
      Accounts written-off                                           (47,471)         (19,508)                -
                                                               --------------   --------------    -------------

      Balance at end of year                                   $     246,012    $     223,476     $     181,624
                                                               =============    =============     =============

(H)    INVENTORIES:

Inventories consist of finished goods held for sale or rent, which are valued at the lower of cost, using the first-in, first-out method, and net realizable value.

(I) PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost less accumulated depreciation. Equipment is depreciated using a declining balance rate of 20%. Computer equipment as well as masters and libraries are depreciated using a declining balance rate of 30%. Automobiles are depreciated on a straight-line basis over 3 years, buildings on a straight-line basis over 25 years, software on a straight-line basis over 3 years and rental equipment and leasehold improvements both on a straight-line basis over 5 years.

On an ongoing basis, management reviews the valuation and depreciation of property and equipment, taking into consideration any events and circumstances which might have impaired the carrying value. The Company assumes there is an impairment if the carrying amount is greater than the expected net future cash flows. The amount of impairment, if any, is measured based on projected discounted future cash flows, using a discount rate that reflects the Company's average cost of funds. See "Recent Pronouncements" below.

(J)    GOODWILL:

Goodwill is stated at cost less accumulated amortization. Amortization is provided using the straight-line basis over a 10-year period.

On an ongoing basis, management reviews the valuation and amortization of goodwill, taking into consideration any events and circumstances which might have impaired the fair value. The Company assumes there is an impairment if the carrying amount is greater than the expected net future cash flows. The amount of impairment, if any, is measured based on projected discounted future cash flows, using a discount rate that reflects the Company's average cost of funds. See "Recent Pronouncements" below.

(K)    INCOME TAXES:

The Company accounts for deferred income tax assets and liabilities based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates, in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 ("ACCOUNTING FOR INCOME TAXES"). See Note 6.

(L)    REVENUES:

The Company generates revenues from video sales and video dubbing. STI's revenues are generated from video encoding.

Revenue from sales are recognized upon shipment. Revenues from digital video dubbing and video encoding are recognized when the dubbing and encoding processes are completed and the products are shipped to the customer.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "REVENUE RECOGNITION IN FINANCIAL STATEMENTS." ("SAB No. 101"). SAB No. 101 expresses the views of the SEC staff in applying generally accepted accounting principles to certain revenue recognition issues. The Company adopted the provisions of SAB No. 101 in the first quarter of fiscal 2001 and its adoption had no material impact on its financial position or its results of operations.

(M)    SHIPPING AND HANDLING COSTS:

In September 2000, the Emerging Issues Task Force issued EITF 00-10, "ACCOUNTING FOR SHIPPING AND HANDLING FEES AND COSTS" ("EITF 00-10"). EITF 00-10 requires shipping and handling fees billed to customers to be classified as revenue and shipping and handling costs to be either classified as cost of sales or disclosed in the notes to the consolidated financial statements. The Company includes shipping and handling fees billed to customers in net sales. Shipping and handling costs associated with outbound freight are included in selling, general and administrative expenses and totaled $62,372, $40,017 and $68,338 in fiscal 2001, 2000 and 1999, respectively.

(N)    ADVERTISING AND PROMOTION:

The Company expenses advertising and promotional costs as incurred. Advertising and promotional expenses were $313,293, $263,500 and $232,657 for the years ended August 31, 2001, 2000, and 1999, respectively.

(O)    RECENT PRONOUNCEMENTS:

In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS" ("SFAS 144"), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF," and portions of Accounting Principles Board Opinion 30, "Reporting the Results of Operations." SFAS 144 provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. SFAS 144 also requires expected future operating losses from discontinued operations to be displayed in the period(s) in which the losses are incurred, rather than as of the measurement date as presently required. The Company is currently assessing the potential impact of SFAS 144 on its future operating results and financial position, but does not believe it will be material.

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "BUSINESS COMBINATIONS" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS" ("SFAS 142"). SFAS 141 requires all business combinations to be accounted for using the purchase method of accounting and is effective for all business combinations completed after June 30, 2001. The adoption of this standard did not impact the Company's operating results or financial condition. SFAS 142 requires goodwill to be tested for impairment under certain circumstances, and written-off when impaired, rather than being amortized as previous standards required. Furthermore, SFAS 142 requires purchased intangible assets to be amortized over their estimated useful lives unless these lives are determined to be indefinite. SFAS 142 is effective for fiscal years beginning after December 15, 2001. The Company does not believe that the adoption of SFAS 142 will materially impact its operating results or financial position.

NOTE 3 - NOTE RECEIVABLE:

This unsecured note receivable from Connolly-Daw Holdings Inc. ("Connolly-Daw"), bears interest at the bank's prime rate, calculated and payable monthly, in arrears. The note, dated September 2000, is payable on demand, however, the Company does not intend to call the note within the next fiscal year. The President and Secretary of Connolly-Daw are the Controller and Chief Executive Officer of the Company, respectively. The bank's prime rate was 5.75% at August 31, 2001 (2000 - 7.5%). This note was forgiven in March 2002 as a result of the sale of the Company to MagicVision Media Inc., subsequent to the balance sheet date (see Note 13).

NOTE 4 - CASH SURRENDER VALUE OF OFFICERS' LIFE INSURANCE:


                                                                     2001             2000
                                                               --------------    --------------
                Gross cash surrender value                     $       28,355    $       26,669
                Less:  Loans                                                -                 -
                                                               --------------    --------------
                Net cash surrender value                       $       28,355    $       26,669
                                                               ==============    ==============

NOTE 5 - PROPERTY AND EQUIPMENT:

Property and equipment consist of the following:


                                                                           2001              2000
                                                                      --------------   -------------
          Buildings                                                   $      527,870   $     527,870
          Rental equipment                                                   922,640         890,493
          Software                                                            25,439           4,659
          Automobiles                                                         15,386          15,386
          Computer equipment                                                 451,534         391,149
          Masters and libraries                                              843,343         594,715
          Leasehold improvements                                              94,266          94,266
                                                                      --------------   -------------
                                                                           2,880,478       2,518,538
          Less: accumulated depreciation and amortization                  1,850,986       1,592,131
                                                                      --------------   -------------
                                                                           1,029,492         926,407
          Add:  land                                                         180,367         180,367
                                                                      --------------   -------------
                                                                      $    1,209,859   $   1,106,774
                                                                      ==============   =============

Depreciation of property and equipment was $261,800, $195,432, and $214,653 for the years ended 2001, 2000 and 1999, respectively. See also Note 13a.

NOTE 6 - INCOME TAXES AND DEFERRED INCOME TAXES:

The provision for income taxes consists of the following:


                                                                    2001              2000             1999
                                                               -------------    -------------     -------------
      CURRENT:
      Federal                                                  $           -    $           -     $           -
      Provincial                                                           -                -                 -
                                                               -------------    -------------     -------------
                                                               $           -    $           -     $           -
                                                               =============    =============     =============

The difference between the provision for income taxes and the amount computed by applying the combined basic Canadian federal and provincial income tax rate of 42.1% (2000 - 43.9%; 1999 - 44.6%) to income before income taxes is as follows:


                                                               2001             2000              1999
                                                         -------------     -------------    -------------
Statutory rate applied to pre-tax loss                   $    (270,627)    $     (83,375)   $    (171,000)
Benefit of current year's losses not recognized                270,627            83,375          171,000
                                                         -------------     -------------    -------------
                                                         $           -     $           -    $           -
                                                         =============     =============    =============


As at August 31, 2001, the Company's deferred tax asset of $245,200, which related primarily to the benefit of losses available for carry forward, have been offset by a 100% valuation allowance, since there is no assurance that the Company will generate future taxable income to utilize such asset. Management will review this valuation allowance requirement periodically and make adjustments as warranted.

NOTE 7 - LONG TERM DEBT:

Loans and notes payable consists of the following:


                                                                         2001             2000
                                                                    ------------    -------------
LOANS PAYABLE
Provincial Holdings Ltd. ("PHL") [I]                                $    479,700    $     479,700
Province of New Brunswick ("PNB") [II]                                         -           12,396
Atlantic Canada Opportunities Agency ("ACOA") [III]                       17,718           23,620
ACOA [IV]                                                                 21,097           24,615
ACOA [V]                                                                  11,900           14,012
Other loans                                                                    -            1,356
                                                                    ------------    -------------
NOTES PAYABLE
Richard Wolfe (Note 10b)                                                  44,630                -
                                                                    ------------    -------------
                                                                         575,045          555,699
Less:  current portion                                                    61,976           23,928
                                                                    ------------    -------------
                                                                    $    513,069    $     531,771
                                                                    ============    =============

[i] In June 1995, STI received an advance of $479,700 from PHL, its 25% shareholder. This loan is evidenced by a demand promissory note signed by STI and bears interest at 6% per annum, compounded annually, commencing October 1995. Interest was forgiven by PHL for the period from October 1, 1995 to September 30, 2000. The carrying value of the loan approximates its fair value. Effective September 2000, the interest rate was amended to 6.75%, compounded annually.

The loan is subject to an agreement dated March 15, 1995 which, inter alia, provides for repayment in full of principal plus interest at the earlier of [a] the commencement of redemption of shares pursuant to a redemption agreement [see note 12b], [b] September 30, 2002 subject to any extension agreed to, or [c] on any breach of STI's obligations under the loan agreement or any other agreement with PHL. The loan is collateralized by the property at 1075 North Service Road West #27, Oakville, Ontario.

[ii] In June 1995, PNB advanced $63,960 to STI. This unsecured loan was subject to a loan agreement dated May 25, 1995 and was evidenced by a demand promissory note which bears interest at 9.7% per annum, calculated half-yearly, not in advance. Subject to a forgiveness agreement outlined below, the principal plus interest was repayable at the earlier of [a] January 31, 1998 or earlier at the option of STI or [b] any breach of STI's obligations under the loan agreement.

A forgiveness agreement dated May 24, 1995 provides that the principal plus interest may be forgiven in whole or in part, the amount dependent upon STI's number of full-time employees during the 1997 calendar year. The loan was fully forgiven during the year ended August 31, 2001.

[iii] ACOA advanced an unsecured non-interest bearing loan to STI in April 1995. The loan is repayable in two quarterly installments of $4,502 commencing May 1, 2000 and thereafter in thirty-nine monthly payments of $590 and one final payment of $610.

[iv] ACOA advanced an unsecured non-interest bearing loan to STI in May 1999. The loan can be increased to a maximum of $69,304. Commencing on October 1, 2000, the loan was repayable as follows: eleven consecutive monthly installments of $320, followed by; thirty consecutive monthly installments of $679, followed by; one final installment of $725.

[v] ACOA advanced an unsecured non-interest bearing loan to STI in September 2000. The loan can be increased to a maximum of $14,735. If the loan is increased to the maximum, the loan would be repayable in seventy-nine equal consecutive, monthly installments of $176, followed by one final installment of $117. The loan is not collateralized by any assets of the Company.

Approximate future annual principal payments for long-term debt, are as follows:

2002                           $      61,976
2003                                 497,046
2004                                  10,454
2005                                   2,111
2006                                   2,111
2007 and thereafter                    1,347
                               -------------
                               $     575,045
                               =============

The fair value of all of the above loans approximates its carrying value.

NOTE 8 - SHARE CAPITAL:

The Company's authorized share capital is comprised of (a) an unlimited number of non-voting, non-cumulative, non-participating, redeemable floating rate class "A" special shares, (b) an unlimited number of voting non-cumulative, non-participating, redeemable, retractable floating class "B" special shares and
(c)an unlimited number of common shares, no par value.

NOTE 9 - RELATED PARTY TRANSACTIONS:

NTN allocated certain overhead and administrative expenses to the Company. These expenses generally consist of salaries and related benefits paid to corporate personnel, rent and other facilities costs. Allocations are based on time spent by personnel and on the pro rata relationship of the Company's operations. The Company believes that all such allocated costs, are reasonable. The Company also generates revenues from services provided to NTN and its other subsidiaries.

The Company's banking functions were performed under a group banking arrangement encompassing NTN and its other subsidiaries. NTN maintains the primary bank account which is utilized by all of its subsidiaries. Interest is charged by NTN and is calculated on the Company's usage of credit facilities.

Transactions with affiliated companies included in the statement of operations for the years ended August 31, are as follows:


                                                             2001                  2000               1999
                                                     ---------------        ---------------     --------------
Revenues                                             $       120,058        $       187,670     $             -
Costs of sales                                                50,424                 78,821                   -
Selling, general and administrative                           55,800                 87,246              71,595
Management fees                                               65,644                 44,956                   -


In March 2002, subsequent to the balance sheet date, NTN waived payment of the Company's payable and such balance was converted to equity in the Company. See
Note 13.

NOTE 10 - BUSINESS ACQUISITIONS:

(A)    1113659 ONTARIO LTD.

Effective June 16, 1999, the Company acquired, an additional 50% of the shares of Viewer Services, thereby making Viewer Services a wholly-owned subsidiary. This acquisition was recorded using the purchase method of accounting for a consideration of $1 and the assumption of net liabilities of approximately $144,000.

(B)    PURCHASE OF RICHARD WOLFF ENTERPRISES, INC.

Pursuant to an asset purchase agreement dated September 1, 2000, the Company acquired the assets and business operations of Richard Wolff Enterprises, Inc. ("RWE"), a company based in Illinois, for a purchase price of $200,000 calculated on a discounted basis. As a result, the Company expanded its library of educational titles and gained access to the international distribution infrastructure formerly held by RWE. The acquisition was accounted for using the purchase method of accounting. The purchase price was allocated to property and equipment. Payment of the purchase price was satisfied by $100,000 in cash and the issuance of four promissory notes with maturity values aggregating $100,000. These promissory notes mature over a period of two years. The fair values of these promissory notes approximate their carrying value. At August 31, 2001, the unpaid balance of these notes aggregated $44,630.

The asset purchase agreement also contains a purchase price adjustment clause whereby the price may be adjusted upwards to a maximum of an additional $100,000 if certain revenue levels are achieved. Specifically, if gross revenues for the acquired business exceed $500,000 for the 12 month period ending August 31, 2001, the Company will pay to RWE $50,000, and if gross revenues exceed $600,000 for the second 12 month period ending August 31, 2002, the Company will pay to RWE an additional $50,000. This condition has not currently been met.

The operating results related to the acquisition are included in the Company's consolidated statements of operations and retained earnings from the date of acquisition. Pro-forma information has not been provided for the prior year because it is not material.

NOTE 11 - SEGMENT INFORMATION:

The Company operates in the educational video and software, video dubbing and digital encoding services industries. Business segment information for the years ended August 31, 2001, 2000 and 1999 are as follows:

                                              2001              2000             1999
                                         -------------    -------------     -------------
EXTERNAL REVENUE
Video and software                       $   2,115,910    $   2,569,253     $   2,679,168
Video dubbing                                  447,198          683,610           459,031
Digital encoding                               503,932          350,226           310,319
Other                                           28,278                -                 -
                                         -------------    -------------     -------------
                                         $   3,095,318    $   3,603,089     $   3,448,518
                                         =============    =============     =============
INTER-SEGMENT REVENUE
Video and software                       $           -    $           -     $     310,571
Video dubbing                                   38,844          169,816           169,456
Digital encoding                                76,081                -                 -
                                         -------------    -------------     -------------
                                         $     114,925    $     169,816     $     480,027
                                         =============    =============     =============
OPERATING PROFIT (LOSS)
Video and software                       $    (615,847)   $    (109,470)    $    (278,765)
Video dubbing                                        *           45,943           (61,233)
Digital encoding                               (36,783)         (75,453)          (43,410)
                                         --------------   --------------    --------------
                                         $    (652,630)   $    (138,980)    $    (383,408)
                                         ==============   ==============    ==============
IDENTIFIABLE ASSETS
Video and software                       $   1,651,389    $   1,745,330     $   2,091,629
Video dubbing                                  429,272          436,612           423,946
Digital encoding                               152,884          214,625           433,869
                                         -------------    -------------     -------------
                                         $   2,233,545    $   2,396,567     $   2,949,444
                                         =============    =============     =============
* Included in Video and software in 2001.

CAPITAL EXPENDITURES
Video and software                       $     237,718    $      84,389     $      73,052
Video dubbing                                    1,127           13,709            43,659
Digital encoding                                26,040            7,907            53,845
                                         -------------    -------------     -------------
                                         $     264,885    $     106,005     $     170,556
                                         =============    =============     =============
DEPRECIATION & AMORTIZATION
Video and software                       $     196,583    $     132,749     $     145,807
Video dubbing                                   45,255           41,570            39,477
Digital encoding                                23,925           24,134            31,259
                                         -------------    -------------     -------------
                                         $     265,763    $     198,453     $     216,543
                                         =============    =============     =============

NOTE 12 - COMMITMENTS:

(A)     LEASE COMMITMENTS:

The future minimum annual lease payments under operating leases are as follows:

                                  Office
                                 Equipment       Premises         Total
                               -------------  -------------   -------------
2002                           $      33,683  $      98,166   $     131,849
2003                                  31,044         84,916         115,960
2004                                  22,569         46,023          68,592
2005                                  20,403         27,928          48,331
                               -------------  -------------   -------------
                               $     107,699  $     257,033   $     364,732
                               =============  =============   =============

Operating lease expenses were $108,380 for 2001, $189,847 for 2000, and $209,430 for 1999.

(B)    REDEMPTION OF SHARES OF SUBSIDIARY:

STI, a subsidiary, entered into a redemption agreement dated March 15, 1995 with its 25% minority shareholder, PHL. Shares held by PHL may be redeemed by STI in minimum numbers of five after December 31, 1997 provided STI has repaid all indebtedness to PHL and PNB, or the PNB indebtedness has been forgiven, and must be redeemed in full on or before September 20, 2002.

The redemption price is calculated at the higher of [i] the purchase price per share ($0.04), or [ii] the purchase price per share plus the increase per share in retained earnings of the corporation to the date of redemption, calculated by adding back to the retained earnings the pro rata share applicable to the number of shares being redeemed, of all interest paid or accrued on the loan by PHL and to the corporation in the amount of $750,000 and deducting therefrom the interest actually paid, pro rata to the number of shares being redeemed. There has been no repayment on the loan as at August 31, 2001.

As at August 31, 2001, the redemption value of the shares, totaled a nominal amount.

(C)    EMPLOYMENT AGREEMENTS:

The Company entered into an employment agreement with its President for a two year term which expires in June 2002. The remaining commitment for fiscal 2002 is approximately $81,000.

(D)    GUARANTEE:

A loan from a bank on NTN's books is collateralized by a fixed debenture of $1,000,000, hypothecated to the Company's land and building and a guarantee and postponement of claim of $650,000 signed by the Company. At August 31, 2001, the outstanding balance of this loan amounted to approximately $781,000.

The Company is also a guarantor for a debt of NTN to a third party. At August 31, 2001 the outstanding balance of this loan was $1,700,000. As a condition of the sale of the Company on March 18, 2002, subsequent to the balance sheet date (see Note 13), the Company was released from the guarantees.

NOTE 13 - SUBSEQUENT EVENTS:

(A)     BUILDING SALE:

On January 23, 2002, subsequent to the balance sheet date, the Company sold its land and building to 484751 Canada, Inc. a subsidiary of NTN for $505,200.

(B)     SALE OF MAGICVISION TO ZI:

On March 18, 2002, subsequent to the balance sheet date, in consideration for $1,168,275, NTN sold 100% of the stock of the Company to MagicVision, which was formed and owned by certain executive/management employees of the Company, for purposes of the management buyout. Indebtedness of the Company to NTN in the amount of $2,017,155 was discharged in exchange for 100 common shares of the Company. As a condition of and prior to the sale, NTN acquired, for no consideration, 100% of the issued and outstanding shares of Viewer Services, a currently inactive subsidiary of the Company.

In addition, on March 18, 2002, Zi purchased 100% of the issued and outstanding shares of the MagicVision for $1,358,275 plus 100,000 common shares of Zi, which were valued at $498,885. Accordingly, effective March 18, 2002, MagicVision became the new 100% owner of the Company and became a wholly owned subsidiary of Zi.

(C)     ETOBICOKE OFFICE AND FACILITY LEASE:

In connection with the Company's sale to MagicVision, the Company entered into a lease agreement for office and an operating facility located in Etobicoke, Ontario with a subsidiary of NTN for a term of six months through September 17, 2002 at a monthly rent of $4,610.

(D)     OAKVILLE OFFICE AND FACILITY LEASE:

On May 14, 2002, the Company entered into a new lease agreement for premises in Oakville, Ontario. The terms of the lease are for six years from August 1, 2002 until July 31, 2008. Future minimum annual lease payments are as follows:

                           2002                             $      30,011
                           2003                                    72,027
                           2004                                    85,360
                           2005                                    80,028
                           2006                                    80,028
                           2007 and thereafter                     126,711
                                                            --------------
                                                            $      474,165

(E)     PROPOSED SALE OF MAGICVISION BY ZI

On June 5, 2002 subsequent to the balance sheet date, Zi signed a letter of intent to sell all the issued and outstanding shares of MagicVision (the Company's new parent) to JKC Group, Inc. ("JKC") for $12,222,500. The purchase price, which is subject to change, will be payable (i) $9,222,500 by issuance of 29,750,000 common shares of JKC at a deemed price of $.31 per share and (ii) $3,000,000 to be evidenced by an unsecured promissory note payable three years after the closing date, and bears interest at 5% per annum. The purchase price is subject to adjustment based on specified performance targets for the first year of Company operations after completion of the transaction.

                               FORM OF PROXY CARD


FRONT:



                                                  JKC GROUIP, INC.
                            (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                    DIRECTORS) JKC GROUP, INC. - PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS AT 9:00 A.M., NOVEMBER __, 2002, AT
                    111 WEST 40TH STREET, 12TH FLOOR, NEW YORK, NEW YORK


                    The undersigned hereby appoints Jon Siskind and Beverly Roseman, and each of them, with full power of substitution, as Proxies to vote the Common Stock of the undersigned at the aforementioned Special Meeting, and any adjournments thereof, upon the matters set forth in the Notice of Special Meeting and Proxy Statement, as follows:

         1. Issuance of 29,750,000 shares of common stock in acquisition of the Lantern Group

               / / FOR                 / / AGAINST           / / ABSTAIN

         2.   Change in corporate name

               / / FOR                 / / AGAINST           / / ABSTAIN

         3.   Approval of Lantern Option Plan

               / / FOR                 / / AGAINST           / / ABSTAIN


         This Proxy will be voted as specified. If no specification is made, it will be voted FOR Proposals1 through 3. Proposals 2 and 3 will not be implemented, even if approved by shareholders, unless Proposal 1 is approved by shareholders and the acquisition of the Lantern Group is consummated.









BACK:




     Any Proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged. Do you plan to attend the Meeting? / / Yes / / No

                    Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

                    DATED:_______________________________, 2002

                    ___________________________________________________

                    ___________________________________________________

                    (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on the card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)